Execution Version

Exhibit 10.22

Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

between

VENTURE GLOBAL CP2 LNG, LLC

as Owner

and

WORLEY FIELD SERVICES INC.

as Contractor

Dated as of May 12, 2023

RELATING TO PHASE 1 OF THE LNG EXPORT AND LIQUEFACTION FACILITY

TO BE LOCATED ON THE CALCASIEU SHIP CHANNEL

IN CAMERON PARISH, LOUISIANA

Execution Version

i

Execution Version

	6.7	FINAL PAYMENT	46
	6.8	OWNER’S RIGHT TO WITHHOLD PAYMENT	47
	6.9	RELEASE OF LIABILITY	48
7.	SCHEDULE BONUSES		48
	7.1	INTERIM MILESTONE BONUSES	48
	7.2	PRIMARY MILESTONE BONUSES	49
	7.3	SUPER PRIMARY MILESTONE BONUSES	49
	7.4	LIMITATIONS	50
8.	COST OVERRUN; COST SAVINGS		51
	8.1	TOTAL COSTS	51
	8.2	COST OVERRUN	52
	8.3	COST SAVINGS	53
9.	PERFORMANCE SECURITY		53
	9.1	TYPES OF PERFORMANCE SECURITY	53
	9.2	PERFORMANCE AND PAYMENT BONDS	53
	9.3	CONTRACTOR GUARANTEES	54
10.	QUALITY CONTROL AND INSPECTION		55
	10.1	QUALITY MANAGEMENT PLAN	55
	10.2	DEFECTS AND DEFICIENCIES	55
	10.3	INSPECTION RIGHTS	56
	10.4	THIRD PARTY INSPECTION	56
	10.5	EFFECT OF WAIVER OF INSPECTION RIGHTS	57
11.	HEALTH, SAFETY, SECURITY AND ENVIRONMENT		57
	11.1	COMPLIANCE	57
	11.2	HSSE PROGRAM	57
	11.3	SAFEGUARDS	58
	11.4	HSSE INCIDENTS	58
12.	CHANGES IN THE WORK		59
	12.1	GENERAL	59
	12.2	CHANGE ORDER PROCESS	60
	12.3	DISPUTED CHANGES	62
	12.4	CHANGES DUE TO UNKNOWN SUBSURFACE CONDITIONS	62
	12.5	INFORMATION REQUESTS	63

Execution Version

13.	PROJECT SCHEDULE AND MONTHLY PROGRESS REPORTS		63
	13.1	GENERAL	63
	13.2	PROJECT SCHEDULE	63
	13.3	MONTHLY PROGRESS REPORTS	63
14.	TRAINING		64
15.	TESTING		64
	15.1	FACTORY TESTS	64
	15.2	DEMONSTRATION TESTING	65
	15.3	PERFORMANCE TESTING	65
	15.4	CORRECTION OF PERFORMANCE DEFECTS OR DEFICIENCIES	67
16.	TIME FOR PERFORMANCE AND SCHEDULE		68
	16.1	TIME FOR COMPLETION	68
	16.2	FAILURE TO MITIGATE	68
	16.3	RECOVERY AND ACCELERATION OF WORK	69
17.	SUSPENSION OR REJECTION OF THE WORK		69
	17.1	GENERAL	69
	17.2	COMPENSATION TO CONTRACTOR FOR SUSPENSION	70
	17.3	REJECTION OF WORK	70
	17.4	CORRECTION OF WORK OR MATERIAL	71
	17.5	FAILURE TO CORRECT MATERIAL	71
	17.6	OTHER MATERIAL OR WORK DAMAGED	71
18.	LNG PRODUCTION SYSTEM COMPLETION		71
	18.1	LNG PRODUCTION SYSTEM MECHANICAL COMPLETION	71
	18.2	LNG PRODUCTION SYSTEM RFSU	72
	18.3	LNG PRODUCTION SYSTEM SUBSTANTIAL COMPLETION	73
19.	FACILITY COMPLETION		74
	19.1	FACILITY MECHANICAL COMPLETION	74
	19.2	FACILITY SUBSTANTIAL COMPLETION	75
	19.3	READY FOR SHIP LOADING	76
	19.4	FINAL COMPLETION	76
	19.5	PUNCH LIST ITEMS	78
20.	WARRANTY FOR DEFECTS		78
	20.1	IN GENERAL	78

Execution Version

	20.2	SPECIFIC WARRANTIES	79
	20.3	NOTICE OF DEFECTS OR DEFICIENCIES	80
	20.4	EXTENSION OF WARRANTY PERIOD	80
	20.5	FAILURE TO REMEDY DEFECTS	80
	20.6	REMOVAL AND OWNERSHIP OF DEFECTIVE WORK	81
	20.7	FURTHER TESTS	81
	20.8	RIGHT OF ACCESS	81
	20.9	SUBCONTRACTOR WARRANTIES	81
	20.10	NO IMPLIED WARRANTIES	82
	20.11	REPAIRS AND TESTING BY OWNER	82
	20.12	SURVIVAL OF WARRANTIES	82
21.	LIABILITY		83
	21.1	TOTAL LIABILITY CAP	83
	21.2	NO CONSEQUENTIAL DAMAGES	83
22.	PERFORMANCE TESTS; LIQUIDATED DAMAGES		84
	22.1	PERFORMANCE TESTS	84
	22.2	SCHEDULE DELAY LIQUIDATED DAMAGES FOR FAILURE TO ACHIEVE LNG PRODUCTION SYSTEM SUBSTANTIAL COMPLETION OR FACILITY SUBSTANTIAL COMPLETION BY AN APPLICABLE DEADLINE	84
	22.3	LIQUIDATED DAMAGES CAP	87
	22.4	PAYMENT	88
	22.5	LIQUIDATED DAMAGES REASONABLE	88
	22.6	EFFECT ON OTHER PROVISIONS	88
23.	SUBCONTRACTORS		89
	23.2	CONTRACTOR RESPONSIBLE FOR WORK	90
	23.3	ASSIGNMENT	90
24.	LABOR RELATIONS		91
	24.1	GENERAL MANAGEMENT OF EMPLOYEES	91
	24.2	WAGES AND CONDITIONS	91
	24.3	VIOLATIONS	91
	24.4	DISPUTES	91
	24.5	STATUTORY EMPLOYER	91
	24.6	LOCAL LABOR	92
	24.7	COMMUNITY IMPACTS	92

Execution Version

v

Execution Version

32.	TERMINATION FOR CONVENIENCE		115
	32.1	GENERAL	115
	32.2	CLAIMS FOR PAYMENT FOLLOWING TERMINATION FOR CONVENIENCE	116
33.	FORCE MAJEURE		116
	33.1	EXTENSION OF TIME FOR FORCE MAJEURE EVENT	116
	33.2	CONTRACTOR’S RESPONSIBILITY	116
	33.3	CONTINUING RESPONSIBILITY OF CONTRACTOR	116
	33.4	PERFORMANCE NOT EXCUSED	116
34.	DUTIES AND TAXES		117
	34.1	ALLOCATION OF RESPONSIBILITIES	117
	34.2	LOUISIANA TAX AND INCENTIVES PROVISIONS	117
35.	BINDING AGREEMENT; ASSIGNMENT		118
	35.1	BY OWNER	118
	35.2	BY CONTRACTOR	118
36.	DISPUTES		118
	36.1	DISPUTE RESOLUTION	118
	36.2	CONTINUATION OF WORK DURING DISPUTE	120
37.	INDEPENDENT CONTRACTOR		120
	37.1	GENERAL	120
	37.2	EMPLOYEES	120
	37.3	RESPONSIBILITY FOR SUBCONTRACTORS, ETC	120
38.	NOTICES AND COMMUNICATIONS		121
	38.1	REQUIREMENTS	121
	38.2	EFFECTIVE TIME	122
	38.3	TECHNICAL COMMUNICATIONS	122
39.	FINANCING MATTERS		122
40.	COMPLIANCE WITH LAWS		122
	40.1	ANTI-CORRUPTION	122
	40.2	RECORDS	124
	40.3	EXPORT CONTROLS	124
	40.4	SUBCONTRACTORS; INDEMNIFICATION	125

Execution Version

41.	MISCELLANEOUS		125
	41.1	FURTHER ASSURANCES AND EXPENSES	125
	41.2	RECORD RETENTION	125
	41.3	NO WAIVER	125
	41.4	SEVERABILITY	126
	41.5	BINDING ON SUCCESSORS	126
	41.6	GOVERNING LAW	126
	41.7	SET-OFF	126
	41.8	AMENDMENT	127
	41.9	HEADINGS FOR CONVENIENCE ONLY	127
	41.10	NONDISCRIMINATION	127
	41.11	COUNTERPART EXECUTION	127
	41.12	THIRD-PARTY BENEFICIARIES	127
	41.13	SURVIVAL OF OBLIGATIONS	127
	41.14	ENTIRE AGREEMENT	128
	41.15	RELATIONSHIP	128
	41.16	LIMITED RECOURSE	128

Execution Version

Exhibits:

Exhibit A	Scope of Work; Applicable Codes and Standards
Exhibit B	Compensation
	Exhibit B-1	Direct Costs and Non-Reimbursable Costs
	Exhibit B-2	[Reserved]
	Exhibit B-3	Target Price Components
	Exhibit B-4	Cover Costs Examples
	Exhibit B-5	Payment Procedures
Exhibit C	Contractor Rates
Exhibit D	Schedule Milestones
Exhibit E	Project Schedule
Exhibit F	Contract Forms
	Exhibit F-1	Form of Contractor Certificate for Partial Waiver of Liens
	Exhibit F-2	Form of Subcontractor Certificate for Partial Waiver of Liens
	Exhibit F-3	Form of Contractor Certificate for Final Waiver of Liens
	Exhibit F-4	Form of Subcontractor Certificate for Final Waiver of Liens
	Exhibit F-5	Form of Consent and Agreement
	Exhibit F-6	Form of Contractor Guarantee
	Exhibit F-7	Form of Request for Payment
	Exhibit F-8	Form of Limited Notice to Proceed
	Exhibit F-9A	Form of Performance Bond
	Exhibit F-9B	Form of Payment Bond
	Exhibit F-10	Form of Change Order
	Exhibit F-11	Form of LNG Production System Mechanical Completion Certificate
	Exhibit F-12	Form of LNG Production System RFSU Certificate
	Exhibit F-13	Form of Notice to Proceed
	Exhibit F-14	Form of Title Insurance Indemnity Undertaking
	Exhibit F-15	Form of Payment Status Affidavit (Contractor)
	Exhibit F-16	Form of Subcontractor’s Payment Status Affidavit
	Exhibit F-17	Form of Certificate of Achievement
	Exhibit F-18	Form of Certificate of Schedule Milestone Achievement
Exhibit G	Training Requirements
Exhibit H	Schedule of Major Vendors
Exhibit I	Progress Reporting and Progress Meetings
Exhibit J	Document Control and Information Management
Exhibit K	List of Contractor’s Key Personnel
Exhibit L	Permits, Licenses and Government Approvals
Exhibit M	Relied Upon Information
Exhibit N	Owner Supplied Information
Exhibit O	Schedule of Major Subcontractors
Exhibit P	Mechanical Completion, Commissioning, Start-up and Substantial Completion
Exhibit Q	Owner Personnel
Exhibit R	Demonstration Tests and Performance Tests
Exhibit S	LNG Production System Handover Packages

Execution Version

Exhibit T	Requirements for Simultaneous Operation
Exhibit U	Health, Safety, Security and Environment Requirements
Exhibit V	First Fills and Catalysts
Exhibit W	Open Cost Items
Exhibit X	Cost Overrun and Cost Savings Adjustments
Exhibit Y	Coordination Procedure
Exhibit Z	CP2 Phase 2 EPC Term Sheet

2

Execution Version

THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (this “Agreement”) is made and entered into as of May 12, 2023 (the “Effective Date”) by and between VENTURE GLOBAL CP2 LNG, LLC (“Owner”), a limited liability company duly organized and validly existing under the laws of the State of Delaware domiciled in and with its principal place of business located at 1001 19th Street North, Suite 1500, Arlington, VA 22209, and WORLEY FIELD SERVICES INC., a corporation duly organized and validly existing under the laws of Texas with its principal place of business at 5995 Rogerdale Rd., Houston, TX 77072 (the “Contractor”).

W I T N E S E T H

WHEREAS, Owner is developing and intends to own and operate natural gas liquefaction facilities, including two phases, an export terminal and LNG storage facilities located on the Calcasieu Ship Channel in Cameron Parish, Louisiana, all as more fully described herein and the Exhibits hereto;

WHEREAS, Owner desires to engage Contractor to perform certain design, engineering, procurement, and construction-related services in respect of the first phase, with a nameplate capacity of fourteen decimal four (14.4) million metric tonnes per annum of LNG, all as more fully described herein and in the Exhibits hereto;

WHEREAS, Contractor has (a) been provided and reviewed the conceptual drawings, the Owner Contracts and the other information relating to the Facility (as hereinafter defined) and all other documents relating to the Facility which Contractor and Owner have deemed necessary in connection with this Agreement, (b) inspected the Job Site (as hereinafter defined), and (c) performed or reviewed such other investigations, studies and analyses, which Contractor has determined to be necessary or prudent, in connection with the performance of the Work (as hereinafter defined);

WHEREAS, Contractor has represented that it is experienced and qualified in providing technical assistance, licensing, engineering, procurement, supply, construction management, construction, Pre-Commissioning (as hereinafter defined), Commissioning (as hereinafter defined) and testing services, and that it possesses the requisite expertise and resources to complete the Work to be performed by it; and

WHEREAS, Contractor desires to complete the Work for Owner.

NOW, THEREFORE, in consideration of the sums to be paid to Contractor by Owner and of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms when capitalized herein (including the Exhibits) shall have the following meanings:

Execution Version

“Abandonment of the Project” means Contractor’s refusal to perform substantially all home office activities and field construction operations in a manner that manifests the intent by Contractor of not completing the Work under this Agreement.

“Affiliate” means, in relation to any Person, any other Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, such Person; or (b) which directly or indirectly beneficially owns or holds fifty percent (50%) or more of any class of voting stock or other equity interests of such Person; or (c) which has fifty percent (50%) or more of any class of voting stock or other equity interests that is directly or indirectly beneficially owned or held by such Person; or (d) who either holds a general partnership interest in such Person or such Person holds a general partnership interest in the other Person. For purposes of this definition, the word “controls” means possession, directly or indirectly of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or otherwise. For the avoidance of doubt, the Contractor Guarantor shall be deemed to be an Affiliate of Contractor under this Agreement.

“Agreement” has the meaning set forth in the introductory paragraph hereof, and shall be deemed to include all Exhibits to this Agreement, as each of the foregoing may be amended, modified and supplemented from time to time pursuant to the terms hereof.

“Anti-Corruption Laws” has the meaning set forth in Section 40.1.2.

“Applicable Codes and Standards” means those certain codes, requirements and standards applicable to the Facility, the Job Site, the Work, Contractor and/or any Subcontractors set forth in Exhibit A or in any applicable Law. In the event of an inconsistency or conflict between any of the Applicable Codes and Standards, the more stringent standard as contemplated therein shall govern Contractor’s performance under this Agreement.

“Applicable Deadline” means an LNG Production System Substantial Completion Deadline, the Facility Substantial Completion Deadline or the Final Completion Deadline, as applicable.

“Base Target Price” means, as of any date, an amount equal to the sum of the Direct Costs (other than Tax Costs) components of the Target Price as of such date.

“BH” means Baker Hughes Energy Services LLC, a Delaware limited liability company.

“BH Testing Delay” has the meaning set forth within the definition of Owner Caused Delay.

“Block” means a grouping of two (2) Liquefaction Trains in a Liquefaction Train System.

“Btu” or “British Thermal Unit” means the amount of heat required to raise the temperature of one avoirdupois pound of pure water from fifty-nine degrees (59°) Fahrenheit to sixty degrees (60°) Fahrenheit at a pressure of fourteen point six nine six (14.696) pounds per square inch absolute (psia).

Execution Version

“Business Day” means any Day other than a Saturday, Sunday or a legal holiday in the State of New York (solely for the purpose of a payment obligation) or the State of Louisiana (with respect to all other obligations).

“Certificate of Achievement” means the certificate, in substantially the form set forth as Exhibit F-17, to be provided by Contractor confirming in writing that the particular Margin Milestone has been achieved and explaining how it was achieved.

“Certificate of Schedule Milestone Achievement” means the certificate, in substantially the form set forth as Exhibit F-18, to be provided by Contractor confirming in writing that the particular Schedule Milestone has been achieved and explaining how it was achieved.

“Change in Law” means (a) the enactment or issuance of any new Law or Permit applicable to the Facility, the Job Site and/or the Parties, (b) the amendment, alteration, modification or repeal of any existing Law or Permit applicable to the Facility (including any change to Facility noise or emissions limitations), the Job Site and/or the Parties, or (c) any authoritative interpretation of any existing Law or Permit applicable to the Facility, the Job Site and/or the Parties, expressed in writing and issued by a Government Authority that is contrary to the existing official interpretation thereof, which in the case of any of (a), (b) or (c) above is enacted or adopted and is imposed and/or comes into effect after the Effective Date, and that must be complied with in order for the Facility to be constructed or operated lawfully; provided, however, that any change in any Law relating to income, capital, net worth or income withholding taxes shall not constitute a Change in Law for purposes hereof.

“Change Order” means a document issued pursuant to Article 12 which authorizes, as applicable, a change in or to (a) the Work or the requirements set forth in Exhibit A, (b) the Target Price, (c) the Project Schedule, (d) the Critical Path, (e) an Applicable Deadline, (f) the Demonstration Tests; (g) Performance Tests (or protocol therefor); or (h) any right, liability or obligation of a Party or any other provision hereof, and is in the form attached hereto as Exhibit F-10.

“Commissioning” means the commissioning activities performed by Contractor with respect to an LNG Production System after LNG Production System Mechanical Completion and Pre-Commissioning for such LNG Production System has occurred, as set forth in Exhibit P and Owner has accepted a Ready for Commissioning Certificate for such LNG Production System in accordance with Exhibit P. Commissioning includes all of the activities that are required to be completed in order to put the equipment and facilities into operation, to dynamically verify functionality of equipment and to ensure that systems, or facilities forming part of a system, are in accordance with specified requirements to bring that system into operation, including specialist flushing and cleaning, chemical and hydraulic cleaning, drying, oxygen freeing nitrogen and helium testing.

“Completion Date” means the applicable Schedule Milestone Completion Date as set forth in Exhibit D – Appendix 2, or any of them as the context may require.

“Confidential Information” has the meaning set forth in Section 27.1.

“Consent and Agreement” has the meaning set forth in Article 39.

Execution Version

“Contractor” has the meaning set forth in the introductory paragraph hereof, and includes legal successors and permitted assigns as may be accepted by Owner, in writing, pursuant to the terms of this Agreement.

“Contractor Confidential Information” has the meaning set forth in Section 27.1.2.

“Contractor Guarantee” means the guarantee issued by the Contractor Guarantor in the form of Exhibit F-6.

“Contractor Guarantor” means Worley Limited.

“Contractor Indemnitee” means Contractor, the Contractor’s Representative, and all Affiliates, officers, directors, employees and agents thereof.

“Contractor Intellectual Property” means all Intellectual Property that is (a) (i) owned by or licensed to Contractor as of the Effective Date or by Contractor’s Affiliates as of the Effective Date or (ii) acquired during the term of this Agreement other than in connection with the Work, (b) disclosed by Contractor hereunder, and (c) necessary for, or used or held for use by Contractor and/or any Subcontractor in connection with the performance, completion, design, construction, installation, operation, maintenance, repair, replacement, modification, alteration or reconstruction of the Work.

“Contractor’s G&A” means, in respect of each month that Contractor is eligible for reimbursement of Direct Costs, Contractor’s general and administrative expenses for such month, which shall be a fixed percentage during the term hereof and equal at all times to (i) [***] of the sum of the amount of Direct Costs (other than Tax Costs) that are reimbursable to Contractor in respect of such month plus (ii) [***] of the sum of the amount of Tax Costs that are reimbursable to Contractor in respect of such month, all as specifically defined in Exhibit B-1.

“Contractor’s Margin” means, in respect of each month that Contractor is eligible for reimbursement of Direct Costs, Contractor’s profit margin for such month in respect of such Direct Costs, which shall be equal at all times to the sum of the amount of Direct Costs that are reimbursable to Contractor in respect of such month multiplied by the Margin Percentage all as specifically defined in Exhibit B-1. In respect of each Margin Milestone, the payment of Contractor’s Margin for such Margin Milestone shall be calculated as follows:

CM = Base Target Price x MP x FP

Where:

CM = Contractor’s Margin for the relevant Margin Milestone

MP = the Margin Percentage, as adjusted pursuant to Section 8.2.

FP = the fixed milestone percentage for the relevant Margin Milestone set forth in Appendix 1 of Exhibit D.

Execution Version

“Contractor’s Representative” means Contractor’s employee designated by Contractor pursuant to Section 3.8.32.

“Contractor Taxes” has the meaning set forth in Section 34.1.

“Corrective Work” has the meaning set forth in Section 20.1.3.

“Cost Overrun” means an amount equal to the amount by which the Total Costs less Contractor’s Margin exceeds the Target Price less Contractor’s Margin.

“Cost Savings” means an amount equal to the amount by which the Target Price exceeds the Total Costs.

“Cover Costs” has the meaning set forth in Section 31.3.

“CP Express Pipeline” means, collectively, the natural gas pipelines interconnected with the Facility, as more specifically described in Exhibit A.

“Critical Path” means the longest duration series of interdependent engineering, procurement, construction, Pre-Commissioning, Commissioning and testing activities described in or prepared in accordance with Exhibit E relating to the Work logically connected end to end using critical path method precedence networking techniques that determines the shortest total duration of the Project Schedule from the commencement of the Work to Facility Substantial Completion or Applicable Deadline, if different, which techniques shall be agreed to in writing by Owner and Contractor prior to the Notice to Proceed Date.

“Day” or “day” means a period of twenty-four (24) consecutive hours from 12:00 midnight (Central time), and shall include Saturdays, Sundays and all holidays except that in the event a time period set forth herein expires on a Day that is not a Business Day, such period shall be deemed to expire on the next Business Day thereafter.

“Defects” or “Deficiencies” means any components, tools, Materials, installation (including the installation and integration of Owner Furnished Equipment and Materials by Contractor or its Subcontractors), construction, workmanship or Work (including any Corrective Work) that, in Owner’s reasonable judgment, (a) do not conform to the terms of this Agreement or any Warranty or (b) are not of uniform good quality, or designs which fail to conform to the Applicable Codes and Standards, Owner Standards and all other requirements of this Agreement, including Exhibit A (to the extent designed by Contractor or its Subcontractors), application, manufacture or workmanship, or that contain improper or inferior workmanship. Defects and Deficiencies shall not be deemed to include breakdown or damage caused by (i) Owner’s negligence or willful misconduct, (ii) Owner’s failure to supply Owner Furnished Equipment and Materials, or failure of the Owner Furnished Equipment and Materials to perform in accordance with the applicable Owner Contract pursuant to which such Owner Furnished Equipment and Materials were purchased by Owner, or Owner’s failure to perform the Owner Scope of Work, (iii) Owner’s failure to operate or maintain an LNG Production System or the Facility in accordance with operations and maintenance manuals provided to Owner by Contractor, (iv) any repair, alteration or modification by third parties (unless such third party was approved by Contractor or was retained by Owner to perform such repair, alteration or modification in

Execution Version

accordance with this Agreement where Contractor failed to initiate correction of Work), (v) normal wear and tear, or (vi) any effects of the elements on, or use outside of the design parameters of, an LNG Production System or the Facility, including distortion, corrosion, abrasion, material changes to the operating conditions (such as temperature, pressure, or changes in material product composition).

“Deliverables” means all Drawings and Specifications, records, manuals, programs, registers and written procedures required pursuant to the terms of this Agreement (including Exhibit Y) or otherwise to operate and maintain the Work and the Facility and training of the Facility’s operation and maintenance personnel via classroom and hands-on sessions pursuant to the terms hereof, excluding Deliverables provided under the Owner Contracts.

“Demonstration Tests” has the meaning set forth in Exhibit R.

“Direct Costs” means the actual, verifiable and documented costs incurred by Contractor with respect to the performance of the Reimbursable Work based upon the labor rates, unit rates and actual out-of-pocket costs and expenses, in each case, as described in more particular detail in Exhibit B-1 and Exhibit C and that are incurred by Contractor in accordance with this Agreement, excluding any Non-Reimbursable Costs.

“Dispute” has the meaning set forth in Section 36.1.1.

“Dollar” and “$” means the lawful currency of the United States of America.

“Drawings and Specifications” means all specifications, calculations, designs, plans, drawings, engineering and analyses, operation and maintenance manuals, original equipment manufacturer manuals, material safety data sheets, operating instructions, system checklists, startup procedures, Pre-Commissioning, Commissioning procedures and checklists, System Turnover Packages, alignment checklists and all other documents of the Work, including the structure and foundation thereof, either (a) described in or attached to this Agreement or (b) prepared or modified by Contractor or any Subcontractor with respect to the Work, excluding Drawings and Specifications provided under the Owner Contracts.

“EAR” has the meaning set forth in Section 40.3.1.

“Effective Date” has the meaning set forth in the preamble.

“Environmental Laws” means any Law relating to the regulation or protection of human health, safety, natural resources or the environment or to the remediation, manufacture, generation, production, installation, use, sale, storage, treatment, transportation, Release, threatened Release, exposure to, or disposal of Hazardous Substances.

“Estimated Monthly Amount” has the meaning set forth in Section 6.3.1.

“Export Controls” has the meaning set forth in Section 40.3.1.

“Facility” means (a) the first phase of Owner’s CP2 LNG export terminal and liquefaction project, with a nameplate capacity of fourteen decimal four (14.4) MTPA of LNG, to be located

Execution Version

at the Job Site and more specifically described as the fully operational, complete project (including Materials and Owner Furnished Equipment and Materials incorporated therein) to be designed, engineered, procured, constructed, pre-commissioned, tested, delivered and warranted under this Agreement in order to successfully pass the Performance Tests and meet or exceed the requirements set forth in Exhibit A, and consisting of the Liquefaction Train System, the LNG Storage Tanks, the Pre-Treatment System and the marine terminal and including all Materials necessary to safely and efficiently transport and process Feed Gas through each LNG Production System, load and store LNG in the LNG Storage Tanks, transport LNG to, and load LNG on, an LNG Tanker, and otherwise process, transport, store load and unload LNG and Feed Gas, all as more particularly described in Exhibit A together with the supporting improvements and interconnections related thereto, as specifically addressed in the Exhibits hereto, and (b) the Power Plant.

“Facility Mechanical Completion” means the acceptance by Owner of the Facility after satisfaction of the applicable conditions set forth in Exhibit P and Section 19.1.

“Facility Mechanical Completion Date” means the date on which Facility Mechanical Completion occurs in accordance with Section 19.1.

“Facility Performance Tests” has the meaning set forth in Section 15.3.4.

“Facility Schedule Delay Liquidated Damages” means the amounts to be paid by Contractor to Owner in accordance with the provisions of Section 22.2.5 as liquidated damages for the delay in the achievement of Facility Substantial Completion.

“Facility Schedule Delay Liquidated Damages Cap” has the meaning set forth in Section 22.3.1(e).

“Facility Substantial Completion” means the completion of the Facility in accordance with and to the extent set forth in Section 19.2.

“Facility Substantial Completion Date” means the date on which Facility Substantial Completion occurs in accordance with Section 19.2.

“Facility Substantial Completion Deadline” means the date identified on Exhibit D.

“Feed Gas” means natural gas, in gaseous form, which consists of gas transported by natural gas pipelines in the United States of America.

“Feed Gas Interconnection” means the installation of the Materials to the Pipeline Tie Point(s) and all other activities necessary to effect interconnection of the Facility with the civil, mechanical, electrical and control systems of the CP Express Pipeline.

“FERC” means the Federal Energy Regulatory Commission and its successors.

“FERC Authorization” means the authorization by FERC granting to Owner the approvals requested in that certain application filed by Owner with FERC in FERC Docket #CP22-21-000 (as may be amended from time to time) pursuant to Section 3(a) of the Natural Gas Act and the corresponding regulations of FERC.

Execution Version

“Field Services Agreement” means the Field Services Agreement to be entered into by Owner and BH (or BH’s Affiliate).

“Final Completion” means the completion of the Facility in accordance with and to the extent set forth in Section 19.4.

“Final Completion Date” means the date on which Final Completion occurs in accordance with Section 19.4.

“Final Completion Deadline” means the date that is [***] days after the Facility Substantial Completion Date.

“Final Request for Payment” has the meaning set forth in Section 6.7.

“Financial Closing Date” means the closing date for the Financing by the Lenders, at which time all conditions precedent to the drawing of funds thereunder have been satisfied or waived and the initial funds contemplated by the Financing are disbursed to Owner.

“Financing” has the meaning set forth in Article 39.

“Financing Deliverables” has the meaning set forth in Article 39.

“Force Majeure Event” means any act, event or condition that (a) arises after the Effective Date, and (b) has an impact which will actually, demonstrably and adversely affect a Party’s ability to perform its obligations in accordance with this Agreement (excluding obligations to pay money due) or will actually, demonstrably and adversely affect the Critical Path, in each case, to the extent that such act, event or condition (i) is beyond the reasonable control of the Party relying thereon, (ii) is not the result of any unreasonable acts, omissions or delays of the Party relying thereon (or any Third Party over whom such Party has control, including any Subcontractor), (iii) is not an act, event or condition, the risks or consequences of which such Party has expressly agreed to assume hereunder, or (iv) that could not be avoided by the exercise of reasonable precautions, efforts and measures (including planning, scheduling and rescheduling), whether before, after or during such act, event or condition. “Force Majeure Event” includes the following (if the conditions and requirements described above are satisfied): hurricanes, named tropical storms, floods, storm surge, tsunamis, lightning strike, volcanic eruptions, tornados, or other unusually severe conditions; government decreed official state of emergency or other governmental action of a Government Authority; fire, earthquakes and explosions; epidemics (including the epidemic known as COVID-19); contamination by nuclear, chemical, or biological cause; acts of war (whether declared or undeclared); accidents of navigation; sabotage or terrorism; and strikes, work stoppages or other labor actions that are not directed solely at Contractor or any Subcontractor; and Change in Law. Notwithstanding the foregoing, “Force Majeure Event” does not include (i) strikes, work stoppages (or deteriorations), slowdowns or other labor actions directed solely at Contractor or any Subcontractor solely involving the employees of Contractor or any Subcontractor, (ii) weather conditions (other than those expressly defined as Force Majeure Events above) which could reasonably be anticipated by experienced professional design and construction

Execution Version

contractors familiar with building comparable facilities on the Gulf Coast of the United States of America, (iii) any Job Site Condition or event arising therefrom, (iv) the occurrence of any manpower, craft labor or Materials shortages (unless otherwise caused by a Force Majeure Event), (v) any failure by Contractor to obtain and/or maintain any Permit it is required to obtain and/or maintain hereunder, (vi) any delay, default or failure (direct or indirect) in obtaining Materials or of any Subcontractor or any other delay, default or failure (financial or otherwise) of a Subcontractor (unless otherwise caused by a Force Majeure Event), or (vii) changes in market conditions.

“Gas Turbine” means that component of the Power Plant which generates power to drive a generator by exhausting gases produced by the combustion of fuel and compressed air through a Brayton cycle turbine.

“Geotechnical Reports” means those reports furnished by Owner to Contractor prior to the execution of this Agreement, as further described in Exhibit M.

“Government Authority” means any agency, authority, department, court, tribunal, ministry, legislative body, commission, instrumentality, public person, statutory or legal entity, person (whether autonomous or not), or other subdivisions of any of the above having a regulatory interest in or jurisdiction over any Party, the Job Site, the performance of the Work, or the Facility (or the construction or operation thereof).

“Government Official” has the meaning set forth in Section 40.1.3.

“Hazardous Substances” means any element, compound, mixture, solution, particle or substance:

(a) which is or may become dangerous, harmful or potentially dangerous or harmful to the health and welfare of life, natural resources or the environment, such as, but not limited to, explosives, petroleum products, radioactive, corrosive, flammable, infectious, carcinogenic, or mutagenic materials, hazardous wastes, toxic substances and related materials, and including any substance or material included within the definitions of “hazardous substances,” “hazardous wastes,” “solid wastes,” “hazardous materials,” “chemical substances,” “hazardous pollutants” or “toxic pollutants” in any Law, including any Law relating to the protection of human health, natural resources or the environment;

(b) the presence or Release of which requires investigation or remediation under any applicable Law;

(c) which is listed, defined, regulated or forms the basis for liability under any applicable Law relating to the protection of human health, natural resources or the environment; or

(d) the presence of which on the Job Site causes or threatens to cause a nuisance upon the Job Site or to the adjacent properties or poses or threatens to pose a hazard to the health or safety of Persons on or about the Job Site or on or about the adjacent properties.

“HSSE” has the meaning set forth in Section 11.2.2.

Execution Version

“HSSE Program” has the meaning set forth in Section 11.2.1.

“ICC” means the International Chamber of Commerce.

“Indemnified Liens” has the meaning set forth in Section 6.4.1.

“Independent Engineer” means the engineering firm designated by the Lenders to monitor the progress of the Work and conformity of the Work with Owner Standards and the requirements and specifications contained herein.

“Initial Request for Payment” means the first Request for Payment that is issued simultaneously with the Notice to Proceed.

“Intellectual Property” means all United States and foreign intellectual property, including all (a) inventions (whether or not patentable or reduced to practice), improvements, patents and industrial designs (including utility models, designs, and industrial property) and patent and industrial design applications, and inventions and patent disclosures, together with all renewals, reissues, reexaminations, provisionals, divisionals, revisions, continuations, continuations-in-part, and extensions thereof; (b) works of authorship (whether or not copyrightable), registered and unregistered copyrights, mask works, database rights, and moral rights, together with all applications therefor and renewals thereof; (c) trade secrets, confidential or proprietary information (including unpublished patent applications, technical data, customer and suppliers lists, pricing and cost information, and business and marketing plans and proposals), technology, know-how, processes, techniques, protocols, specifications, data, compositions, industrial models, architectures, layouts, designs, drawings, plans, ideas, research and development, formulae, algorithms, models, and methodologies; and (d) trademarks, service marks, trade names, domain names, designs, trade dress, business names, corporate names, logos, slogans, and all other indicia of origin, together with all goodwill, registrations, renewals, and applications relating to the foregoing.

“Intellectual Property Claim” means any claim, demand, suit or legal action to the extent arising out of or based on any actual or alleged unauthorized disclosure, use or misappropriation of any Intellectual Property, or any actual or alleged infringement or other violation of any right in, to or under, any Intellectual Property of any other Person that: (a) concerns any Materials, Deliverables, Inventions or other services or information provided by Contractor, any of its Affiliates, or any Subcontractor under this Agreement; (b) is based upon or arises out of the performance of the Work by Contractor, any of its Affiliates, or any Subcontractor, including the use of any tools or other implements of construction by Contractor, any of its Affiliates or any Subcontractor; (c) is based upon or arises out of the completion, design, construction, installation, operation, maintenance, repair, replacement, expansion, modification, alteration or reconstruction of the Facility (or any portion, subsystem or component thereof) by Contractor or any of its respective Affiliates or Subcontractors under this Agreement or their use of any Contractor Intellectual Property in connection therewith; or (d) is based upon or arises out of Owner’s exercise of its rights pursuant to and in accordance with Article 29, and excluding for the avoidance of doubt any claim, demand, suit or legal action arising out of or based on the Owner Furnished Equipment and Materials.

Execution Version

“Interim Milestone” means a Schedule Milestone identified as an Interim Milestone on Appendix 2 of Exhibit D.

“Interim Milestone Bonus” means a bonus payment in an amount equal to [***], as such amount may be adjusted pursuant to Sections 7.1.1 and 7.1.3.

“Inventions” has the meaning set forth in Section 29.1.

“Job Site” means the portion of Owner’s real property interests on which the Facility is to be located, plus the laydown areas, rights-of-way, easements and other property rights affixed, connected or associated therewith and such additional areas as may, from time to time, be designated in writing by Owner for Contractor’s use hereunder, including all roads connecting the Job Site to the MOF Facilities, as more fully described in Exhibit A.

“Job Site Conditions” has the meaning set forth in Section 3.3.

“Key Personnel” means the employees of Contractor named in Exhibit K.

“Late Payment Rate” means the lesser of (a) two percent (2%) above the per annum Prime Rate reported daily in The Wall Street Journal, or (b) the maximum rate permitted by Law.

“Law” means (a) any applicable statute, law, common law, rule, regulation, code, ordinance, judgment, decree, writ, order or the like of any Government Authority and the official interpretations thereof or (b) any official requirements or conditions on or with respect to the issuance, maintenance or renewal of any applicable Permit issued by any Government Authority including laws related to Taxes, import or export charges (including any tariffs, levies and duties).

“Lenders” means (a) any Person that does or proposes to provide Financing in respect of the Facility and/or the general business and operations of Owner or its Affiliates (including any refinancing thereof), including any export credit agency, funding agency, bondholder, insurance agency, underwriter, investor, commercial lender or similar institution, together with any agent or trustee for such Person, and (b) any provider of any hedging arrangement entered into in connection with the arrangements described in clause (a) above, including an interest rate swap transaction or a forward interest rate swap transaction, in each case, together with any agent or trustee for such provider.

“Limited Notice to Proceed” has the meaning set forth in Section 4.2.1.

“Liquefaction Train” means the Mixed Refrigerant compression package, including the cold box, surge vessel and other equipment producing approximately [***] MTPA of LNG at design outlet pressure and ambient design conditions of [***] degrees Fahrenheit and [***] relative humidity, at sea level, as further described in Exhibit A.

“Liquefaction Train System” means the Mixed Refrigerant compression package, including the cold box, surge vessel and other equipment in a configuration of twenty-six (26) Liquefaction Trains capable of producing an aggregate of approximately [***] MTPA of LNG at design conditions, as further described in Exhibit A and Exhibit R.

Execution Version

“LNG” means liquefied natural gas meeting the requirements described in Exhibit A.

“LNG Production System” means LPS1, LPS2, LPS3 or LPS4, as applicable.

“LNG Production System Handover Package” means, with respect to each of LPS1, LPS2, LPS3 or LPS4, the equipment, Materials and Owner Furnished Equipment and Materials described in Exhibit S.

“LNG Production System Mechanical Completion” means the acceptance by Owner of an LNG Production System after satisfaction of the applicable conditions set forth in Section 18.1 and Exhibit P.

“LNG Production System Mechanical Completion Certificate” means the certificate provided by Contractor in the form of Exhibit F-11 certifying the satisfaction of each of the requirements required to achieve LNG Production System Mechanical Completion in Section 18.1.

“LNG Production System Mechanical Completion Date” means, with respect to an LNG Production System, the date on which LNG Production System Mechanical Completion of such LNG Production System occurs in accordance with Section 18.1.

“LNG Production System RFSU” means, with respect to an LNG Production System, all of the following conditions are satisfied: (a) Contractor has completed all applicable Work in accordance with this Agreement, including Exhibit P, to ensure that such LNG Production System is ready to receive and utilize Feed Gas, (b) Contractor has achieved LNG Production System Mechanical Completion, and (c) Contractor has delivered to Owner an LNG Production System RFSU Certificate, as required in Section 18.2.

“LNG Production System RFSU Certificate” means the certificate provided by Contractor in the form of Exhibit F-12 in advance of the introduction of Feed Gas for Commissioning.

“LNG Production System Substantial Completion” means the completion of an LNG Production System in accordance with and to the extent set forth in Section 18.3.

“LNG Production System Substantial Completion Date” means, with respect to an LNG

Production System, the date on which LNG Production System Substantial Completion of such LNG Production System occurs in accordance with Section 18.3.

“LNG Production System Substantial Completion Deadline” means the LPS1 Substantial Completion Deadline, the LPS2 Substantial Completion Deadline, the LPS3 Substantial Completion Deadline or the LPS4 Substantial Completion Deadline, as applicable.

“LNG Storage Tank” means one (1) of the two (2) cryogenic LNG storage tanks designed and field erected in accordance with the LNG Storage Tanks Engineering, Procurement and Construction Agreement (Phase 1) to be entered into by and between CB&I LLC and Owner, as more particularly described in Exhibit A.

“LNG Storage Tank Cooldown” has the meaning set forth in Section 18.2.2.

Execution Version

“LNG Tanker” means an ocean-going vessel suitable for the transportation of LNG which conforms to the specifications set forth in Exhibit A.

“Loading Rate Test” has the meaning set forth in Exhibit R.

“Losses” means any and all losses, liabilities, damages, costs, charges, expenses, fines, interest, awards and penalties, which are the result of or arise in connection with any actions, suits, claims, demands, causes of action, litigation, lawsuits, administrative proceedings or administrative investigations.

“LPS1” means the systems and sub-systems comprising a portion of the Facility and including the first [***] Blocks that are collectively identified as such in Exhibit A.

“LPS1 Schedule Delay Liquidated Damages” means the amounts to be paid by Contractor to Owner in accordance with the provisions of Section 22.2.1 as liquidated damages for the delay in the achievement of LNG Production System Substantial Completion of LPS1.

“LPS1 Schedule Delay Liquidated Damages Cap” has the meaning set forth in Section 22.3.1.

“LPS1 Substantial Completion Date” means the date on which LNG Production System Substantial Completion is achieved for LPS1.

“LPS1 Substantial Completion Deadline” means the date so identified on Exhibit D.

“LPS2” means the systems and sub-systems comprising a portion of the Facility and including [***] Blocks that are collectively identified as such in Exhibit A.

“LPS2 Schedule Delay Liquidated Damages” means the amounts to be paid by Contractor to Owner in accordance with the provisions of Section 22.2.2 as liquidated damages for the delay in the achievement of LNG Production System Substantial Completion of LPS2.

“LPS2 Schedule Delay Liquidated Damages Cap” has the meaning set forth in Section 22.3.1(b).

“LPS2 Substantial Completion Date” means the date on which LNG Production System Substantial Completion is achieved for LPS2.

“LPS2 Substantial Completion Deadline” means the date so identified on Exhibit D.

“LPS3” means the systems and sub-systems comprising a portion of the Facility and including [***] Blocks that are collectively identified as such in Exhibit A.

“LPS3 Schedule Delay Liquidated Damages” means the amounts to be paid by Contractor to Owner in accordance with the provisions of Section 22.2.3 as liquidated damages for the delay in the achievement of LNG Production System Substantial Completion of LPS3.

Execution Version

“LPS3 Schedule Delay Liquidated Damages Cap” has the meaning set forth in Section 22.3.1(b).

“LPS3 Substantial Completion Date” means the date on which LNG Production System Substantial Completion is achieved for LPS3.

“LPS3 Substantial Completion Deadline” means the date so identified on Exhibit D.

“LPS4” means the systems and sub-systems comprising a portion of the Facility and including the final [***] Blocks that are collectively identified as such in Exhibit A.

“LPS4 Schedule Delay Liquidated Damages” means the amounts to be paid by Contractor to Owner in accordance with the provisions of Section 22.2.4 as liquidated damages for the delay in the achievement of LNG Production System Substantial Completion of LPS4.

“LPS4 Schedule Delay Liquidated Damages Cap” has the meaning set forth in Section 22.3.1(d).

“LPS4 Substantial Completion Date” means the date on which LNG Production System Substantial Completion is achieved for LPS4.

“LPS4 Substantial Completion Deadline” means the date so identified on Exhibit D.

“LTS PO” means that certain Purchase Order Contract for the Sale of the Liquefaction Train System, dated as of April 7, 2023, between Owner and BH.

“Major Subcontract” means (a) any Subcontract providing services or Materials for the Work having an aggregate value in excess of [***], or (b) multiple Subcontracts with the same Subcontractor (including any Subcontractor that is an Affiliate of Contractor) providing services or Materials for the Work having an aggregate value in excess of [***].

“Major Subcontractor” means each Subcontractor that is party to a Major Subcontract.

“Make Good Commencement Date” has the meaning set forth in Section 15.3.4.

“Margin Milestone” means a milestone identified as a Margin Milestone in Exhibit D.

“Margin Percentage” means, initially, [***], as such percentage may be adjusted pursuant to this Agreement.

“Marine Works” means the scope described in Section 3.5 of Exhibit A.

“Material Change” means any proposed Change Order or other amendment, supplement or modification to this Agreement which, directly or indirectly, (a) delays, extends or changes an Applicable Deadline, (b) modifies the requirements for successfully passing any Demonstration Tests or Performance Tests or the manner in which any Demonstration Tests, or Performance Tests are performed or the results thereof are measured, (c) diminishes the scope or duration of any

Execution Version

Contractor warranty, (d) alters the amount, timing or manner of payment of any Contractor liquidated damages, (e) causes the Work (or any portion thereof) to materially deviate from the requirements set forth in Exhibit A, (f) increases the Target Price by more than [***] for an individual change or, when aggregated with all other changes previously effected, causes the Target Price to increase by an amount that is more than an [***] or (g) otherwise materially diminishes, lessens or waives any liability or obligation of Contractor under this Agreement or any right or benefit of Owner hereunder. The term “Material Change” is a term distinct and separate from references herein to “material adverse change,” and shall in no way be construed or applied to define the word “material” or “materially” when used herein.

“Materials” means those equipment, materials, supplies, apparatus, machinery, parts, tools (including any special tools), components, instruments, appliances, systems, construction and testing-related spare parts and appurtenances thereto (a) required for prudent design, engineering, procurement, construction, installation, Pre-Commissioning, Commissioning, testing, delivery and operation, maintenance and repair of the Work and for the installation, Pre-Commissioning at the Job Site, Commissioning, testing, and operation of the Facility in accordance with Owner Standards and supplied under the terms of this Agreement, (b) described in or required as part of the Work by Exhibit A, excluding, in each case, the Owner Furnished Equipment and Materials.

“Mixed Refrigerant” means a mixture of gases or liquids, including ethylene, propane, i-pentane, nitrogen and other gases as may be required to operate a Liquefaction Train.

“MMBtu” means one million British Thermal Units.

“MMSCFD” means Million Standard Cubic Foot per Day.

“MOF Facility” means each site located in the vicinity of the Job Site that is designated by Owner to be utilized by Contractor and/or its Subcontractors for the positioning, storage and/or transshipment of certain equipment and materials necessary for the performance of the Work.

“Month N” means the calendar month during which the Notice to Proceed Date occurs or a subsequent month, as applicable, during which Work is performed.

“Month N+2” has the meaning set forth in Section 6.3.1.

“Monthly Progress Report” has the meaning set forth in Section 13.3.

“MTPA” means million Tonnes of LNG per annum.

“MW” means one (1) megawatt or one million (1,000,000) watts.

“Non-Reimbursable Costs” has the meaning set forth in Exhibit B-1.

“Notice” means a written communication from one Party to another Party required or permitted by this Agreement, conforming to the requirements of Article 38.

“Notice of Contract” has the meaning set forth in Section 3.8.56.

Execution Version

“Notice of Dispute” has the meaning set forth in Section 36.1.1.

“Notice to Proceed” has the meaning set forth in Section 4.1.1.

“Notice to Proceed Date” has the meaning set forth in Section 4.1.1.

“Open Cost Items” has the meaning set forth in Section 6.1.3.

“Owner” has the meaning set forth in the introductory paragraph hereof, and includes its legal successors and those permitted assigns as may be designated by Owner, in writing, pursuant to the terms of this Agreement.

“Owner Caused Delay” means any delay in the performance and completion of the Work by the Applicable Deadline that is directly and demonstrably caused by an act, omission or failure by Owner, Owner Contractors or any party for whom Owner is responsible hereunder, to perform its obligations hereunder, including as a result of: (i) the failure of Owner to obtain a Permit that Owner is required to obtain hereunder; (ii) the failure of the Owner Furnished Equipment and Materials to perform in accordance with the requirements of the Owner Contract(s) (including as a result of defects or deficiencies in the Owner Furnished Equipment and Materials) pursuant to which such Owner Furnished Equipment and Materials were purchased by Owner; (iii) the failure by Owner to perform the Owner Scope of Work, including the supply of the Owner Furnished Equipment and Materials, on the agreed schedule therefor; (iv) the failure of BH to declare “Ready for Test” (as that term is defined in the LTS PO) in relation to the liquefaction trains comprising any LNG Production System within [***] days of Contractor achieving LNG Production System RFSU in respect of such LNG Production System, as described in Section 18.2.1 (a “BH Testing Delay”); or (v) the failure of an Owner Contractor to timely perform its obligations under its respective Owner Contract(s); provided, however, that, notwithstanding the foregoing, “Owner Caused Delay” does not include: (a) any act or omission (except as to item (vi) above) that is permitted under, and is taken or caused in accordance with, the terms of this Agreement; (b) any act or omission of Owner acting under or in accordance with any written instructions from Contractor or the Contractor’s Representative; or (c) any act, omission or failure by Owner, Owner Contractors or any party for whom Owner is responsible that does not actually, demonstrably and adversely affect the Critical Path (except with respect to (iv) above, in which case Contractor is entitled to a day for day extension as described in Section 12.1.1).

“Owner Contractor” means any party to an Owner Contract (other than Owner), and their subcontractors of any tier.

“Owner Contracts” means:

(1) the Construction Agreement relating to the Marine Works to be entered into between Owner and TBD;

(2) the Construction Agreement relating to the Storm Surge Wall to be entered into between Owner and TBD;

(3) the LTS PO;

Execution Version

(4) the PIS PO;

(5) the LNG Storage Tanks Engineering, Procurement and Construction Agreement (Phase 1) to be entered into by and between CB&I LLC and Owner;

(6) the PTS PO; and

(7) the Pipeline and Gas Gate Station PO.

“Owner Designees” means the Independent Engineer, Owner’s Representative, any Affiliate of Owner so designated in writing by Owner and all other consultants, contractors, agents or representatives Owner or its Affiliate employs or appoints in connection with the performance of Owner’s rights and obligations under this Agreement.

“Owner Furnished Equipment and Materials” means the equipment, materials or components of the Facility that are to be furnished or procured by Owner or the Owner Contractors under the Owner Contracts as part of the Owner Scope of Work.

“Owner Indemnitees” means Owner, Owner’s Representatives, the Lenders, the Independent Engineer and all Affiliates, officers, directors, employees and agents thereof.

“Owner Protocols” means the protocols for the Contractor’s operation of the Facility during the period commencing on the LNG Production System Substantial Completion Date for the first LNG Production System to achieve LNG Production System Substantial Completion and ending on the Facility Substantial Completion Date, as described in Exhibit T.

“Owner Scope of Work” means the services and other activities performed by or on behalf of Owner that are specifically identified as the “Owner Scope of Work” in Exhibit A.

“Owner Standards” unless otherwise specified in Exhibit A, means those sound and prudent practices, methods, specifications or standards of design, engineering, construction, performance, safety, workmanship, equipment and components prudently and generally engaged in or observed by the majority of the professional engineering and construction contractors in the LNG and electric power industry in the United States of America for similar types of LNG export and liquefaction facilities and power generation facilities that at a particular time, in the exercise of reasonable judgment, would have been expected to accomplish the desired result in a manner consistent with applicable Laws, Applicable Codes and Standards, Permits, reliability, health and safety, environmental protection and local conditions and to maximize the LNG production of the Facility, but such standards are not limited to the best or optimum practice or method to the exclusion of all others. Without limiting the foregoing, the Facility or any portion thereof or any technical specifications shall not be required to meet any specifications less or more stringent than the specifications set forth herein. Owner Standards are not intended to be limited to the optimum practices, methods, or standards to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices, methods, and standards employed by firms in the engineering and construction industry familiar with building comparable facilities on the Gulf Coast of the United States of America.

Execution Version

“Owner’s Representative” means Owner’s employee or representative designated by Owner pursuant to Section 3.7.3.

“Parties” means Owner and Contractor collectively, and “Party” means Owner or Contractor, individually, as applicable.

“Payment Bond” means the Payment Bond described in Section 9.2.3.

“Performance and Payment Bonds” has the meaning set forth in Section 9.2.1.

“Performance Bond” means the Performance Bond described in Section 9.2.2.

“Performance Security” means the security provided by Contractor to Owner in the form of the (a) Performance and Payment Bonds, and (b) the Contractor Guarantee.

“Performance Tests” has the meaning set forth in Exhibit R.

“Permit” means any authorization, consent, approval, license, ruling, permit, exemption, filing, variance, order, judgment, decree, publication, condition, notice to, declaration or registration of or with or regulation by or of any Government Authority relating to the acquisition, ownership, occupation, construction, Pre-Commissioning, Commissioning, testing, operation or maintenance of the Facility.

“Permitted Liens” means materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other similar liens filed by a Subcontractor arising in the ordinary course of business for amounts not yet due or for amounts being contested in good faith, so long as, in the case of any such contest, (a) Contractor shall have posted or provided to Owner a letter of credit, bond (in form and substance acceptable to Owner) or other security reasonably satisfactory to Owner and the Independent Engineer in an amount equal to such contested lien, and (b) such proceedings in Owner’s reasonable judgment shall not involve any danger of the sale, forfeiture or loss of any part of the Facility, title thereto or any interest therein and shall not interfere with the timely completion, use or disposition of the Facility.

“Person” means an individual, a corporation, a limited liability company, an unincorporated organization, a partnership, a joint venture, an association, a trust or any other entity or organization, including a Government Authority.

“Pipeline and Gas Gate Station PO” means the Construction Agreement for the CP Express Pipeline.

“Pipeline Contractor” means the Person engaged to engineer, procure and construct the CP Express Pipeline.

“Pipeline Tie Point(s)” means the point(s) where the systems of the Facility are interconnected with the CP Express Pipeline, as more specifically described in Exhibit A.

“PIS PO” means the Purchase Order Contract for the Sale of the Power Island System, to be entered into between Owner and BH.

Execution Version

“Power Island System” means the facilities described in Section 3.7 of Exhibit A.

“Power Plant” means (i) five (5) [***] Gas Turbines and associated generators, two (2) [***] steam turbines and associated generators, five (5) HRSG’s [***], two (2) air-cooled condensers, (ii) three (3) [***] Gas Turbines and associated generators relating to LPS4; and (iii) the associated pumps, piping, valves, instrumentation, electrical systems, and control systems, including any required auxiliary or ancillary equipment, as more specifically described in Exhibit A.

“Pre-Commissioning” means the checks, tests and calibrations set forth in Exhibit P and required to be performed as part of the Work prior to performing the Commissioning of an LNG Production System, including all applicable safety related and utility components being placed in service and made operational, completion of all function testing/static commissioning activities that do not involve the introduction of hydrocarbons into systems, such as loop checks, operating control and emergency actuated valves, panel function tests, energizing electrical equipment and running motors without loads, all carried out on a single discipline basis, typically by system/subsystem, and the completion of all ‘A’ and ‘B’ inspection and test records and agreed punch lists.

“Pre-Existing Hazardous Substance” means a Hazardous Substance that existed or was present on, at or under the Job Site on or before the Notice to Proceed Date.

“Pre-Treatment System” means an acid gas treating, dehydration and regeneration system, and heavy hydrocarbon removal system, as further described in Exhibit A.

“Primary Milestone” means a Schedule Milestone identified as a Primary Milestone on Appendix 2 of Exhibit D.

“Primary Milestone Bonus” means a bonus payment in an amount equal to [***], as such amount may be adjusted pursuant to Sections 7.2.2 and 7.2.3.

“Project Schedule” means the schedule for the performance of the Work developed, delivered and maintained in accordance with Exhibits D and E.

“PTS PO” means the Purchase Order Contract for the Sale of the Pre-Treatment System, to be entered into between Owner and TBD.

“Punch List Items” means those minor items of the Work identified by Owner or Contractor as requiring completion or correction prior to Final Completion, which items do not affect the performance or safe and continuous operation of an LNG Production System or the Facility.

“Qualified Surety” means a U.S. bank, insurance company, or other financial institution which is rated at least “A” by Standard & Poor’s Ratings Group, Inc. (or a comparable rating from another internationally recognized ratings agency).

“Quality Management Plan” has the meaning set forth in Section 10.1.

Execution Version

“Ready for Commissioning Certificate” means the certificate provided to Owner by Contractor, after LNG Production System Mechanical Completion and completion of Pre-Commissioning of an LNG Production System, certifying that such LNG Production System is ready for Commissioning.

“Reimbursable Costs” means Direct Costs that are reimbursable to Contractor, as described in Exhibit B-1.

“Reimbursable Work” means the Work, excluding the Corrective Work.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Substances from any source into or upon the indoor or outdoor environment.

“Relied Upon Information” has the meaning set forth in Exhibit M.

“Representatives” means, with respect to a Party, such Party’s Affiliates, directors, officers, and employees.

“Request for Payment” means the Contractor’s monthly submission to Owner of all documentation and materials required by Section 6.2 requesting payment, which request for payment shall be in the form provided in Exhibit F-7.

“Schedule Bonus” means an Interim Milestone Bonus, a Primary Milestone Bonus or a Super Primary Milestone Bonus, as applicable.

“Schedule Bonus Cap” means [***].

“Schedule Delay Liquidated Damages” means the LPS1 Schedule Delay Liquidated Damages, the LPS2 Schedule Delay Liquidated Damages, the LPS3 Schedule Delay Liquidated Damages, the LPS4 Schedule Delay Liquidated Damages and the Facility Schedule Delay Liquidated Damages.

“Schedule Milestone” means an event to be achieved by Contractor for payment of a Schedule Bonus pursuant to and in accordance with Article 7, as described on Appendix 2 of Exhibit D.

“SDN” has the meaning set forth in Section 40.1.1.

“Senior Supervisory Personnel” means Contractor’s project director, project engineering manager, project construction manager and other Contractor personnel identified in Exhibit K.

“Serial Defect” has the meaning set forth in Section 20.2.6.

“Severe Injury” means an injury or accident that requires, or is reasonably likely to require, a formal admission to a hospital or clinic for care or treatment, excluding treatment solely in an urgent care center.

Execution Version

“Shipping Information” has the meaning set forth in Section 3.10.

“Spare Parts” has the meaning set forth in Section 3.9.1.

“Storm Surge Wall” means the facilities described in Section 3.6 of Exhibit A.

“Subcontract” means an agreement (including a purchase order) (a) by Contractor with a Subcontractor for the supply of any equipment or materials or the performance of any portion of the Work or (b) by a Subcontractor with a lower tier of Subcontractor for the supply of any equipment or materials or the performance of any portion of the Work.

“Subcontractor” means any Person (other than Contractor) that performs any portion of the Work, whether hired directly by Contractor, or by a Person hired by Contractor and including every tier of Subcontractor, sub-subcontractors, vendors, suppliers and so forth.

“Super Primary Milestone” means a Schedule Milestone identified as a Super Primary Milestone on Appendix 2 of Exhibit D.

“Super Primary Milestone Bonus” means a bonus payment in an amount equal to [***], as such amount may be adjusted pursuant to Sections 7.3.2 and 7.3.3.

“Surplus Construction Materials” has the meaning set forth in Section 3.8.15.

“Suspension Notice” means a notice of suspension provided by Owner to Contractor in accordance with Section 17.1.1 or 17.1.2.

“Suspension Period” has the meaning set forth in Section 17.1.1.

“System Turnover Package” means those binders defined by the individual system process and instrument diagrams (P&ID) and electrical single line diagrams in which Contractor compiles all relevant quality assurance and quality control test results which show that the system and its components were installed and tested in full conformance with the design drawings, vendor requirements, Owner Standards and this Agreement.

“Tank One” means the LNG Storage Tank so identified on the plot plan provided in Exhibit A.

“Tank Two” means the LNG Storage Tank so identified on the plot plan provided in Exhibit A.

“Target Price” has the meaning set forth in Section 6.1.

“Tax” means any present or future tax (including any stamp duty, income, payroll, sales, use, value added, consumption or goods and services tax), tariff, levy, impost, duty, charge, fee, deduction or withholding of whatever nature, including any such income tax, payroll tax, value added tax, sales tax, stamp tax, customs duty, import duty, export duty, withholding tax, excise tax, property tax, registration fee or license, water tax, sanitary tax, lighting tax or environmental,

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energy or fuel tax, which is levied, collected, assessed or imposed by a Government Authority at any time, and any interest, penalty, charge, fee or other amount imposed, collected, withheld, assessed or made on or in respect of any of the above.

“Tax Costs” means any sales tax or sales and use tax levied by any U.S. state or any political subdivision thereof that is incurred by Contractor in the performance of the Work.

“Third Party” means any party other than an Owner Indemnitee, a Contractor Indemnitee, an Owner Contractor or an Owner Contractors’ subcontractors.

“Tonne” means metric ton and is defined as 2,204.6 lbs.

“Total Cost Exclusions” means for the purposes of Section 8.1.2: (i) Taxes, if paid by Contractor which will then be reimbursed by Owner, unless such Taxes constitute Non-Reimbursable Costs; (ii) costs incurred by Contractor with respect to Owner Furnished Equipment and Materials described in Section 1.1.2(O) of Exhibit B-1; (iii) uninsured losses and deductibles arising under the Construction and Erection All Risk Insurance Policy, Owner Controlled Insurance Program for Commercial General Liability Policy, marine cargo, and any permanent property insurance policy, each procured by Owner; (iv) Direct Costs paid to or paid by Contractor for Work subject to a claim against the Builder’s Risk Insurance Policy, Owner Controlled Insurance Program for Commercial General Liability Policy Marine Cargo, or Permanent Property Insurance policies; and (v) any other cost expressed to be excluded from the calculation of Total Costs hereunder; provided that, in the case of Defects or Deficiencies, the Direct Costs paid to Contractor or costs incurred by Owner in order to correct the Defects or Deficiencies in accordance with Section 20.5 shall be included in the calculation of “Total Costs”.

“Total Costs” has the meaning set forth in Section 8.1.2.

“Treated Gas” means natural gas that has been treated (through removal of compounds or otherwise) for quality to make it suitable for feed into a Liquefaction Train.

“U.S.” has the meaning set forth in Section 40.3.1.

“UOP” means UOP LLC or any of its Affiliates.

“Warranties” has the meaning set forth in Section 20.2.7.

“Warranty Period” means the period that commences on the relevant LNG Production System Substantial Completion Date and ends [***] after the Facility Substantial Completion Date, subject to any extension thereof pursuant to Sections 20.2.6 and 20.4.

“Work” means all acts or actions required to be performed by Contractor and its Subcontractors under this Agreement, or necessary for Contractor to complete its obligations hereunder, including the integration and installation of Owner Furnished Equipment and Materials and the design and engineering (including verification of the integration design for purpose of confirming the Facility Performance Tests requirements and undertaking of a debottlenecking or plant integration constraint study of the Facility for the purpose of maximizing the performance of the Facility, and such other studies, as applicable, described in Exhibit A or as Owner may

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reasonably request, and implementing the recommendations of such studies), procurement, manufacturing, preservation, packing and transportation, construction, training, erection, testing, Pre-Commissioning, Commissioning, start-up, operation, and guaranteeing of the Facility in accordance with Article 15, whether at the Job Site or elsewhere, until Final Completion and satisfaction of Contractor’s warranty obligations during the Warranty Period, as more fully described in Exhibit A and this Agreement, and such other acts as may be necessary to provide Owner with a fully operational and integrated Facility which successfully passes the Performance Tests, meets or exceeds the Owner Standards and otherwise satisfies the conditions set forth herein. The term “Work” shall also include providing security of the Job Site and construction management services relating to the scheduling and coordination of the work and services performed by the Owner Contractors under the Owner Contracts and the administration of the performance by each Owner Contractor of its obligations of the relevant Owner Contract(s). Notwithstanding the foregoing, the term “Work” shall not include: (i) the supply or performance (except as it relates to installation or integration) of the Owner Furnished Equipment and Materials; (ii) the performance of the Owner Scope of Work; or (iii) any other obligation of Owner specifically described herein.

2.	AGREEMENT; EXHIBITS; CONFLICTS.

2.1	LANGUAGE OF AGREEMENT.

This Agreement and all documentation to be supplied hereunder (including the operation and maintenance manuals which Contractor provides to Owner pursuant to Section 3.8.6 as well as all warranties provided hereunder) shall be in the English language. All dimensions and properties set forth herein, any Exhibit hereto and any Drawings and Specifications shall be specified in English or U.S. customary units unless otherwise approved by Owner or agreed with Owner as a normal practice with respect to LNG liquefaction facility or power plant design. Words not otherwise defined herein that have well-known and generally accepted technical or trade meanings are used herein in accordance with such recognized meanings in the United States of America.

2.2	PRECEDENCE OF AGREEMENT.

2.2.1 Each Party shall promptly notify the other in writing of any discovered conflict or inconsistency among any of the Exhibits or between any Exhibit and the body of this Agreement. In the event of any conflict between provisions of Sections of this Agreement, Drawings and Specifications and Exhibits, the following order of precedence for construction and interpretation shall apply unless the Parties otherwise agree:

(a) amendments, addenda or other modifications to this Agreement (including Change Orders) duly signed and issued after the Effective Date, with those of a later date having precedence over those of an earlier date;

(b) Sections of this Agreement;

(c) Exhibit R – Demonstration Tests and Performance Tests;

(d) Exhibit C – Contractor Rates;

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(e) Exhibit B – Compensation;

(f) Exhibit D – Form of Project Schedule and Milestones;

(g) Exhibit A – Scope of Work; Applicable Codes and Standards;

(h) the remaining Exhibits to this Agreement; and

(i) Drawings and Specifications.

2.2.2 Subject to Section 2.2.1, in the event of a conflict among or within any of the levels set forth in Section 2.2.1, the more stringent provision shall prevail. Notwithstanding the above, the provisions of this Agreement, including all Exhibits, shall be wherever possible construed as complementary rather than conflicting. Silence regarding a matter shall not constitute a conflict with another component of the Agreement that specifically addresses such matter.

2.3	INTERPRETATION.

Unless the context otherwise requires:

2.3.1 Words singular and plural in number will be deemed to include the other and pronouns having a masculine or feminine gender will be deemed to include the other;

2.3.2 In respect of general oversight of the Work, review of any Drawings and Specifications, access to the Job Site and the Work and all other similar rights of Owner, the term Owner shall be deemed to include Owner’s Representative and its designated staff;

2.3.3 Any reference to this Agreement or any other contract or agreement entered into by Owner in respect of the Facility means such agreement and all schedules, exhibits and attachments thereto as may be amended, supplemented or otherwise modified and in effect from time to time, and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms;

2.3.4 The terms “hereof,” “herein,” “hereby,” “hereto”, “hereunder” and similar words refer to this entire Agreement and not any particular Section, subsection or other subdivision of, or Exhibit, appendix or schedule to, this Agreement;

2.3.5 The terms “include” and “including” shall be construed as being at all times followed by the words “without limitation” or “but not limited to” unless the context specifically indicates otherwise;

2.3.6 The words “as more fully described in” or words and phrases of similar meaning are not intended to be, nor should be construed to limit in any way, the obligations of Contractor to provide Owner with a fully operational Facility pursuant to the terms hereof;

2.3.7 References to “Article,” “Section” or “Exhibit” are to this Agreement unless specified otherwise;

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2.3.8 References to Contractor’s personnel include employees of its Affiliate assigned to the performance of the Work;

2.3.9 References to any law, statute, rule, regulation, notification or statutory provision (including Laws and Permits) shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

2.3.10 References to any Person shall be construed as a reference to such Person’s successors and permitted assigns; and

2.3.11 The word “or” will have the inclusive meaning represented by the phrase “and/or”.

2.4	NEGOTIATION AND DOCUMENTATION OF THIS AGREEMENT.

Each of the Parties acknowledges and agrees that it has had the opportunity to have its legal counsel review this Agreement and participate in the joint negotiation and documentation of this Agreement, and that it is fully familiar with each of the provisions of this Agreement and the effect thereof. Accordingly, each Party irrevocably waives the benefit of any rule of construction that disfavors the drafting party and any defense related thereto.

3.	GENERAL PROVISIONS.

3.1	WORK TO BE PERFORMED.

3.1.1 Owner hereby engages and is relying upon Contractor to perform the Work in accordance with Exhibit A and the other requirements of this Agreement, and Contractor acknowledges such reliance and accepts such engagement. Owner and Contractor agree, despite anything to the contrary contained herein, that Contractor’s obligation under this Agreement is to complete the Work so that the Facility successfully passes the Performance Tests and meets or exceeds the requirements set forth in Exhibit A, Owner Standards and the other provisions of this Agreement, including achieving Facility Mechanical Completion, Facility Substantial Completion, and Final Completion within the time and for the purpose designated herein, and to do and furnish everything necessary in connection therewith.

3.1.2 Prior to the execution of this Agreement, Contractor performed engineering, cost estimating and related services and developed, provided or verified all of the information that forms the scope of Work set forth in Exhibit A for the purpose of verifying that such information is adequate for, and Contractor represents and warrants to Owner that the scope of Work set forth in Exhibit A includes all the necessary obligations, including integration, as applicable, that are required to be performed by Contractor and Owner in order for, the Facility to operate in accordance with the terms of this Agreement and to satisfy the Applicable Codes and Standards, applicable Laws, Owner Standards and Permits and successfully pass the Performance Tests and meet or exceed the requirements set forth in Exhibit A. Items need not be specifically listed herein or in Exhibit A in order to be deemed to be items within the scope of the Work. It is understood that Contractor is better qualified to list exclusions than Owner is to list inclusions. Therefore, except for the supply of Owner Furnished Equipment and Materials and performance of the Owner Scope of Work, any item indicated herein, inferable therefrom, incidental thereto or required in accordance with any Law, Permits or Applicable Codes and Standards is to be considered as part

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of the Work. In addition, the Work includes all that should be included and all that would be customarily included within the general scope of the Work in order to complete the Facility (excluding the supply of Owner Furnished Equipment and Materials and performance of the Owner Scope of Work) according to the requirements of this Agreement, including Applicable Codes and Standards, applicable Laws, the requirements for the Performance Tests and the Permits. As a result, Contractor hereby waives any and all claims for an increase in the Target Price or an extension of any Applicable Deadline based, in whole or in part, upon an assertion that Contractor’s scope of Work in Exhibit A and as otherwise provided in the Exhibits was insufficient and did not include a certain license, technical assistance, engineering, assembly, construction, service, labor, material, equipment, operation or management beyond the scope of the Work when such license, technical assistance, engineering, assembly, construction, service, labor, material, equipment, operation or management is indicated in Exhibit A, this Agreement or any other Exhibit, the Drawings and Specifications or other instruments of service prepared by Contractor or a Subcontractor in connection with this Agreement reasonably inferable therefrom, incidental thereto, required in accordance with any Applicable Codes and Standards, applicable Law, Permits or otherwise necessary in order to complete the Facility in accordance with and subject to the requirements of this Agreement.

3.1.3 Time is of the essence with respect to Contractor’s achievement of each Applicable Deadline (other than the Final Completion Deadline).

3.2	GENERAL OVERSIGHT AND ACCESS.

3.2.1 Owner and the Owner Designees shall at all times have access to the Job Site and the Work wherever it is in preparation and progress and Contractor shall provide reasonable facilities for such access. Owner and the Owner Designees shall comply with the Contractor’s reasonable safety and access procedures. Each of Owner and the Owner Designees may (a) make inquiries of Contractor and visit the Job Site and Contractor’s work facilities, and/or (b) maintain staff on the Job Site, in each case, to (i) familiarize itself with the progress and quality of the Work, (ii) determine if the Work is proceeding in accordance with this Agreement, and (iii) witness and/or participate in Pre-Commissioning and Commissioning and any tests (including the Performance Tests) and inspections of the Materials and any other component of the Facility.

3.2.2 Subject to the limitations of the immediately following sentence, Owner Contractors and the Pipeline Contractor shall at all times have access to the entire Job Site and the Work wherever it is in preparation and progress, and Contractor shall provide reasonable facilities for such access. Owner Contractors and the Pipeline Contractor shall comply with the Contractor’s reasonable safety and access procedures for access to and when present on the Job Site.

3.3 JOB SITE CONDITIONS.

Except as otherwise provided herein, Contractor has had sufficient opportunity to review (a) information provided to it by Owner as set forth in Exhibit M and Exhibit N, and (b) the information it has developed on its own (excluding sub-surface testing), and it is sufficiently informed about the Job Site and surrounding locations, including all visible surface conditions, to the full extent it deems necessary for the performance of the Work and is familiar with and has satisfied itself with respect to (i) the nature and location of the Work, and (ii) the general and local

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conditions with respect to (A) environment, (B) transportation (including to the Job Site and within the Job Site), (C) access, (D) the use, handling, storage and disposal of Hazardous Substances and other wastes brought to the Job Site by Contractor or any Subcontractor, (E) the use, handling and storage of Materials, (F) the availability and quality of temporary construction electric power, (G) the availability and condition of roads, climatic conditions and seasons (except to the extent any such climatic conditions constitutes a Force Majeure Event), (H) physical and environmental conditions at the Job Site and the surrounding area as a whole, (I) topography and ground surface conditions, (J) nature and quantity of surface materials to be encountered, (K) location of underground utilities existing prior to the Effective Date which were (1) disclosed to Contractor by Owner in writing in Exhibit M or Exhibit N, or (2) identified by Contractor (or any Affiliate thereof), (L) construction equipment, and other equipment, supplies and facilities needed prior to and during performance of Contractor’s obligations under this Agreement, and (M) the availability and quality of workers, laborers and Subcontractors (the foregoing, collectively, the “Job Site Conditions”). Contractor expressly waives any claims for any increase in the Target Price or adjustment to the Project Schedule in connection with the Job Site Conditions.

3.4	OWNER NOT RESPONSIBLE FOR ACTS OF CONTRACTOR; CONTRACTOR NOT RESPONSIBLE FOR OWNER SCOPE OF WORK.

3.4.1 Other than with respect to means, methods, sequences, procedures and techniques of construction (for which Contractor shall have sole responsibility), Contractor will comply with instructions and requests of Owner or Owner’s Representative which are consistent with the Work and the requirements set forth in Exhibit A; provided that Contractor will comply with technical instructions and requests of BH and UOP in connection with the unloading, transport, installation, connection, start-up, commissioning and operation of any Owner Furnished Equipment and Materials supplied by BH and UOP. Owner will not be responsible for construction or manufacturing means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, and Owner will not be responsible for Contractor’s failure to carry out the Work in accordance with this Agreement. Owner will not be responsible for the acts or omissions of Contractor, any Subcontractor, or any of their agents or employees, or any other Persons performing any of the Work on behalf of Contractor or any Subcontractor. No inspection, or failure to inspect, by Owner, Owner’s Representative or the Independent Engineer shall be a waiver of Contractor’s obligations, or be construed as approval or acceptance of the Work or any part thereof.

3.4.2 Except and solely to the extent set forth in Exhibit A, Contractor will not be responsible for construction or manufacturing means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Owner Scope of Work, and Contractor will not be responsible for Owner’s or any Owner Contractor’s failure to carry out the Owner Scope of Work, the supply or performance of the Owner Furnished Equipment and Materials (except to the extent expressly identified as part of the Work). Contractor will not be responsible for the acts or omissions of Owner, any Owner Contractor, or any of their agents or employees, or any other Persons performing any of the Owner Scope of Work.

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3.5	EFFECT OF AND TIME FOR OWNER REVIEW OF DOCUMENTS.

Inspection, review or comment by Owner or the Independent Engineer (or the failure to do so) with respect to any Subcontract, Drawings and Specifications or other documents, or any other Work or services performed by Contractor or any Subcontractor, shall not in any way affect or reduce any of the Contractor’s obligations to complete the Work so that the Facility successfully passes the Performance Tests and meets or exceeds the requirements set forth in Exhibit A, Owner Standards and the other provisions of this Agreement or in any way affect the Target Price. Contractor shall prepare Drawings and Specifications and submit them to Owner and the Independent Engineer at least thirty (30) days before the date on which the Work described in them is to be performed. Upon the written request of the Owner, Contractor shall provide to the Owner any information reasonably requested in connection with the Drawings and Specifications. Owner may, but is not obligated to, have the Independent Engineer review the Drawings and Specifications submitted by Contractor. Contractor shall discuss and answer any inquiries concerning the Drawings and Specifications with Owner or the Independent Engineer. Owner may reject or amend the Drawings and Specifications that are not in accordance with the requirements set forth in Exhibit A, Owner Standards and the other provisions of this Agreement. Owner and Independent Engineer shall review and comment on Drawings and Specifications submitted for review within twenty-one (21) days of their submittal. In the event that Owner and/or Independent Engineer do not reject or provide comments within twenty-one (21) days of their submittal, then Contractor shall be permitted to proceed with the Work that relates to such submittal until such time as Owner and/or Independent Engineer reject or provide comments, and such late rejection or comments may be considered an Owner Caused Delay (so long as it satisfies the definition thereof) as measured from the twenty-first day after receipt of the submittal unless the rejected submittal did not comply with the requirements of the Agreement.

3.6	CLAIMS UPON FAILURE OF MATERIAL.

In accepting the Work performed and Materials supplied, assembled or installed by Contractor, Owner assumes no responsibility for injury or claims resulting from (a) failure of such Work and Materials to comply with applicable Laws, Permits, safety requirements, Applicable Codes and Standards and Owner Standards, (b) Contractor’s failure to unload, transport, integrate, install, connect, start-up, commission or operate all Owner Furnished Equipment and Materials in accordance with applicable Laws, Permits, safety requirements, Applicable Codes and Standards, Owner Standards, Owner instructions and Owner Contractor instructions (provided that the Owner Standards, Owner instructions and Owner Contractor instructions are consistent with applicable Laws, Permits, safety requirements, and Applicable Codes and Standards), (c) Defects or Deficiencies (other than Owner’s obligation hereunder to pay the Reimbursable Costs, Contractor’s G&A and Contractor’s Margin associated with Defects or Deficiencies) or (d) Corrective Work. Contractor’s performance of the Work shall include the provision of all necessary permanent safety devices in accordance with the terms hereof, Owner Standards and as required by Government Authority or applicable safety codes.

3.7	RESPONSIBILITIES OF OWNER.

Without limiting the requirements of any other provision of this Agreement, Owner shall:

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3.7.1 furnish nonexclusive access to the Job Site to Contractor from and after the time of the issuance of the Notice to Proceed or, if expressly authorized in the Limited Notice to Proceed, the time of issuance of the Limited Notice to Proceed;

3.7.2 provide legal rights for ingress to and egress from the Job Site for Contractor and its Subcontractors for the performance of the Work and for the Owner Contractors and the Pipeline Contractor, consistent with Owner’s property rights with respect to the Job Site. During the progress of the Work, it will be necessary for Owner and Owner Contractors to work in or about the Job Site. In accordance with Section 3.2.2, Contractor shall afford such Owner Contractors reasonable access through and across the Job Site so as to not materially adversely interfere with or impede the progress and execution of work performed by such Owner Contractors in or about the Job Site. Contractor shall exercise good faith cooperation with the Owner Contractors and the Pipeline Contractor;

3.7.3 designate a single individual as Owner’s Representative to act as a single point of contact for Contractor, Owner Contractors and the Pipeline Contractor with respect to the prosecution of the Work. Any proposal, inspection, examination, testing, consent, approval or similar act by Owner’s Representative (including absence of disapproval) shall not relieve Contractor from any responsibility, including responsibility for its errors, omissions, discrepancies and non-compliance with the terms of this Agreement. Owner shall have the right to change the Owner’s Representative and/or modify his/her scope of responsibilities upon reasonable notice to Contractor. The Owner’s Representative shall be available at the Job Site and elsewhere, when reasonably required, at all reasonable times for consultation and, if absent, shall designate a suitable alternate to act as Owner’s Representative during such absence;

3.7.4 furnish personnel in accordance with Exhibit G for training, testing, operation and maintenance of the Facility, which personnel shall possess experience and education qualifications which in Owner’s determination are appropriate to permit achievement of the training objective;

3.7.5 with Contractor’s assistance, obtain or cause to be obtained in a timely manner the Permits listed in Exhibit L that are identified as Owner Permits (excluding for the avoidance of doubt the Permits set forth in Exhibit L that are identified as Contractor Permits) and any other Permit required under applicable Law to be obtained by it in connection with the operation of the Facility. Upon receipt of any such Permit, Owner shall promptly provide a copy of such Permit to Contractor. In addition, Owner shall cooperate with Contractor in obtaining any Permit required to be obtained by Contractor in the performance of the Work. Contractor shall provide information reasonably requested by Owner to support Owner’s prosecution of any pending application listed in Exhibit L in respect to the Work and shall perform the Work in compliance with all of the terms and conditions of each of the foregoing Permits. Following Owner’s request, Contractor, on behalf of either Owner or itself, shall timely prepare and file all progress and other reports and any amendments as may be required by or in connection with said Permits and shall otherwise coordinate with any relevant Government Authority as requested by Owner;

3.7.6 obtain, provide and pay for the supply of Feed Gas in accordance with Exhibit A and with the Feed Gas schedule prepared by Contractor in accordance with Section 3.8.11;

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3.7.7 supply and, except as otherwise required in Exhibit A, deliver or cause to be delivered to the Job Site or a MOF Facility, as applicable, all of the Owner Furnished Equipment and Materials to be incorporated into the Work, require Owner Contractors to comply with Contractor’s instructions and reasonable requests in support of the Work at the Job Site that do not conflict with an Owner Contract, and perform or cause to be performed the Owner Scope of Work, in each case, in accordance with the requirements set forth in Exhibit A;

3.7.8 during the period commencing on the LPS1 Substantial Completion Date and ending upon the Facility Substantial Completion Date, operate and maintain each LNG Production System Handover Package for which it has assumed care, custody and control hereunder; and

3.7.9 obtain and maintain the insurance set forth in Section 26.3.

3.8	RESPONSIBILITIES OF CONTRACTOR.

Without limiting the requirements of any other provision of this Agreement, Contractor shall:

3.8.1 prosecute the Work continuously and diligently in accordance with Owner Standards, all applicable Laws, Permits, Applicable Codes and Standards and in accordance with the Project Schedule, using only qualified and competent personnel, and complete the Work so that the Facility successfully passes the Performance Tests and meets or exceeds the requirements set forth in Exhibit A, Owner Standards and the provisions of this Agreement;

3.8.2 ensure that all labor performing at the Job Site will be properly tooled, fully trained and qualified to safely perform the Work in accordance with applicable Law, Permits and Owner Standards;

3.8.3 perform and furnish the Work, including designing, engineering, procuring, manufacturing, packing and transporting, constructing, warranting, Pre-Commissioning, Commissioning, testing, training and directing of operating and maintenance personnel (including the personnel of Owner or its Affiliate) until Facility Substantial Completion, and guaranteeing performance of the Work in accordance with the terms hereof, so that the Facility (a) meets the requirements of all applicable Permits and applicable Laws, (b) meets the requirements of Owner’s property rights with respect to the Job Site identified in Exhibit N, (c) successfully passes the Performance Tests and meets or exceeds the requirements set forth in Exhibit A, Owner Standards and the provisions of this Agreement, (d) meets the requirements of the Applicable Codes and Standards, (e) is safe and adequate for (i) the intended purpose set forth in this Agreement, and (ii) conditions of loading, conveying, storing, metering, liquefying and delivering Feed Gas and LNG, (f) can be operated in a manner consistent with the staffing levels specified in Exhibit Q, (g) is capable of complying with the Laws (including Environmental Laws) issued by any Government Authority or other applicable entities set forth in Exhibit A and Exhibit L, and (h) comprises Materials which are new, are reasonable to maintain, have proven durability to withstand climatic conditions that could reasonably be expected to be experienced at the Job Site, are designed and manufactured in accordance with the requirements set forth in Exhibit A and are assembled and installed in accordance with manufacturer’s specifications and generally accepted standards for the design, manufacture, quality and assembly of such Materials;

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3.8.4 obtain and maintain all Permits (including the Permits set forth in Exhibit L that are identified as Contractor Permits, but excluding the Permits set forth in Exhibit L that are identified as Owner Permits) and authorizations from any Government Authority, and administer all such Permits and authorizations required for (a) the design, engineering and construction of the Facility (or any portion thereof), (b) the procurement, handling, supply, shipment, transportation, installation, erection, direction of procurement and testing of the Materials, (c) the installation or integration of the Owner Furnished Equipment and Materials, and (d) the performance of all the Work. Contractor shall provide prompt assistance, information and documentation (including copies of any drawings and design documents) required or requested by Owner for the Work to enable Owner to obtain or modify, or cause to be obtained or modified, the Permits set forth in Exhibit L that are identified as Owner Permits. Contractor shall give Notice to Owner of all conflicts between the requirements set forth herein including Exhibit A and any Laws or Permits that come to the attention of Contractor or with the exercise of reasonable care should have come to the attention of Contractor. Contractor shall assist Owner in obtaining and maintaining all Permits that Owner must obtain pursuant to the terms hereof, including (i) providing information requested by Owner or requested or required by any Government Authority in the possession of, or reasonably obtainable by, Contractor, and (ii) identifying for Owner any Permits that Owner has not obtained, but which Contractor has reason to believe, after due inquiry, must be obtained by Owner for the Contractor’s performance of the Work and/or Owner’s ownership or operation of the Facility. If Contractor performs any of the Work knowing, or when, with the exercise of due care, it should have known, it to be contrary to any such Laws or Permits, such costs shall be Non-Reimbursable Costs. Contractor will provide Owner a copy of its Louisiana Contractor’s License and Louisiana Engineering Firm Registration prior to commencement of the Work;

3.8.5 take full responsibility for the adequacy, stability, cleanliness and safety of Contractor’s (and Subcontractors’) Job Site operations, of Contractor’s (and Subcontractors’) methods of construction and of the Work, irrespective of any approval or consent by Owner, Owner’s Representative or the Independent Engineer;

3.8.6 pay or cause to be paid the Taxes, insurance and bank charges incurred by Contractor or any Subcontractor arising from the performance of its duties under this Agreement;

3.8.7 have joint responsibility with Owner for coordination with Government Authorities, test laboratories and any other Person necessary to demonstrate the Facility’s compliance with all Permits and Laws;

3.8.8 be responsible for claims of Government Authorities, fines and penalties that may arise or be assessed (including those that Owner pays or becomes liable to pay) to the extent caused by Contractor’s or any Subcontractor’s noncompliance with or violation or Laws, Applicable Codes and Standards or Permits;

3.8.9 except as provided in Section 3.7.6 or Exhibit V, obtain all consumables (including construction fuel, construction electricity, water and other utilities and the supply and fill of lubricants, resins, chemicals and the refill and top-off of such lubricants and chemicals following any Performance Tests and other consumables as provided in Exhibit V) necessary for Contractor’s performance of the Work, and Owner’s or its Affiliate’s execution of the Performance Tests,

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during the period from commencement of the Work through the Facility Substantial Completion Date;

3.8.10 obtain all internet access, telephone and radio usage necessary for Contractor’s performance of the Work and for each Owner Contractor’s performance of its respective services and work during the period from commencement of the Work through the Facility Substantial Completion Date;

3.8.11 determine sufficiently in advance the quantities of Feed Gas, in MMBtu, that will be required for each Day on which Commissioning activities and the Performance Tests in respect of each LNG Production System will be conducted as provided in Exhibit A and Exhibit R;

3.8.12 perform all Work necessary for the Feed Gas Interconnections specified in Exhibit A at the Facility and Pipeline Tie Point(s);

3.8.13 without limiting Owner’s obligations under Section 3.7.1, (a) until the earlier of the Facility Substantial Completion Date or termination of this Agreement, be responsible for the management of the Job Site (including (i) any construction routes between the road used to access the Job Site and the Job Site and within the Job Site boundaries, (ii) coordination of Subcontractors’ activities and the management of all common areas within the Job Site so as to optimize Contractor’s and Subcontractors’ performance, (iii) provide any signs or directions which they may consider necessary for the guidance of its staff, labor and others, and (iv) maintain the Job Site at all times free of waste material and rubbish), (b) upon the earlier of Final Completion or termination of this Agreement, clear the Job Site of temporary structures, surplus items (unless Owner requests such surplus items be left at the Job Site), construction equipment and tools, (c) until the earlier of the Facility Substantial Completion Date or termination of this Agreement, provide all reasonable and necessary safeguards, including fencing, signs, security services, fire protection and the like, for the health, safety, security and protection of the Job Site, the Work and the Facility and of all Persons and property related thereto, and (d) until the earlier of the Facility Substantial Completion Date or termination of this Agreement, keep unauthorized Persons off of the Job Site and reconstruct, repair or replace Materials or property of Contractor which may be stolen or damaged by vandalism;

3.8.14 take all reasonable steps to protect the environment and to limit damage and nuisance to people and property resulting from pollution, construction noise and other results of the performance of the Work, and ensure that the Work and any Releases, including construction air emissions, surface discharges and effluent, from its performance of the Work shall be in compliance with all applicable Permits, Applicable Codes and Standards and Laws;

3.8.15 within ninety (90) days following the earlier of (a) Facility Substantial Completion Date or (b) earlier termination of this Agreement as provided herein, (i) assist Owner in preparing an inventory of all Materials (wherever located), special tools, construction aids and all other Contractor or Subcontractor materials, equipment, supplies purchased and used in connection with the Work (the “Surplus Construction Materials”), and (ii) transfer, or cause the transfer, of possession and title to Owner of all Surplus Construction Materials that Owner elects to take possession of by Notice to Contractor;

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3.8.16 provide reports, information and data as will be necessary for Owner to maintain segregated accounts of the Work for Owner’s records where required by Law or generally accepted accounting principles in the United States of America. Such segregation will include separate accounting for expenditures with respect to buildings, land improvements, engineering and project management, Materials, Feed Gas Interconnections, Permit costs and Taxes paid by Contractor;

3.8.17 if (a) a Dispute under this Agreement arises in connection with a default or termination of this Agreement, or Owner’s obligation to pay certain Taxes hereunder, (b) a Change Order payment is to be determined on a cost-plus basis (at the then applicable labor rates then set forth in Exhibit C) or (c) the Work is accelerated pursuant to Section 16.3.2, then, in each case, grant to Owner sufficient audit rights with respect to all documentation pertaining thereto (excluding, in all cases, the build-up of any fixed price, any multiplier or other lump-sum amounts). Owner shall have the right to choose an independent certified public accounting firm to act as auditor for such an audit and the reasonable cost of any audit will be borne by the Party whose position is not substantially supported by the results of such audit. Audit data shall not be released by such auditor to Persons other than Contractor, Owner, the Independent Engineer, the Lenders or their respective employees and agents in connection with any such audit and Owner and Contractor shall treat such audit data as confidential, but shall not be precluded from using such audit data in any legal or arbitration proceedings arising under this Agreement in relation with the Dispute or Change Order;

3.8.18 make available to Owner and Owner Contractors at all times during the term hereof sufficient storage areas and personnel at each MOF Facility for the unloading, handling, preservation, storage, loading and transportation of all Owner Furnished Equipment and Materials delivered to such MOF Facility by an Owner Contractor, and not take or omit to take, and cause its Affiliates not to take or omit to take, any action with respect to such MOF Facility that would prevent, impede, delay or otherwise hinder Contractor’s performance of the Work in accordance with this Agreement;

3.8.19 arrange and/or ensure the complete handling of all equipment, machinery, Materials and spare parts required for the Work, including the inspection, expediting, shipping and transport, unloading, receiving, storage and payment of all Taxes imposed on Contractor or its Subcontractors and incurred in connection therewith, and arrange for proper safe keeping, handling, preservation, storage, maintenance and transportation at, to or from a MOF Facility or the Job Site, as applicable, for such equipment, machinery, Materials and spare parts;

3.8.20 coordinate customs expediting and clearance services and logistics at the Job Site with a qualified company selected by Owner and perform all administrative formalities in connection therewith, including obtaining all approvals, certificates, documents and licenses which may be pertinent and/or necessary for Contractor’s equipment, machinery, Materials and spare parts required for the Work, all in a timely manner;

3.8.21 transport from each MOF Facility to the Job Site all Owner Furnished Equipment and Materials delivered to such MOF Facility in accordance with the Project Schedule;

3.8.22 provide for all temporary construction materials, equipment, supplies and facilities necessary for the performance of the Work;

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3.8.23 upon Notice from Owner, replace (a) any Subcontractor who fails to perform its Subcontract obligations, and (b) replace any of Contractor’s personnel, and cause any Subcontractor to replace its personnel, performing the Work if (i) Owner believes that such personnel are negligently performing the Work or that such personnel are creating a risk to the health and/or safety of Persons or property or (ii) Owner believes that such personnel are otherwise not performing the Work in accordance with Owner Standards or are creating a risk to the timely completion of the Work in accordance with this Agreement;

3.8.24 provide all special tools, construction/Commissioning spare parts and supplies required for operation of the Facility (excluding all special tools, construction/Commissioning spare parts and supplies provided as part of the Owner Furnished Equipment and Materials) until the Facility Substantial Completion Date, at which time all special tools and other supplies required for the operation of the Facility that are supplied by Contractor shall be transferred to Owner in accordance with Section 3.8.15;

3.8.25 use only the entrance(s) to the Job Site designated by Owner and applicable Permits for ingress and egress of all personnel and vehicles and for the delivery of all Materials;

3.8.26 provide such assistance as is requested by Owner in dealing with the Lenders, the Independent Engineer or any Government Authority in any and all matters relating to the Work and the Facility; provided that no review, approval or disapproval by the Independent Engineer shall serve to reduce or limit the liability of Contractor hereunder;

3.8.27 cooperate with Owner’s Representative and designee and the Independent Engineer in the review of design materials, the conduct of inspections and Commissioning, and in any other matters hereunder relating to the Work and respond promptly to inquiries from Owner;

3.8.28 provide all operating instructions, procedures, data and manuals, spare parts manuals, integrated and coordinated operation and maintenance manuals and training aids in accordance with the Drawings and Specifications;

3.8.29 train and certify the operating and maintenance personnel in accordance with Exhibit G;

3.8.30 perform the Pre-Commissioning and Commissioning and direct the operation and maintenance personnel (including the personnel of Owner or its Affiliate) during Pre-Commissioning, Commissioning and execution of the Performance Tests in full accordance with the written operating instructions, the operations and maintenance manuals and the safety procedures;

3.8.31 obtain Owner’s prior written approval (which approval may be withheld in Owner’s sole discretion and for any reason) of the text of any announcement, publication, photograph or other type of communication concerning the Work prior to the dissemination or release of same by Contractor or its Subcontractors;

3.8.32 subject to Owner’s prior approval, designate the Contractor’s Representative who will have full responsibility for the prosecution of the Work in respect of this Agreement and act as a single point of contact with Owner, Owner Contractors and Pipeline Contractor in all matters

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on behalf of Contractor. Upon the reasonable written request of Owner, Contractor shall promptly replace the Contractor’s Representative. Subject to Section 5.2, Contractor shall not replace the Contractor’s Representative without the prior written consent of Owner, which consent shall not be unreasonably withheld. The Contractor’s Representative shall be available at the Job Site and elsewhere, when reasonably required, at all reasonable times for consultation and, if absent, shall designate a suitable alternate to act as the Contractor’s Representative during such absence;

3.8.33 during the performance of the Work, maintain continuously at the Job Site adequate management, supervisory, administrative, security, safety, quality and technical personnel, to ensure expeditious and competent handling of all matters related to the Work, according to its determination of the staffing required for this purpose and Exhibit Y. Contractor shall designate the Key Personnel as set forth in Exhibit K;

3.8.34 provide such data, reports, certifications, certified copies of organizational documents, resolutions, incumbency certificates, audited financial statements, opinions of counsel and other documents or assistance as may be (a) requested by Owner, the Lenders or Owner’s title insurance providers with respect to the Financing or otherwise requested by Owner in connection with the performance of this Agreement or (b) requested or required by any Government Authority with respect to any Permits or regulatory filings;

3.8.35 advise Owner of negotiations with Major Subcontractors concerning the availability of improved warranties or guarantees related to major items of Materials to be incorporated into the Facility;

3.8.36 (a) cooperate with and provide information reasonably requested by Owner to support Owner in performing, or causing the performance of, the Owner Scope of Work and the delivery of the Owner Furnished Equipment and Materials to the Job Site or a MOF Facility, as applicable; (b) receive, transport and unload at the Job Site, or a MOF Facility or a storage yard designated by Owner for transshipment to the Job Site, all Owner Furnished Equipment and Materials; (c) perform the construction management services relating to the scheduling and coordination of the work and services performed by the Owner Contractors under the Owner Contracts and the administration and reporting to Owner of the performance by each Owner Contractor of its obligations of the relevant Owner Contract(s); and (d) install and integrate the Owner Furnished Equipment and Materials into the Facility;

3.8.37 coordinate and perform the applicable portion of the Work under the oversight and direction of BH personnel that are present at the Job Site or a MOF Facility pursuant to the Field Services Agreement;

3.8.38 maintain qualified personnel on the Job Site to consult with Owner regarding the operation and maintenance of the Facility (a) during Pre-Commissioning, Commissioning, startup and testing of each LNG Production System and the Facility, (b) until successful completion of the training program required by Article 14, and (c) in accordance with the Warranty procedures set forth in Article 20 during the Warranty Period (which does not require Contractor to maintain personnel on the Job Site);

3.8.39 comply with the Warranty procedures set forth in Article 20;

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3.8.40 in accordance with Article 39, cooperate with Owner in obtaining suitable Financing in accordance with the Lenders’ requirements;

3.8.41 provide complete Deliverables and follow them during the performance of the Work;

3.8.42 prepare and keep up-to-date on a daily basis a complete set of red-lined “as-built” records of the execution of the Work, showing the “as-built” locations, sizes and details of the Work as executed, with cross references to relevant specifications and data sheets, which records shall be kept on the Job Site and shall be made available to Owner upon request;

3.8.43 prepare and submit to Owner “as-built” drawings (in accordance with Exhibit J) of the Work showing the process-related portions of the Work as executed. The “as-built” drawings shall be provided in their native file format, red-lined as the Work proceeds, and shall be submitted at least monthly (and more frequently as requested by Owner) to Owner for its inspection;

3.8.44 submit to Owner, within sixty (60) Days following the Facility Substantial Completion Date or upon termination of this Agreement, five (5) electronic files in a format designated by Owner, one (1) full-size original copy and six (6) printed copies of the relevant final “as-built drawings” (in accordance with Exhibit J) and any further construction documents relating to the Work reasonably requested by Owner, all prepared in accordance with this Agreement;

3.8.45 in accordance with Article 9, submit to Owner the applicable Performance Security;

3.8.46 refrain from bringing, and not permit or allow any Subcontractor or other Person (other than an Owner Contractor acting in accordance with the relevant Owner Contract or the Pipeline Contractor) to bring, any Hazardous Substances on the Job Site and bear all responsibility and liability for such materials brought to the Job Site by Contractor or its Subcontractors; provided, however, that Contractor and Subcontractors may bring onto the Job Site such Hazardous Substances as are necessary to perform the Work so long as the same is done in compliance with applicable Laws, Permits, and Applicable Codes and Standards, and Contractor shall remain responsible and liable for all such Hazardous Substances. Contractor shall maintain an updated record and current inventory of all Hazardous Substances brought onto the Job Site or used by Contractor or any Subcontractors in connection with the performance of the Work, which records shall identify types, quantities, location of storage, use and final disposition of such Hazardous Substances, and shall promptly make such file available to Owner at the Job Site upon preparation and any updates. If Contractor or any of its Subcontractors cause, exacerbate or permit a Release of any Hazardous Substances on, at, under or from the Job Site, Contractor shall, at its sole cost and expense: (a) immediately notify Owner in writing; (b) comply with all applicable Laws, Permits and Applicable Codes and Standards and take all necessary steps to protect human health and the environment, and shall not exacerbate such condition; and (c) diligently proceed to take all necessary actions to clean up fully any contamination or impacts resulting therefrom. If Contractor or any of its Subcontractors encounter a Release of any Hazardous Substances on, at, under or from the Job Site that is not caused, exacerbated or permitted by any of them or any Pre-Existing Hazardous Substances, Contractor shall: (a) immediately notify Owner in writing; (b) comply with all applicable Laws, Permits and Applicable Codes and Standards and take all necessary steps to protect human health and the environment, and shall not exacerbate such

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condition; and (c) diligently proceed to take all necessary actions to assist Owner’s efforts to clean up fully any contamination or impacts resulting therefrom;

3.8.47 during the performance of the Work, maintain an office at the Job Site, in a temporary or permanent structure that shall be subject to the approval of Owner, which shall serve as the offices for Contractor, Owner and Owner Contractors, and upon completion of the Work, leave such offices, which shall remain the property of Owner, in a clean condition satisfactory to Owner;

3.8.48 cooperate and cause the Subcontractors to cooperate with Owner, Owner Contractors, the Pipeline Contractor and other unrelated contractors who may be working at or near the Job Site in accordance with the Project Schedule in order to assure that neither Contractor nor any of the Subcontractors unreasonably hinders or increases or makes more difficult the work being done by or on behalf of Owner, the operation of the Facility and other unrelated contractors at or near the Job Site;

3.8.49 use reasonable efforts, and cause the Subcontractors to use their reasonable efforts, to assist Owner in creating, assessing and carrying out programs which shall, during all phases of the Work, minimize the impacts on the host community caused by completion of the Work;

3.8.50 pay all Subcontractors in a timely fashion in accordance with the respective Subcontracts and provide Owner with Notice of any material dispute regarding the Work that is pending or threatened, which Notice shall detail the dispute, the parties involved and identify any Subcontractors that Contractor intends to withhold payment from and the amount to be withheld;

3.8.51 obtain and maintain the insurance set forth in Section 26.2. Contractor shall (a) cooperate with Owner so that Owner may obtain and maintain the insurance set forth in Section 26.3, including providing any information reasonably required by insurance carriers providing such insurance, and (b) comply with the requirements of the insurance policies provided by Owner pursuant to Section 26.3, including providing information necessary to substantiate any claims filed under such policies;

3.8.52 in accordance with Article 23, ensure that all agreements, guarantees, warranties, delivery schedules and performance requirements with Subcontractors comply with the requirements of this Agreement;

3.8.53 in accordance with Article 40, comply with the requirements of the Anti-Corruption Laws and Export Controls;

3.8.54 in accordance with Section 3.9, obtain recommendations for spare parts for the operation and maintenance of the Facility and, if requested by Owner, procure and deliver the Spare Parts to the Job Site;

3.8.55 as applicable comply in all respects with the requirements, prohibitions, and other obligations applicable to a general contractor under Louisiana’s Private Works Act, Louisiana Revised Statute 9:4801, et seq.;

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3.8.56 as applicable after the issuance of the Notice to Proceed (or, if required by Law in connection with the performance of the scope under any Limited Notice to Proceed, the Limited Notice to Proceed) properly and timely file written notice of contract (the “Notice of Contract”), together with performance and payment bonds attached, if required, and a “no work” affidavit satisfying the requirements of Louisiana Revised Statute 9:4820.C. for registry with the recorder of mortgages of the parish in which the Work is to be performed. Preparation and filing of the notice of contract and bonds shall comply with Louisiana’s Private Works Act, La. R.S. 9:4801, et seq.;

3.8.57 as applicable upon Final Completion, file a notice of termination for registry with the recorder of mortgages for Plaquemines Parish, referencing the Notice of Contract, and satisfying the requirements of Louisiana Revised Statute 9:4822.E.;

3.8.58 as applicable as a condition precedent to final payment by Owner hereunder, supply to Company a Clear Lien and Privilege Certificate for the Facility from the recorder of mortgages for Plaquemines Parish, which certificate is dated after the expiration of the period during which Subcontractors and suppliers may file valid claims or liens pursuant to Louisiana’s Private Works Act, LA. R.S. 9:4801, et seq.; and

3.8.59 as applicable as a condition precedent to final payment by Owner hereunder, at Owner’s request, Contractor shall file, or concur with the filing of, a request for cancellation of the Notice of Contract pursuant to Louisiana Revised Statute 9:4832.A.

3.9	SPARE PARTS.

3.9.1 Promptly following Contractor’s issuance of a Subcontract, Contractor shall deliver to Owner a detailed list (that shall include pricing information) of all Subcontractor and Contractor-recommended capital spare parts, other spare parts and special tools necessary for operating and maintaining the Facility (excluding all spare parts and special tools supplied as part of the Owner Furnished Equipment and Materials), including components and systems of the Facility (collectively, “Spare Parts”), following each LNG Production System Substantial Completion Date and the Facility Substantial Completion Date. At any time prior to the Final Completion Date, Owner shall specify in writing which items on the list it wishes Contractor to purchase and whether such items are requested to be delivered to the Job Site prior to LNG Production System Substantial Completion for an LNG Production System, Facility Substantial Completion or Final Completion, as applicable. For those Spare Parts Owner directs Contractor to purchase, Contractor shall purchase such Spare Parts on the best available commercially reasonable terms (including all rebates and discounts). In addition to ordering and purchasing the Spare Parts as provided above, Contractor shall receive, inspect, deliver to storage and take all other reasonable actions for the storage and maintenance of the Spare Parts until the Final Completion Date.

3.9.2 Contractor shall properly store and categorize all spare parts provided pursuant to Section 3.9.1 in order to preserve such spare parts and prevent corrosion, and shall create and maintain a computerized inventory of all such spare parts. Contractor shall submit the inventory control system to Owner for review and such inventory control system shall be approved by Owner prior to its implementation. Contractor shall cause the inventory control system to be transferred

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to Owner’s computer system at the Facility prior to the LPS1 LNG Production System Substantial Completion Date. Any spare parts purchased by Owner that are present at the Job Site prior to Owner’s assumption of the care, custody and control of the Facility pursuant to Section 18.1.3 and during the Warranty Period may be reasonably used by Contractor following written permission by Owner; provided, however, that Contractor shall be required to replace such spare part with an identical new replacement on an expedited basis.

3.10	PROCUREMENT.

3.10.1 Within [***] Days after the date of issuance of the Notice to Proceed, Contractor shall provide Owner with an estimated schedule of the planned air, marine and land shipments for which Contractor is responsible, identifying (a) equipment estimated to be essential to the Critical Path, (b) the equipment and values to be contained in each shipment, and (c) other specific information reasonably required by insurance underwriters (including the vessel and/or vehicle identification, the itinerary and schedule along with scheduled shipping dates from each MOF Facility or Contractor’s, a Subcontractor’s or their supplier’s warehouse) (collectively, the “Shipping Information”). Thereafter, in order for Owner to secure insurance for each marine, air and land shipment made by Contractor, Contractor shall provide monthly updates to Owner and Owner’s designated cargo insurer of any changes to the Shipping Information. Contractor shall not permit any shipment to be made until such Notice is timely given to Owner. Shipping delays incurred by Contractor or any Subcontractor as the result of delays in securing cargo insurance to the extent due to Contractor’s failure to supply such Notice on a timely basis shall not be the basis for an Owner Caused Delay. Contractor shall ensure that all shipments of cargo by Contractor or any Subcontractors comply with requirements related thereto of such insurance providers.

3.10.2 Each shipment manifest of Contractor and any Subcontractor will be prepared in a format consistent with the requirements of Owner.

4.	COMMENCEMENT OF THE WORK.

4.1	NOTICE TO PROCEED.

4.1.1 Owner may issue to Contractor a Notice in the form attached hereto as Exhibit F-13 (the “Notice to Proceed”) specifying the date for full commencement of the Work (the “Notice to Proceed Date”), which date shall not be prior to the date that Contractor receives the Notice to Proceed. Subject to any Limited Notice to Proceed, Contractor shall commence the Work only after the Notice to Proceed Date specified in the Notice to Proceed and thereafter diligently pursue the Work, assigning to it a priority that will ensure LNG Production System Substantial Completion of each LNG Production System on or before the applicable LNG Production System Substantial Completion Deadline, Facility Substantial Completion on or before the Facility Substantial Completion Deadline and Final Completion on or before the Final Completion Deadline. Contractor shall proceed with the performance of the Work in accordance with the Project Schedule; provided, however, that any failure of Contractor to pursue the Work in accordance with the Project Schedule shall not relieve Contractor of any liability hereunder.

4.1.2 Prior to the issuance of the Notice to Proceed, Owner intends to obtain sufficient funds from one or more Lenders to fulfill its payment obligations under this Agreement. Owner

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shall not issue the Notice to Proceed until the date on which it has obtained written and binding commitments in respect of such funds.

4.1.3 On or prior to Owner’s issuance of the Notice to Proceed pursuant to this Section 4.1, Contractor shall provide the Performance and Payment Bonds to Owner as required pursuant to Article 9.

4.1.4 Issuance of the Notice to Proceed is contingent upon FERC issuing the FERC Authorization. In the event FERC denies Owner’s application for the FERC Authorization or the content of such FERC Authorization is not acceptable to Owner, then Owner shall not be obligated to appeal therefrom. In the event FERC denies Owner’s application, then Owner may terminate this Agreement for convenience in accordance with Article 32.

4.2	LIMITED NOTICES TO PROCEED.

4.2.1 Prior to the issuance of the Notice to Proceed, Owner shall have the right to issue one or more limited notices to proceed directing Contractor to commence and complete any portion of the Work specified in any such limited notice to proceed and subject to the terms of this Agreement substantially in the form attached hereto as Exhibit F-8 (each, a “Limited Notice to Proceed”), except as otherwise agreed by Owner and Contractor. All activities required to be performed thereunder shall be done in accordance with the requirements for the Work hereunder. Contractor shall not be required to commence performance of the Work described in a Limited Notice to Proceed until it has counter-signed the Limited Notice to Proceed. All Work performed by Contractor under a Limited Notice to Proceed shall be compensated by Owner on the same basis as provided in Exhibit B, and one hundred percent (100%) of such payment shall be credited as an offset against subsequent Reimbursable Costs, Contractor’s G&A and Contractor’s Margin owed by Owner to Contractor, as applicable; provided that Contractor’s Margin earned prior to issuance of the Notice to Proceed shall not be payable to Contractor until the earlier to occur of (i) the issuance of the Notice to Proceed, and (ii) the termination of this Agreement. Upon issuance of the Notice to Proceed, all such performance of the Work under a Limited Notice to Proceed shall constitute Work done pursuant to this Agreement.

5.	PERSONNEL AND QUALIFICATIONS.

5.1	GENERAL.

5.1.1 Contractor represents to Owner that it, its designers and its design Subcontractors have the experience and capability necessary for the design and performance of the Work. Contractor undertakes that its personnel and design Subcontractors shall be available to attend discussions with Owner and the Independent Engineer at all times at the Job Site or other mutually agreed locations during the performance of the Contractor’s obligations hereunder.

5.1.2 Contractor, all Subcontractors and all personnel used by Contractor and Subcontractors in the performance of the Work shall be qualified by training, licenses or certifications, as required, and experienced to perform their assigned tasks. Contractor shall not use in the performance of the Work any personnel reasonably deemed by Owner to be incompetent, careless, unqualified to perform the work assigned to them, unsafe, creating an unsafe work environment or interfering with the completion of the Work. Notwithstanding the foregoing,

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Owner shall have no liability and Contractor agrees to release indemnify, defend and hold harmless each Owner Indemnitee from and against any and all Losses, of whatsoever kind or nature, which may directly or indirectly arise or result from Contractor or any Subcontractor terminating the employment of or removing from the Work any such employee who fails to meet the foregoing requirements following a request by Owner to have such employee removed from the Work.

5.1.3 Contractor shall maintain labor relations in such a manner that, so far as reasonably practicable, there is harmony among workers. Contractor and the Subcontractors shall conduct their labor relations in accordance with the recognized prevailing local area practices, applicable Law, Permits, Applicable Codes and Standards and Owner Standards.

5.2	KEY PERSONNEL.

The Contractor’s organizational structure for the performance of the Work is provided in Exhibit K. Prior to the commencement of the Work, the Key Personnel shall hold the positions indicated in Exhibit K. Contractor acknowledges and agrees that the continuity of Key Personnel in connection with the Work is a material requirement of this Agreement and that the replacement of any Key Personnel will be detrimental to Owner and the overall quality of the Work. The Key Personnel will be engaged full-time and exclusively in the prosecution of the Work continuously until their role is completed, unless prior release is approved or directed by Owner; provided however, Key Personnel may be removed by Contractor without Owner’s consent for (a) termination of a Key Personnel’s employment with the Contractor or its Affiliates, or (b) a Key Personnel dying, retiring, resigning, or becoming seriously ill, or a serious illness or death in the family of a Key Personnel. Revisions to the organizational structure of Key Personnel shall be subject to Owner’s prior approval, and replacement of, or additions to, such Key Personnel shall only be made with persons having qualifications equal to or better than those replaced or added to, and shall be similarly subject to Owner’s prior approval. All requests for the substitution of Key Personnel shall include a detailed explanation and reason for the request and the resumes of professional education and experience for a minimum of two (2) candidates of suitable qualifications and experience. Should Owner approve of the replacement of a Key Personnel, Contractor shall allow for an overlap of a minimum of two (2) weeks during which both the Key Personnel to be replaced and the Owner-approved new Key Personnel shall work together full time. Owner may if it is concerned with the performance thereof request in writing the removal of, and Contractor shall promptly remove and replace, any Key Personnel. Contractor agrees that, notwithstanding its other business commitments, it will give the Work a priority and commit sufficient resources to the Work that will enable Contractor to perform its obligations under this Agreement.

6.	PRICE AND PAYMENT.

6.1	TARGET PRICE.

6.1.1 The “Target Price” is equal to [***], the principal components of which are more fully described in Exhibit B-3, as the foregoing may be adjusted from time to time pursuant to a Change Order, to be paid pursuant to Section 6.3.

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6.1.2 Contractor has satisfied itself as to the correctness and sufficiency of the Target Price and represents to Owner that the Target Price is a valid estimate of the Direct Costs and the Contractor’s G&A and Contractor’s Margin applicable thereto that will be paid to Contractor for the performance of the Reimbursable Work. The Target Price includes the estimated costs for the Materials, labor, transportation, services and Intellectual Property rights forming part of the Reimbursable Work and, including the costs of Materials, transportation and storage of Materials and all Taxes other than sales and use taxes, duties and tariffs for which Contractor is responsible hereunder, the cost to Contractor to provide the Performance Security, and Contractor’s estimated cost for repair or replacement of all Defects and Deficiencies and other corrective Work prior to the commencement of the Warranty Period, including as described in Exhibit B-1.

6.1.3 The Parties acknowledge that prior to the Notice to Proceed Date, Owner and Contractor have met and will continue to meet and discuss adjustments to the components of the Work identified in Exhibit W (the “Open Cost Items”), and their associated values and schedule impacts (if any), on an open book basis, with a view to incorporating the Open Cost Items (if necessary) into the Work. The Parties will use good faith efforts to reach agreement on the final value and scope of Open Cost Items on or before September 30, 2023 and acknowledge that such agreement shall be a condition to Owner’s Financing. Following the Parties’ agreement on the Open Cost Items, Owner shall issue a Change Order to reflect the adjustments for the Open Cost Items.

6.2	[RESERVED].

6.3	PAYMENT.

6.3.1 Not later than the 15th day of each Month N, Contractor shall submit to Owner for its approval a Request for Payment (simultaneously sending copies to the Independent Engineer, as Owner may direct), which shall set forth: (a) a reasonable good faith estimate of (i) the Reimbursable Work activities that will be performed during the second month (“Month N+2”) immediately following such Month N, and (ii) the Direct Costs, Contractor’s G&A and Contractor’s Margin (including details of Margin Milestones anticipated to be achieved) associated with such Reimbursable Work activities (the sum of clauses (i) and (ii) being referred to herein as an “Estimated Monthly Amount”); (b) except for the Initial Request for Payment, the amount owed to Contractor in respect of the Reimbursable Work performed during the preceding month(s), together with Contractor’s G&A and Contractor’s Margin associated with such Reimbursable Work, that has not been paid to Contractor during such preceding month(s), as applicable; (c) except for the Initial Request for Payment, the amount by which the aggregate amount of Estimated Monthly Amounts paid to Contractor during the preceding month(s) exceeds the actual Direct Costs incurred by Contractor in the performance of the Reimbursable Work during the preceding month(s), calculated as of the last day of the month immediately preceding such month, and the Contractor’s G&A and Contractor’s Margin associated with such Direct Costs payable by Owner in respect of such Reimbursable Work; (d) any other amounts that may be due and owing from Owner to Contractor or from Contractor to Owner pursuant to any other provision of this Agreement; and (e) all information and documentation required by Section 6.3.3.

6.3.2 Owner shall, with respect to the Initial Request for Payment, make payment of the net amount specified in such Request for Payment within fifteen (15) Business Days of its receipt

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of such Request for Payment and with respect to each subsequent Request for Payment in accordance with Section 6.6.

6.3.3 Each Request for Payment submitted by Contractor pursuant to Section 6.3.1 will be accompanied by: (a) a certificate of release and waiver of liens (other than Permitted Liens) from Contractor in the form attached hereto as Exhibit F-1; (b) a Payment Status Affidavit from Contractor in the form attached hereto as Exhibit F-15; (c) certificates of release and waiver of liens (other than Permitted Liens) from each Major Subcontractor providing Materials or services described in the Request for Payment in the form attached hereto as Exhibit F-2; (d) a Payment Status Affidavit from each Major Subcontractor in the form attached hereto as Exhibit F-16; (e) a Monthly Progress Report pursuant to Section 13.3; (f) a report of Defects and Deficiencies pursuant to Section 10.2.1; (g) supporting documentation evidencing the Reimbursable Costs and Contractor’s G&A that are defined in Exhibit B-1; (h) the aggregate accrued amount of the Contractor’s Margin (with supporting calculations) of which payment is requested in respect of the Margin Milestone(s) that have occurred in the previous month; and (i) any other information that Owner, the Lenders or the Independent Engineer may reasonably request (provided Contractor is given a reasonable period of time to satisfy such request prior to Contractor’s submission of a Request for Payment). Contractor shall itemize Taxes (which are Reimbursable Costs) by category and cost component, including Louisiana state and local sales/use tax and any other sales/use tax that Contractor may be responsible for collecting from Owner (by state and taxing jurisdictions), import duties, and sales tax of other states (by other state). Contractor shall only include Direct Costs in a Request for Payment in accordance with the rates and other provisions set forth in Exhibit B-1 and Exhibit C.

6.3.4 Amounts (a) owed by Owner to Contractor, and (b) owed by Contractor to Owner shall, to the extent not paid when due pursuant to the terms hereof, accrue interest at the Late Payment Rate from the date payment thereof was due until the date of payment thereof in full (together with all accrued interest).

6.3.5 In no event shall the payment of any amount by Owner to Contractor constitute an acceptance of any Work, and Owner’s acceptance of the Work shall not relieve Contractor of any of its obligations hereunder.

6.3.6 Notwithstanding anything to the contrary contained herein, failure by Owner to pay any amount in dispute until resolution of such dispute in accordance with this Agreement shall not alleviate, diminish, or modify in any respect Contractor’s obligations to perform hereunder.

6.3.7 Notwithstanding anything to the contrary contained herein, except as expressly set forth in a Limited Notice to Proceed, Contractor shall not be obligated to perform any further Work and Owner shall not be obligated to make any further payment hereunder until after the Financial Closing Date has occurred.

6.3.8 Contractor’s Margin shall only be payable as and when required pursuant to, and in the amounts specified in, the Margin Milestones. For the avoidance of doubt, no Contractor’s Margin in respect of any Margin Milestone shall be due and payable by Owner until such Margin Milestone has been achieved by Contractor, such achievement being confirmed by a Certificate of Achievement to be provided by Contractor together with the relevant Request for Payment. For

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the avoidance of doubt, no Margin Milestone shall be due and payable by Owner until such Margin Milestone has been achieved by Contractor.

6.3.9 All Non-Reimbursable Costs shall be borne exclusively by Contractor. Contractor shall not include any Non-Reimbursable Costs in a Request for Payment or otherwise seek reimbursement from Owner of any Non-Reimbursable Costs.

6.3.10 Owner shall have the right to audit all documentation pertaining to each Request for Payment on reasonable prior notice to Contractor and during normal business hours in order to confirm the accuracy and completeness of such Request for Payment. Notwithstanding the foregoing, and without prejudice to Owner’s rights under Sections 3.8.17 and 40.2, Owner shall have no right to audit or inspect the internal composition of any Contractor’s rates, the make-up or composition of Contractor’s lump sum pricing, unit prices, unit rates, fixed rates, fixed percentages, multipliers or any other form of fixed pricing, or of costs which are expressed in terms of percentages of other costs.

6.3.11 The Parties acknowledge that the amount of Contractor’s Margin payable by Owner in respect of each Margin Milestone is calculated based on a percentage of the then applicable Base Target Price. The following methodology will be applied with respect to any (i) adjustment to the Base Target Price after the Effective Date, (ii) instance where the aggregate amount of Direct Costs (other than Tax Costs) incurred in the performance of the Reimbursable Work exceeds the then applicable Base Target Price or (iii) early termination of this Agreement:

(a) Upon an increase to the Base Target Price, the amount payable for each Margin Milestone in respect of which Contractor’s Margin has previously been paid shall be automatically increased to reflect the applicable milestone percentage of the amount of the increase to the Base Target Price, and the positive difference between such increased amount payable and the amount previously paid shall be invoiced by Contractor to Owner in the next following Request for Payment; provided, however, that any portion of the increase to the Base Target Price that has previously been invoiced to Owner and paid in accordance with clause (c) of this Section 6.3.11 shall be excluded from the application of this clause (a).

(b) Upon a decrease to the Base Target Price, the amount payable for each Margin Milestone in respect of which Contractor’s Margin has previously been paid shall be automatically decreased to reflect the applicable milestone percentage of the amount of the decrease to the Base Target Price, and the positive difference between the amount previously paid and such decreased amount payable shall be applied as a credit to Owner in the next following Request for Payment.

(c) If at any time the aggregate amount of Direct Costs incurred in the performance of Reimbursable Work exceeds the then applicable Base Target Price, payments of Contractor’s Margin for all Margin Milestones shall be recalculated by applying such aggregate amount in place of the Base Target Price in the definition of “Contractor’s Margin”, and the positive difference resulting from such recalculation shall, with respect to each Margin Milestone in respect of which Contractor’s Margin has previously been paid, be invoiced by Contractor to Owner in the next following Request

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for Payment; provided, however, that the Contractor’s Margin shall not be adjusted pursuant to this clause (c) more than once every ninety (90) days.

(d) If this Agreement is terminated pursuant to and in accordance with Articles 31 or 32, the amount of Contractor’s Margin owed to Contractor upon such termination shall be calculated on the basis of all Direct Costs (other than Tax Costs) incurred in the performance of Reimbursable Work prior to the date of such termination rather than the Appendix 1 of Exhibit D Margin Milestone payment schedule. If the amount of Contractor’s Margin calculated pursuant to the preceding sentence is greater or less than the aggregate amount of Contractor’s Margin paid to Contractor prior to the date of such termination, the difference shall be paid to Contractor or Owner, respectively.

6.4	ENCUMBRANCES.

6.4.1 Contractor covenants and agrees that, with the sole exceptions of (a) an arbitral or Government Authority’s decision in Contractor’s favor, and (b) Permitted Liens, no mechanics’ liens, similar liens or any encumbrances whatsoever shall be filed or maintained by Contractor, any Subcontractor or worker or other Person acting, directly or indirectly, through or under Contractor or any Subcontractor, against the Job Site, the Facility (or any portion thereof), any Materials or Owner Furnished Equipment and Materials, any land or improvements pertinent thereto, for or on account of any Work done or to be done or Materials furnished or to be furnished hereunder (the foregoing types of liens, regardless of who files them, collectively, the “Indemnified Liens”). Any lien or encumbrance filed by Contractor shall be limited in scope to secure payment by Owner of the amount at issue in any applicable dispute resolution proceeding. Upon Owner’s payment of such amount, Contractor shall immediately, and in any event within seven (7) Days of such payment, effect release (and certify thereto) of any such lien or encumbrance. For the avoidance of doubt, if a dispute resolution proceeding is brought within the applicable statute of limitations, but the outcome of such proceeding is not determined until after the statute of limitations has expired, the Parties agree to waive the statute of limitations in order to effect the outcome of such dispute resolution proceeding.

6.4.2 If Contractor fails to satisfy the obligation set forth in Section 6.4.1 within thirty (30) days, Contractor agrees, to the fullest extent permitted by Law, to indemnify and hold harmless each of the Owner Indemnitees and the Owner’s title insurers against any and all Losses associated with any Indemnified Lien and Owner shall have the right to (a) consider the amount of the lien or encumbrance as presumptively correct, (b) withhold from any payment to Contractor then due, or thereafter to become due (including the Final Request For Payment), an amount sufficient to completely indemnify Owner Indemnitees against such lien or encumbrance, (c) pay the amount of such lien or encumbrance and pursue recovery actions against Contractor, and (d) retain out of the amount withheld an amount sufficient to compensate Owner for its expenses (including actual attorney’s fees) in the matter.

6.4.3 Contractor hereby subordinates any mechanics’ and materialmen’s liens or other claims or encumbrances that may be brought by Contractor against any or all of the Work, the Facility, or the Job Site to any liens granted in favor of the Lenders, whether such lien in favor of the Lenders is created, attached or perfected prior to or after any such liens, claims or encumbrances, and shall use commercially reasonable efforts to require its Subcontractors to

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similarly subordinate their lien, claim and encumbrance rights. Contractor agrees to comply with reasonable requests of Owner for supporting documentation required by the Lenders in connection with such subordination, including any necessary lien subordination and other agreements and the filing of necessary documentation to effectuate such subordination. Nothing in this Section 6.4.3 shall be construed as a limitation on or waiver by Contractor of any of its rights under applicable Law to file a lien or claim or otherwise encumber the Facility as security for any undisputed payments owed to it by Owner hereunder which are past due; provided that such lien, claim or encumbrance shall be subordinate to any liens granted in favor of the Lenders.

6.5	DEFICIENT REQUESTS FOR PAYMENT.

Should Owner and the Lenders believe any Request for Payment is non-conforming (by being incomplete or inaccurate or by not otherwise satisfying the requirements for a Request for Payment hereunder), Owner shall have the right, in its sole discretion, to (a) request additional information with respect to such non-conforming Request for Payment or (b) reject the nonconforming portion of a Request for Payment, but pay the undisputed portion in accordance with this Agreement. It is understood and agreed by the Parties that any Request for Payment which is non-conforming, to the extent of such non-conformance, shall not constitute a valid and proper Request for Payment, and Owner shall not be obligated to make payment of any disputed amounts related to such non-conformance until Contractor revises the Request for Payment or submits a Request for Payment in proper form.

6.6	OWNER PAYMENT OBLIGATIONS.

Owner shall review each Request for Payment and may make such exceptions in accordance with the terms of this Agreement. Not later than forty-five (45) Days after its receipt of a Request for Payment and supporting documentation in the manner, with such detail and at the time herein required, Owner shall make payment to Contractor in the amount required, less (i) any disputed portion of such Request for Payment, (ii) any undisputed amounts payable by Contractor to Owner hereunder from the immediately preceding billing period, and (iii) any other Owner withholding rights explicitly set forth herein. Owner shall make payment of the net amount specified in each Request for Payment submitted in accordance with Section 6.2, less (i) any disputed portion of such Request for Payment, (ii) any undisputed amounts payable by Contractor to Owner hereunder from the immediately preceding billing period, and (iii) any other Owner withholding rights explicitly set forth herein, not later than the last Business Day of the month immediately following the month in which such Request for Payment was received by Owner; provided, however, that if Contractor submits such Request for Payment to Owner after the 15th day of the relevant month, the time period within which Owner shall be obligated to make payment hereunder shall be extended by such number of days following such 15th day for which such Request for Payment was not submitted. See Exhibit B-5 for an example of such payment procedures.

6.7	FINAL PAYMENT.

Within thirty (30) days of the Final Completion Date, Contractor shall submit a final Monthly Progress Report and a final request for payment which shall set forth all amounts due and remaining unpaid to it (the “Final Request for Payment”), and upon approval thereof by Owner,

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Owner shall pay to Contractor the amount due under such Final Request for Payment. Together with the submission of the Final Request for Payment to Owner, Contractor shall: (a) furnish Owner a Clear Lien and Privilege Certificate pursuant to Section 3.8.58; (b) deliver evidence satisfactory to Owner that Contractor has filed a request for cancellation of the Notice of Contract pursuant to Section 3.8.59, and (c) deliver evidence satisfactory to Owner, including a Payment Status Affidavit from Contractor and all Major Subcontractors in the form of Exhibit F-15 and Exhibit F-16, respectively, and a release and waiver of liens from Contractor and all Major Subcontractors in the form of Exhibit F-3 and Exhibit F-4, respectively, that all claims, liens, security interests or encumbrances in the nature of mechanics’, labor or materialmen’s liens or otherwise, arising out of or in connection with the Facility, Job Site or the performance by Contractor, or any Major Subcontractor, of the Work, have been satisfied or discharged.

6.8	OWNER’S RIGHT TO WITHHOLD PAYMENT.

6.8.1 Notwithstanding anything to the contrary contained herein, upon the occurrence and continuance of any of the following events, Owner, upon Notice to Contractor, may withhold or retain such portion (including all) of any payment due to Contractor under this Agreement as reasonably necessary to ensure the performance of the Work or to protect fully Owner’s rights hereunder:

(a) Contractor is in default under Section 31.1, but excluding (i) defaults for which the payment of liquidated damages is the sole and exclusive remedy as provided in Article 22, and (ii) costs attributable to any such default that are otherwise Direct Costs as provided in Exhibit B-1;

(b) there exists any outstanding and unpaid payment obligation owing by Contractor to Owner;

(c) provided that Contractor is then obligated to indemnify Owner for Indemnified Liens, (i) Contractor is not able to indemnify Owner to Owner’s satisfaction against any such lien that shall be registered against the Job Site, Facility (or any portion thereof), any Materials, any land or improvements pertinent thereto and such Indemnified Lien shall remain undischarged or (ii) Contractor, Owner or the Lenders shall have received any claims for Indemnified Liens arising in connection with this Agreement which have not been withdrawn, all arising as a result of any acts or omission of Contractor or any Subcontractors;

(d) Owner is required in accordance with applicable Laws to withhold Taxes payable by Contractor in respect of the Work;

(e) there is an assessment of any fines or penalties against Owner as a result of Contractor’s failure to comply with applicable Law, Permits or Applicable Codes and Standards;

(f) Contractor has failed to make payments to Subcontractors as required under their respective Subcontracts, excluding the right of Contractor to withhold payments to Subcontractors as provided under the terms of the applicable Subcontract; or

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(g) Owner has incurred any other Non-Reimbursable Costs or liabilities for which Contractor is responsible hereunder.

6.8.2 Owner’s right to withhold amounts pursuant to this Section 6.8 shall not be deemed to in any way reduce Owner’s rights to withhold amounts due to Contractor under any other Section hereof. If Owner withholds amounts pursuant to this Section 6.8, Owner shall promptly inform Contractor of the reason therefor and once Contractor has corrected the reasons for the withholding, Owner shall pay the said withheld amount with the next Request for Payment submitted by Contractor. Notwithstanding anything to the contrary contained herein, Contractor shall not have any rights of termination or suspension as a result of Owner’s exercise of its rights under this Section 6.8.

6.9	RELEASE OF LIABILITY.

Acceptance by Contractor of payment pursuant to a Final Request for Payment shall constitute a satisfaction and release by Contractor and each of its Subcontractors in favor of Owner, Owner’s Representative, the Lenders, the Independent Engineer and all Affiliates, officers, directors, employees and agents thereof from all claims and liability hereunder with respect to the Work, or for any act or omission of Owner or of any of the above-listed Persons relating to or affecting this Agreement, except for (a) claims which are the subject of a Dispute filed by either Owner or Contractor prior to the date of such payment pursuant to Article 36, (b) Owner’s indemnity obligations hereunder, (c) any payment that may become due to Contractor under the last sentence of Section 6.7, or (d) any other provision hereof that is expressly intended to survive. Subject to acceptance of the Facility by Owner upon the Facility Substantial Completion Date, no payment shall: (i) be deemed a representation that Owner has inspected the Materials or the Work, (ii) constitute or be deemed an acceptance, in whole or in part, of any portion of the Work or (iii) operate to release Contractor from any obligations or liabilities hereunder.

7.	SCHEDULE BONUSES.

7.1	INTERIM MILESTONE BONUSES.

7.1.1 In consideration for Contractor’s timely completion of the Work, Owner will, subject to Section 7.4, pay to Contractor, not later than [***] following the date of achievement, in addition to the amounts payable to Contractor pursuant to Section 6.3, an Interim Milestone Bonus in respect of each corresponding Interim Milestone that Contractor has achieved prior to, on, or [***] following the relevant Completion Date.

7.1.2 If Contractor achieves an Interim Milestone (for Interim Milestones 2 through 16) prior to the relevant Completion Date, the amount of the Interim Milestone Bonus payable in respect of such Interim Milestone shall be increased by an amount equal to [***] for each day between the date of such achievement and such Completion Date.

7.1.3 If Contractor achieves an Interim Milestone after the relevant Completion Date but within [***] Days of the relevant Completion Date, the amount of the Interim Milestone Bonus payable in respect of such Interim Milestone shall be equal to [***]. If Contractor achieves an Interim Milestone more than [***] Days after the relevant Completion Date but within [***] Days of the relevant Completion Date, the amount of

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the Interim Milestone Bonus payable in respect of such Interim Milestone shall be equal to [***]. If Contractor achieves an Interim Milestone more than [***] Days after the relevant Completion Date but within [***] Days of the relevant Completion Date, the amount of the Interim Milestone Bonus payable in respect of such Interim Milestone shall be equal to [***]. For the avoidance of doubt, if Contractor does not achieve an Interim Milestone within [***] Days of the relevant Completion Date, no Interim Milestone Bonus shall be payable in respect of such Interim Milestone.

7.2	PRIMARY MILESTONE BONUSES.

7.2.1 In consideration for Contractor’s timely completion of the Work, Owner will, subject to Section 7.4, pay to Contractor, not later than [***] days following the Final Completion Date, in addition to the amounts payable to Contractor pursuant to Section 6.3, a Primary Milestone Bonus in respect of each corresponding Primary Milestone that Contractor has achieved prior to, on, or within [***] Days following the relevant Completion Date.

7.2.2 If Contractor achieves a Primary Milestone prior to the relevant Completion Date, the amount of the Primary Milestone Bonus payable in respect of such Primary Milestone shall be increased by an amount equal to [***] for each day between the date of such achievement and such Completion Date.

7.2.3 If Contractor achieves a Primary Milestone after the relevant Completion Date but within [***] Days of the relevant Completion Date, the amount of the Primary Milestone Bonus payable in respect of such Primary Milestone shall be equal to [***]. If Contractor achieves a Primary Milestone more than [***] Days after the relevant Completion Date but within [***] Days of the relevant Completion Date, the amount of the Primary Milestone Bonus payable in respect of such Primary Milestone shall be equal to [***]. If Contractor achieves a Primary Milestone more than [***] Days after the relevant Completion Date but within [***] Days of the relevant Completion Date, the amount of the Primary Milestone Bonus payable in respect of such Primary Milestone shall be equal to [***]. If Contractor achieves a Primary Milestone more than [***] Days after the relevant Completion Date but within [***] Days of the relevant Completion Date, the amount of the Primary Milestone Bonus payable in respect of such Primary Milestone shall be equal to [***]. If Contractor achieves a Primary Milestone more than [***] Days after the relevant Completion Date but within [***] Days of the relevant Completion Date, the amount of the Primary Milestone Bonus payable in respect of such Primary Milestone shall be equal to [***]. For the avoidance of doubt, if Contractor does not achieve a Primary Milestone within [***] Days of the relevant Completion Date, no Primary Milestone Bonus shall be payable in respect of such Primary Milestone.

7.3	SUPER PRIMARY MILESTONE BONUSES.

7.3.1 In consideration for Contractor’s timely completion of the Work, Owner will, subject to Section 7.4, pay to Contractor, not later than [***] days following the Final

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Completion Date, in addition to the amounts payable to Contractor pursuant to Section 6.3, a Super Primary Milestone Bonus in respect of each corresponding Super Primary Milestone that Contractor has achieved prior to, on, or within [***] Days following the relevant Completion Date.

7.3.2 If Contractor achieves a Super Primary Milestone prior to the relevant Completion Date, the amount of the Super Primary Milestone Bonus payable in respect of such Super Primary Milestone shall be increased by an amount equal to [***] for each day between the date of such achievement and such Completion Date.

7.3.3 If Contractor achieves a Super Primary Milestone after the relevant Completion Date but within [***] Days of the relevant Completion Date, the amount of the Super Primary Milestone Bonus payable in respect of such Super Primary Milestone shall be equal to [***]. If Contractor achieves a Super Primary Milestone more than [***] Days after the relevant Completion Date but within [***] Days of the relevant Completion Date, the amount of the Super Primary Milestone Bonus payable in respect of such Super Primary Milestone shall be equal to [***]. If Contractor achieves a Super Primary Milestone more than [***] Days after the relevant Completion Date but within [***] Days of the relevant Completion Date, the amount of the Super Primary Milestone Bonus payable in respect of such Super Primary Milestone shall be equal to [***]. If Contractor achieves a Super Primary Milestone more than [***] Days after the relevant Completion Date but within [***] Days of the relevant Completion Date, the amount of the Super Primary Milestone Bonus payable in respect of such Super Primary Milestone shall be equal to [***]. If Contractor achieves a Super Primary Milestone more than [***] Days after the relevant Completion Date but within [***] Days of the relevant Completion Date, the amount of the Super Primary Milestone Bonus payable in respect of such Super Primary Milestone shall be equal to [***]. For the avoidance of doubt, if Contractor does not achieve a Super Primary Milestone within [***] Days of the relevant Completion Date, no Super Primary Milestone Bonus shall be payable in respect of such Super Primary Milestone.

7.4	LIMITATIONS.

7.4.1 Owner’s total liability to Contractor under this Article 7 shall not exceed the Schedule Bonus Cap.

7.4.2 Notwithstanding anything contained herein to the contrary, if at any time Contractor’s Margin is reduced pursuant to Section 8.2 to:

(a) [***], then the aggregate amount of all Schedule Bonuses in respect of which Contractor has been paid or is entitled to be paid shall be reduced by an amount equal to [***] of such aggregate amount;

(b) [***], then the aggregate amount of all Schedule Bonuses in respect of which Contractor has been paid or is entitled to be paid shall be reduced by an amount equal to [***] of such aggregate amount; or

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(c) [***], then the aggregate amount of all Schedule Bonuses in respect of which Contractor has been paid or is entitled to be paid shall be reduced by an amount equal to [***] of such aggregate amount;

provided that, for the avoidance of doubt, the reductions described in this Section 7.4.2 shall not be cumulative. If Owner has paid any Schedule Bonus(es) to Contractor prior to such reduction, then Owner may, without prejudice to Section 41.7, deduct from any amounts owed to Contractor hereunder an amount equal to the amount of such reduction.

7.4.3 Notwithstanding anything contained herein to the contrary, if Owner determines in its reasonable discretion that Contractor has not or will not be entitled to payment for any Primary Milestone or Super Primary Milestone pursuant to and in accordance with Section 7.2 and Section 7.3, respectively, Owner shall have no obligation to pay to Contractor any Schedule Bonuses pursuant to this Agreement. If Owner has paid any Schedule Bonus(es) to Contractor prior to such determination, then Owner may, without prejudice to Section 41.7, deduct from any amounts owed to Contractor hereunder an amount equal to the aggregate amount of all such Schedule Bonuses previously paid.

7.4.4 For the avoidance of doubt, Contractor shall not be entitled to payment in respect of any Schedule Bonus unless and until the achievement of the relevant Schedule Milestone is confirmed by a Certificate of Schedule Milestone Achievement to be provided by Contractor together with the relevant Request for Payment.

8.	COST OVERRUN; COST SAVINGS.

8.1	TOTAL COSTS.

8.1.1 Contractor acknowledges and understands that Owner has structured its Financing on the basis of the Target Price and is relying on the accuracy and sufficiency of the Target Price. Accordingly, Contractor agrees as a consequence that the Contractor’s Margin shall be subject to adjustment under the circumstances described in this Article 8, without impacting Owner’s obligation to reimburse Contractor for Direct Costs incurred by it in accordance with this Agreement.

8.1.2 For the purposes of this Agreement, “Total Costs” means, as of any date, an amount equal to the sum, as calculated by Owner pursuant to Section 8.2.3, of: (a) the Reimbursable Costs, Contractor’s G&A and Contractor’s Margin duly paid to Contractor by Owner pursuant to Section 6.2; (b) any costs incurred by Owner to perform portions of the Work or any other Contractor obligation that should have been performed by Contractor under this Agreement that are in excess of the amount that Owner would have paid to Contractor to perform such portions of the Work; and (c) any other cost which is expressly identified herein as being included in the calculation of Total Costs hereunder; provided that the Total Costs shall not include the Total Cost Exclusions. For the avoidance of doubt, the calculation of the Total Costs as of the Final Completion Date shall include all such amounts owing, but not yet paid, to Contractor with respect to the Work performed through and including the Final Completion Date, including amounts set forth in the Final Request for Payment.

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8.2	COST OVERRUN.

8.2.1 In the event that at any time a Cost Overrun exists that is greater than [***], Owner shall be permitted by written notice to Contractor to reduce the Contractor’s Margin for all purposes hereunder as follows:

(a) if the Cost Overrun is greater than [***], but less than or equal to [***], the Contractor’s Margin shall be reduced by applying a Margin Percentage of [***];

(b) if the Cost Overrun is greater than [***], but less than or equal to [***], the Contractor’s Margin shall be reduced by applying a Margin Percentage of [***]; or

(c) if the Cost Overrun is greater than [***], the Contractor’s Margin shall be reduced by applying a Margin Percentage of [***].

8.2.2 Owner shall be permitted to reduce the Contractor’s Margin pursuant to Section 8.2.1 more than once if following Owner’s first delivery of a notice pursuant to Section 8.2.1 a Cost Overrun increases to exceed the next then applicable threshold set forth therein. Each reduction of Contractor’s Margin effected pursuant to Section 8.2.1 shall be applied both retroactively and prospectively, and all payments by Owner of Contractor’s Margin made prior to such reduction shall be retroactively adjusted to be equal to an amount calculated using the reduced Contractor’s Margin. In such event, without prejudice to Section 41.7, Owner may deduct from any amounts owed to Contractor hereunder an amount equal to the positive difference between the amount of the Contractor’s Margin previously paid to Contractor pursuant to Section 6.2 calculated using the previously applicable Contractor’s Margin and the amount of the Contractor’s Margin previously paid to Contractor as recalculated using the reduced Contractor’s Margin. Each notice delivered by Owner pursuant to Section 8.2.1 shall include Owner’s supporting calculations of the amount of the relevant Cost Overrun and, if applicable, the amount of such positive difference to be deducted from amounts owed to Contractor.

8.2.3 Within [***] days following the Final Completion Date, Owner shall calculate and deliver to Contractor written notice of the amount by which the Total Costs exceed the Target Price, if any, as of the Final Completion Date, such notice to include Owner’s supporting calculations of the amount of such excess.

8.2.4 The Parties acknowledge and agree that the remedies set forth in this Section 8.2 (a) are reasonable and appropriate measures of the damages for the circumstances described herein and do not represent a penalty, and (b) constitute Owner’s sole remedies for the Total Costs exceeding the Target Price.

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8.3 COST SAVINGS.

8.3.1 Within thirty (30) days following the Final Completion Date, Owner shall calculate and deliver to Contractor written notice of the Cost Savings, if any, such notice to include Owner’s supporting calculations of the amount of the Cost Savings. The Cost Savings shall be calculated as of the Final Completion Date. If there is a Cost Savings that is greater than [***], Owner shall make payment of the following amount to Contractor within fifteen (15) days of Owner’s delivery of written notice to Contractor:

(a) if the Cost Savings is greater than [***], but less than or equal to [***], an amount equal to [***] of the amount of the Cost Savings;

(b) if the Cost Savings is greater than [***], but less than or equal to [***], an amount equal to [***] of the amount of the Cost Savings; and

(c) if the Cost Savings is greater than [***], an amount equal to [***] of the amount of the Cost Savings.

9.	PERFORMANCE SECURITY.

9.1	TYPES OF PERFORMANCE SECURITY.

To secure Contractor’s performance of its obligations hereunder, Contractor acknowledges and agrees that Owner shall have the right to hold (a) the Performance and Payment Bonds, and (b) the Contractor Guarantee.

9.2	PERFORMANCE AND PAYMENT BONDS.

9.2.1 On or prior to the Notice to Proceed Date, Contractor shall deliver to Owner a performance bond (in the form of a bank letter of credit as provided in Exhibit F-9A) and a payment bond (in the form of an insurance surety bond as provided in Exhibit F-9B) issued for the benefit of Owner (the “Performance and Payment Bonds”), in each case issued by a Qualified Surety.

9.2.2 The Performance Bond shall constitute security for all of Contractor’s payment and performance obligations hereunder. The Performance Bond shall have a face amount equal to a variable percentage of the then-current Target Price, as follows: (i) as of the Notice to Proceed Date, the face amount of the Payment Bond shall be equal to [***] of the then-current Target Price; (ii) on the date that is [***] days following the Notice to Proceed Date, the face amount of the Payment Bond shall be increased to be equal to [***] of the then-current Target Price; and (iii) on the Facility Substantial Completion Date, the face amount of the Payment Bond shall be decreased to be equal to [***] of the then-current Target Price. In the event the Target Price is increased or decreased by one or more Change Orders or otherwise in an aggregate amount equal to or greater than [***] in accordance with the terms of this Agreement prior to the Facility Substantial Completion Date, Contractor shall increase or decrease the amount of the Performance Bond to reflect the corresponding increase or

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decrease in the Target Price by [***] of such increase or decrease, within [***] Business Days of such increase or decrease in the Target Price. The Performance Bond will be reduced in value by [***] upon Facility Substantial Completion, which may then be held by Owner until the expiration of the Warranty Period.

9.2.3 The Payment Bond shall constitute security for the payments made by Owner to Contractor on or after the Notice to Proceed Date. The Payment Bond shall have a face amount equal to a variable percentage of the initial Target Price, as follows: (i) as of the Notice to Proceed Date, the face amount of the Payment Bond shall be equal to [***] of the then-current Target Price; (ii) on the date that is [***] days following the Notice to Proceed Date, the face amount of the Payment Bond shall be increased to be equal to [***] of the then-current Target Price; (iii) on the LPS1 Substantial Completion Date, the face amount of the Payment Bond shall be decreased to be equal to [***] of the then-current Target Price; and (iv) on the LPS3 Substantial Completion Date, the face amount of the Payment Bond shall be decreased to be equal to [***] of the then-current Target Price. The Payment Bond will be held by Owner until the Facility Substantial Completion Date.

9.2.4 In the event amounts are due under this Agreement from Contractor to Owner (including Schedule Delay Liquidated Damages), and such amounts are not paid by Contractor when due, Owner shall have the right to draw amounts under the Performance Security equal to the amount owing by Contractor.

9.2.5 If at any time the surety that has issued the Performance and Payment Bonds is no longer a Qualified Surety, then Contractor shall replace such Performance and Payment Bonds with a replacement instrument complying with the terms hereof from a Qualified Surety within [***] Business Days from receiving notice from Owner.

9.3	CONTRACTOR GUARANTEES.

9.3.1 On the Effective Date, Contractor shall deliver an executed Contractor Guarantee to Owner. Contractor shall cause the Contractor Guarantee to remain in full force and effect until the expiration of the Warranty Period. Contractor acknowledges that Owner shall have the right, in its sole discretion, to issue demands for payment under the Contractor Guarantee.

9.3.2 As soon as available, but in any event no later than [***] Days after the end of each applicable six (6) month period, Contractor or the Contractor Guarantor shall deliver to Owner a copy of the audited consolidated balance sheets at the end of each such period as well as the related consolidated statements of income, retained earnings, and cash flows for such period. All financial statements delivered pursuant to this Section 9.3 shall be complete and correct in all material respects and shall be prepared in accordance with A-IFRS applied consistently throughout the periods reflected therein. If the Contractor Guarantor makes the foregoing financial statements publicly available on its website or through filings pursuant to applicable securities laws, then the requirements of this Section 9.3 shall be deemed met by the Contractor Guarantor making such financial statements publicly available in accordance with the requirements of applicable securities laws or, otherwise, in accordance with its customary practice.

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10.	QUALITY CONTROL AND INSPECTION.

10.1	QUALITY MANAGEMENT PLAN.

Within thirty (30) Days after the Effective Date, and prior to commencing any aspect of the Work, Contractor shall have submitted for Owner’s review and approval, and Owner shall have approved, as being in accordance with Owner Standards, a formal program for inspecting and testing all aspects of the Work (the “Quality Management Plan”). Owner shall have a period of thirty (30) Days following submittal to it of the Quality Management Plan to approve or comment upon the Quality Management Plan. If Owner approves the Quality Management Plan, or Owner does not approve or provide comments on the Quality Management Plan within such thirty (30) Day period, then Contractor may proceed to implement such Quality Management Plan; provided, however, that Owner may at any time require Contractor to amend the Quality Management Plan if it is not in accordance with the requirements of this Agreement. The individual(s) responsible for implementing the Quality Management Plan shall be identified by Contractor to Owner.

10.2	DEFECTS AND DEFICIENCIES.

10.2.1 Contractor shall perform, or cause to be performed, quality control and inspection activities related to the Work as required by the Contractor’s Quality Management Plan, this Agreement and Owner Standards. Prior to entering any purchase orders for Materials or any Subcontracts, Contractor shall provide Owner the quality control and inspection program for such Subcontractor, and Contractor shall (i) ensure that each such program is substantially the same as the approved Quality Management Plan, and (ii) require each such Subcontractor to provide periodic reports and maintain accurate and ongoing records showing compliance with each such quality control and inspection program. The Quality Management Plan must be adequate to meet the quality control and inspection needs of the Work, and Contractor may not rely upon Owner or any other Person or Government Authority to provide such services. Contractor shall inspect and test the Work, including all design, engineering, installation, Materials, tools and supplies performed or provided. All Defects or Deficiencies identified by such inspection or testing shall be included in the Monthly Progress Report submitted to Owner with the Contractor’s Request for Payment. The Monthly Progress Report shall describe in detail (a) all such Defects or Deficiencies identified, including a failure analysis of the problem, (b) a description of the solutions identified for each such Defect and Deficiency, (c) all Work that was re-performed or corrected and any related services rendered during the immediately preceding month, and (d) all such Defects or Deficiencies not then corrected or re-performed. Contractor shall identify a solution for each such Defect and Deficiency as soon as possible, but in any event not later than seven (7) days after the date that such Defect and Deficiency is identified, and, in the case of known defects or deficiencies in Owner Furnished Equipment and Materials, notify and request a solution from Owner or Owner Contractors.

10.2.2 Contractor shall correct, or cause to be corrected, all Defects and Deficiencies as soon as practicable under the circumstances, and shall correct, or cause to be corrected, (a) any Defects or Deficiencies identified during the design process prior to the date that the procurement process begins, (b) any Defects or Deficiencies identified during the procurement process prior to the date that the shipping of Materials and equipment begins, (c) any Defects or Deficiencies identified during the performance of the Work prior to the start of the Demonstration Tests, (d)

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any Defects identified during the Demonstration Tests prior to the start of the Performance Tests (excluding Punch List Items), and (e) any Defects or Deficiencies identified during the Performance Tests prior to re-running the Performance Tests (excluding Punch List Items); provided that with respect to clauses (a) through (e) above, Contractor shall have the right, upon prior written notice to Owner, to re-sequence the Work (including not correcting the Defects in the order required by this Section 10.2.2) as necessary to correct such Defects or Deficiencies as efficiently and expeditiously as possible.

10.3	INSPECTION RIGHTS.

Owner and the Owner Designees shall have the right to inspect in accordance with Owner Standards all Work performed in accordance with this Agreement and any item of Materials, service or workmanship to be provided in accordance with this Agreement as and to the extent described in Exhibit A or referred to elsewhere herein, and Contractor shall arrange such inspection, at the request of Owner, at any location that Work is performed or where Materials are fabricated or stored. With respect to tests which Contractor is required to perform hereunder pursuant to Exhibit A or Exhibit R, whether the tests take place at Contractor’s factory, or at the factory of a Subcontractor, or the Job Site, Contractor shall supply all necessary labor, materials, equipment, apparatuses, instruments and competent test personnel who shall be able to take complete charge of the tests, and shall be authorized to represent and make decisions for the proper carrying out of the tests; provided, however, that with respect to any test set forth in Exhibit A or Exhibit R which Owner or the Owner Designees are entitled to witness, Contractor shall not be required to re-perform such test by virtue of Owner’s or the Owner Designees’ failure to observe same if Owner shall have been given at least fifteen (15) Days’ notice thereof (except for routine in process inspections). Owner shall at any time have the right to reject, or to direct Contractor to reject, any such portion of the Work, including any design, engineering, Materials, installation, tools or supplies, which in Owner’s reasonable judgment do not conform to the provisions hereof, including the requirements set forth in Exhibit A and the Drawings and Specifications, or which contain Defects or Deficiencies. Upon such rejection, Contractor shall as soon as practicable under the circumstances, but in no case later than the commencement of the Performance Tests, remedy any such condition identified by Owner as giving rise to such rejection. In the case of discovered defects or deficiencies in Owner Furnished Equipment or Material, Contractor shall promptly notify Owner. Copies of all test certificates, performance curves and data sheets required by Owner shall be supplied by Contractor to Owner’s Representative in reproducible form. Sufficient information is to be given on all test certificates, performance curves and data sheets to enable the Materials to which they refer to be identified.

10.4	THIRD PARTY INSPECTION.

Contractor understands that the Owner Designees or the Lenders, and certain Government Authorities have or shall have the right, from time to time, to observe and inspect the Work and the Facility and to observe all tests of the Work and the Facility. Contractor shall allow such third-party inspectors access to the Work and the Facility and, upon execution by a third-party (excluding Government Authorities) of a confidentiality agreement with Contractor, to the Contractor’s technical and design records pertaining thereto, so long as either Owner’s Representative is present or Contractor has obtained the prior written approval of Owner. Owner agrees to protect as confidential anything designated by Contractor as such, whether by notation

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thereon or separate Notice; provided that in no event shall Owner be liable to Contractor for the failure of any party (other than Owner) to comply with the confidentiality requirements of Contractor.

10.5	EFFECT OF WAIVER OF INSPECTION RIGHTS.

In the event that Owner or the Owner Designees shall waive or fail to exercise their right to test and inspect as herein provided, such waiver or failure shall in no way relieve Contractor of its obligations to perform the Work, or any part of it, in accordance with this Agreement, nor shall such waiver or failure prejudice or affect the rights of Owner or the Owner Designees set forth herein; nor shall any test or inspection by Owner, any Lenders or the Owner Designees or any failure to test or inspect be construed as an approval or acceptance of the Work or any part thereof. However, if any test or inspection is otherwise successful, the failure of any or all of Owner or the Owner Designees to attend such test or inspection shall not alter the successful nature of the test or inspection; provided, however, that Contractor shall promptly provide to Owner detailed information of the test or inspection, including the information specified in Section 10.3.

11.	HEALTH, SAFETY, SECURITY AND ENVIRONMENT

11.1	COMPLIANCE.

Contractor shall be a “prime contractor” for all purposes under the Occupational Safety and Health Act of 1970 and shall take all actions necessary or advisable to ensure compliance with OSHA regulations and the health and safety of all persons at the Job Site, or portion thereof, until the earlier of (a) Owner’s issuance of written notice that Owner will assume the role of prime contractor for the Job Site, or such area or areas within the Job Site as specified in such notice, and (b) the termination of this Agreement.

11.2	HSSE PROGRAM.

11.2.1 Within sixty (60) Days after the Effective Date, and prior to commencing any aspect of the Work, Contractor shall have submitted for Owner’s review and approval, and Owner shall have approved, as being in accordance with Owner Standards and Exhibit U, a formal health, safety, security and environment program (the “HSSE Program”). Owner shall have a period of thirty (30) Days following submittal to it of the HSSE Program to approve or comment upon the HSSE Program. If Owner approves the HSSE Program, or Owner does not approve or provide comments on the HSSE Program within such thirty (30) Day period, then Contractor may proceed to implement such HSSE Program; provided, however, that Owner may at any time require Contractor to amend the HSSE Program if it is not in accordance with the requirements of this Agreement, including those set forth in Exhibit U. The individual(s) responsible for implementing the HSSE Program shall be identified by Contractor to Owner. Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Work in accordance with applicable Law, the Contractor’s safety procedures and Owner Standards.

11.2.2 Contractor shall provide sufficient supervision for health, safety, security and environmental protection (“HSSE”) and take all precautions necessary to provide all protection to prevent damage, injury or loss to (a) all employees engaged in connection with the Work and all

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other Persons who may be affected thereby, (b) all the Work and all Materials to be incorporated therein, whether in storage on or off the Job Site, under the care, custody or control of Contractor or any Subcontractors, (c) other property at the Job Site or adjacent thereto or the access route to the Job Site, including trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction or (d) the environment (except as otherwise permitted under any Permit).

11.3	SAFEGUARDS.

Contractor shall erect and maintain, as required by existing conditions and progress of the Work, all HSSE-related safeguards, including physical barriers, fences and railings. Contractor shall post danger signs and other warnings against hazards, promulgate safety regulations and notify owners and users of adjacent utilities of any dangerous or hazardous conditions. In accordance with Laws, Permits, Applicable Codes and Standards, and Owner Standards, Contractor shall exercise the utmost care in the use and handling of explosives or other Hazardous Substances or equipment and only competent, trained and experienced employees of Contractor or of any Subcontractor shall be permitted to handle such explosives or other Hazardous Substances or equipment. All warning signs and notices shall be in English, Spanish and such other language as appropriate so that the safety communications will be understood by all personnel.

11.4	HSSE INCIDENTS.

Contractor shall have the following HSSE incident and near miss reporting obligations:

11.4.1 Contractor shall report in writing to Owner (and, to the extent required by any applicable Law, Applicable Codes and Standards or applicable Permit, the appropriate Government Authority) details of any HSSE-related incident that occurs on or in the vicinity of the Job Site as soon as possible after its occurrence, but in any event no later than twenty-four (24) hours after such HSSE-related incident occurs. In the case of any fatality or Severe Injury, Contractor shall immediately (a) notify Owner (and, to the extent required by any applicable Law, Applicable Codes and Standards or Permits, the appropriate Government Authority), (b) stop all Work on or in the vicinity of the Job Site, (c) and schedule a meeting as soon as practical (but no later than twenty-four (24) hours after the occurrence of such fatality or Severe Injury) with Owner to review the incident and, if necessary and/or required by Owner, revise the Contractor’s HSSE precautions and programs. Following any meetings with Owner pursuant to this Section 11.4.1, Contractor shall implement all revisions to the Contractor’s safety precautions and programs as required by Owner, and upon Notice from Owner, Contractor shall recommence the performance of the Work. Contractor shall initiate incident investigations as soon as practical (but no later than forty-eight (48) hours after the occurrence of such HSSE-related incident). Owner shall be invited to participate in all investigations, and may elect to be an active participant in any investigation and reserves the right to perform a parallel investigation. Contractor shall promptly send Owner copies of all citations issued by a Government Authority against Contractor resulting from or relating to an incident while performing the Work. Contractor shall report any HSSE-related incident and near misses at weekly HSSE meetings for review and discussion. Any delays in, or additional costs incurred in connection with, the Work resulting from the Contractor’s compliance with this Section 11.4.1 shall not form the basis for a Change Order.

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11.4.2 In the event of any emergency situation that endangers or could endanger life, property or the environment, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage or loss and shall, as soon as possible, report any such incidents, including the Contractor’s response and actions with respect thereto, to Owner.

11.4.3 Whenever Owner shall, in its sole discretion, determine that such an emergency situation exists, or is imminent, with respect to any part or all of the Work or other activities on the Job Site, Owner shall have the right to occupy and control the Job Site and, should Owner deem it necessary, to modify any aspect of the Work related to such emergency situation including stopping or altering the Work.

12.	CHANGES IN THE WORK.

12.1	GENERAL.

12.1.1 Owner may at any time order changes to the Work. Contractor may propose changes to the Work for Owner’s consideration; provided that Owner shall not be obligated to approve any such change. Contractor shall be entitled to receive a Change Order in accordance with the provisions of Section 12.1.2 with respect to: (a) Force Majeure Events; (b) Owner Caused Delays; (c) Owner-directed or approved changes; (d) any error, inaccuracy or omission in or change by Owner to the Relied Upon Information that demonstrably and adversely affects Contractor’s costs and/or ability to perform the Work in accordance with the Project Schedule; (e) as provided elsewhere in this Agreement including in Sections 12.4 and 16.3.2; (f) Pre-Existing Hazardous Substances which demonstrably and adversely impact Contractor’s costs and/or ability to perform the Work in accordance with the Project Schedule (except to the extent any additional costs or delay is the result of Contractor’s, its Subcontractors’ Grossly Negligent act or omission or willful misconduct in the handling, storage or transportation of any Pre-Existing Hazardous Substance after discovery by Contractor, a Subcontractor); (g) suspensions in the Work in accordance with Section 17.1.1 or Section 17.1.2; (h) any Change in Law that increases the Direct Costs of the Work by more than [***]; provided that, (1) with respect BH Testing Delay, the Change Order which shall be limited to a day-for-day extension of the applicable LNG Production System Substantial Completion Date or the Facility Substantial Completion Date, as the case may be, equal to the number of days of such BH Testing Delay, and (2) adjustments may be made to a Completion Date only as a result of an Owner Caused Delay, which shall be subject to the restrictions set forth in Appendix 2 of Exhibit D.

12.1.2 Contractor shall be entitled to receive only one Change Order with respect to the same act or event and shall not be entitled to aggregate the cumulative impact of such act or event or two or more acts or events. Unless a particular activity is demonstrated to adversely impact (a) the Critical Path, and (b) an LNG Production System Substantial Completion Deadline or the Facility Substantial Completion Deadline, no adjustment to such LNG Production System Substantial Completion Deadline or Facility Substantial Completion Deadline, as applicable, shall be made, and any adjustments to the Project Schedule made in connection with a Change Order shall take into account any available float for such activity that is affected by an Owner Caused Delay, and with respect to a Force Majeure Event or any other basis for a Change Order, as applicable, shall preserve any available float if and to the extent such event or basis could not be avoided or mitigated by Contractor.

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12.1.3 Except for Owner-directed changes under Section 12.3, all changes in the Work shall be authorized by a written Change Order executed by Owner and Contractor. Any such Change Order shall be accompanied by additional and/or revised Drawings and Specifications, as reasonably necessary, and shall be priced as provided in Section 12.2. All such changes shall be performed under and governed by the provisions hereof and the relevant Change Order. Contractor acknowledges and agrees that the Independent Engineer is not an agent of Owner and is not authorized to execute Change Orders on behalf of Owner.

12.1.4 Contractor agrees that any Change Order shall constitute the final and complete compensation and satisfaction for all costs and schedule effects related to (a) the implementation of the stated changes, (b) the cumulative impact of effects resulting from the stated changes on all prior Work and changes in the Work to be performed as scheduled, and (c) any costs associated with expediting the Work to mitigate the effect of any change or delay which costs shall be included in the Change Order. Contractor expressly waives any claims for additional compensation, damages or time extension in connection with the stated changes; provided, however, that if a Dispute exists with respect to any Change Order (whether proposed by Contractor or Owner), such Dispute shall be resolved pursuant to the dispute resolution provisions set forth in Article 36.

12.1.5 No Change Order shall be issued in connection with any Defects or Deficiencies on the part of Contractor or any Subcontractor in the performance of the Work hereunder.

12.1.6 No Change Order request by Contractor shall be permitted after the Final Request for Payment is submitted. The Parties shall not be bound to any changes to the Work or this Agreement unless expressly set forth in a Change Order that has been signed by both Parties (or solely by Owner under Section 12.3.1) or determined in accordance with the dispute resolution procedures set forth in Article 36.

12.1.7 Contractor shall not comply with any oral changes in the Work received from or on behalf of Owner.

12.1.8 Except as specifically set forth in a Change Order, no Change Order shall modify or affect: (a) the Work or the requirements set forth herein; (b) the Target Price; (c) the Project Schedule; (d) the Critical Path; (e) any Applicable Deadline, (f) the Demonstration Tests or the Performance Tests; or (g) any other right, liability or obligation of Contractor hereunder.

12.2	CHANGE ORDER PROCESS.

12.2.1 Contractor shall provide Notice to Owner as soon as practicable, but no later than five (5) Business Days, after the time when Contractor knows of the impact of any Force Majeure Event, Owner Caused Delay or any other basis for a Change Order that will impact the Work. Failure to provide such Notice within five (5) Business Days after the time when Contractor knows of the impact of any Force Majeure Event shall be deemed to be a waiver of the Contractor’s right to receive a Change Order with respect thereto. Such Notice shall, to the extent practicable, specify the estimated impact on the Target Price and/or the Project Schedule, as applicable, the impact upon the various portions of the Work occasioned by reason of such Force Majeure Event, Owner Caused Delay or any other basis for a Change Order, and shall substantiate the foregoing to the

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satisfaction of Owner. In the event that Contractor does not know or is unable to specify with reasonable certainty the impact upon the Work at the time such Notice is to be delivered, Contractor shall instead provide Owner with a notice of a potential or anticipated impact of any Force Majeure Event, Owner Caused Delay or any other basis for a Change Order that could impact the Work, and shall thereafter provide Owner (and, if requested by Owner, the Independent Engineer) with periodic supplemental Notices during the period that the Force Majeure Event, Owner Caused Delay or any other basis for a Change Order, as applicable, continues, detailing any developments, progress or other relevant information of which Contractor is aware. To the extent Owner (in consultation with the Independent Engineer with respect to a Material Change) agrees with the Contractor’s determination of a Force Majeure Event or Owner Caused Delay or any other basis for a Change Order, as applicable, and the effects thereof, Owner shall notify Contractor of Owner’s acceptance. In the event Owner (in consultation with the Independent Engineer with respect to a Material Change) does not accept the Contractor’s findings, Owner or Contractor shall be permitted to dispute such Change Order in accordance with Article 36, and Contractor shall be paid for any Work performed in respect of such disputed Change Order as provided in Section 12.2.5. Notwithstanding the time requirements in this Section 12.2.1, Contractor shall have thirty (30) Days from the Effective Date or the date of receipt, whichever is later, to review Relied Upon Information and provide Notice to Owner of any changes to the Work (if any) arising therefrom. Subsequent to that initial review period, the time requirements of this Section 12.2.1 shall also apply to Relied Upon Information.

12.2.2 As soon as practicable, and in any event within fifteen (15) Days (or such other period as is mutually agreed by Owner and Contractor) after receipt from Owner of a request for a change or Notice of Owner’s acceptance under Section 12.2.1, Contractor shall submit to Owner a proposal for implementing the change indicating the estimated change to the Target Price and/or the Project Schedule, as applicable. If Owner (having consulted with the Independent Engineer in the case of a Material Change) agrees that the Contractor’s proposal should be implemented, Owner (having consulted with the Independent Engineer in the case of a Material Change) shall issue a Change Order incorporating such proposal, which shall then be signed by both parties as required by Section 12.1.3. Subject to Section 12.2.5, upon receiving such mutually signed Change Order, Contractor shall diligently perform the change in accordance with the terms thereof.

12.2.3 Contractor’s proposal required pursuant to Section 12.2.2 shall consist of: (a) a detailed material take-off with supporting calculations in accordance with the pricing structure herein, for pricing the change, (b) revisions, if any, to the Drawings and Specifications, (c) a schedule for the work associated with the proposed change, (d) the effect, if any, to the Target Price and/or the Project Schedule, as applicable, (e) the effect, if any, of the change on the Work, including the Performance Tests and/or Demonstration Tests (or protocol therefor), (f) changes, if any, to any right, liability or obligation of a Party or any other provision hereof, and (g) changes, if applicable, to any Applicable Deadline or Schedule Milestone Completion Date.

12.2.4 Contractor’s supporting calculations shall show: (a) the estimated unit quantities, home office and Job Site manpower, Material usage and services to be added and/or deducted by size, type and/or amount provided; (b) the industry estimating reference or other basis used to determine prices, man-hours per unit of installed Materials, rental rates and other similar cost standards; (c) detailed cost breakdown for manpower, engineering and Materials; (d) the Contractor’s Margin; and (e) impacts, if any, to the Critical Path.

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12.2.5 Contractor shall not suspend performance of this Agreement during the review and negotiation of any change (regardless of whether such change is proposed by Contractor or Owner), except as may be directed by Owner. Contractor shall commence and perform the changed Work specified in the Change Order issued by Owner under Sections 12.2.2 or 12.3.1, on a cost-reimbursable basis, using Exhibit B-1 and Exhibit C as the basis for such compensation. In the event Owner and Contractor are unable to reach agreement for pricing of a change, or time for performance of changed Work, disagreements regarding such Change Order shall be subject to the dispute resolution procedures set forth in Article 36. Pending resolution of the Dispute, Contractor shall perform the Work as specified in such Change Order and Owner shall continue to pay Contractor all Direct Costs and Contractor’s G&A and Contractor’s Margin applicable thereto associated with such Change Order.

12.3	DISPUTED CHANGES.

12.3.1 If Owner (having consulted with the Independent Engineer in the case of a Material Change) disagrees in any way with any proposal of Contractor under Section 12.2, Owner may issue a Change Order to Contractor changing the Work and/or Project Schedule, which Change Order is executed solely by Owner, and Contractor shall be entitled to payment as set forth in Section 12.2.5 and the impact to the Target Price and/or the Project Schedule, as applicable, shall be resolved pursuant to the dispute resolution procedures set forth in Article 36.

12.3.2 Any Change Order executed solely by Owner shall be accompanied by the Contractor’s proposal marked to show Owner’s modifications thereto and shall order Contractor to implement the change in accordance with the proposal as modified by Owner.

12.4	CHANGES DUE TO UNKNOWN SUBSURFACE CONDITIONS.

12.4.1 Contractor shall be entitled to receive a Change Order to the extent that it encounters subsurface conditions including geotechnical conditions, archaeological artifacts, fossils, underground utilities or manmade structures which materially differ from, or were not disclosed or provided to Contractor by Owner in Exhibit M or the Geotechnical Reports or which were not identified by Contractor (or were not reasonably inferable or foreseeable) on the basis thereof, that (a) cannot be safely removed by heavy equipment present at the Job Site at no additional cost and without delay to Contractor, (b) are not Job Site Conditions, and (c) cause an increase in the cost to complete the Work or cause a delay in Contractor’s performance of any Critical Path activities, to the extent actually and demonstrably caused by the existence of such geotechnical conditions, archaeological artifacts, fossils, underground utilities or manmade structures.

12.4.2 In the event Contractor encounters any conditions listed in Section 12.4.1 at the Job Site, Contractor shall leave such sites untouched and protected by fencing and shall immediately stop any Work affecting the area. Contractor shall notify Owner of any such discovery as soon as practicable, and Contractor shall carry out Owner’s instructions for dealing with the same. Contractor shall prevent its personnel, its Subcontractors’ personnel and any other Persons from removing or damaging any such article or thing.

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12.5	INFORMATION REQUESTS.

Owner may request that Contractor provide written information (prior to the issuance of a request for change) regarding the effect of a contemplated change on (a) the Work or the requirements set forth in Exhibit A, (b) the Target Price, (c) the Project Schedule, (d) the Critical Path, (e) any Applicable Deadline or Schedule Milestone Completion Date, if applicable, (f) the Demonstration Tests or Performance Tests or (g) any right, liability or obligation of Contractor hereunder. The purpose of such a request will be to determine whether or not a change will be requested. Contractor shall provide the requested information within fourteen (14) Days after the receipt of said request or alternatively inform Owner of the need for additional time to provide the requested information, which shall not exceed an additional fourteen (14) Days. Such an information request by Owner is not a Change Order and shall not be construed to authorize Contractor to commence performance of the contemplated change in the Work.

13.	PROJECT SCHEDULE AND MONTHLY PROGRESS REPORTS.

13.1	GENERAL.

Contractor shall prosecute the Work in accordance with or in advance of the Project Schedule; provided, however, that any failure of Contractor to adhere to the Project Schedule, for reasons which are not otherwise excused hereunder, shall not limit or otherwise reduce its obligations or liabilities hereunder.

13.2	PROJECT SCHEDULE.

13.2.1 Contractor shall develop, deliver and maintain the Project Schedule in accordance with Exhibit E. The Project Schedule shall be the reference schedule for the duration of the Work, and shall be in the form of Exhibit D.

13.2.2 Except as provided in Article 12 or otherwise expressly in accordance with Exhibits D and E, Contractor shall not make any alterations to the Project Schedule. During the performance of the Work, Contractor and Owner (including Owner’s Representative or his designee, and any other Persons designated by Owner, and the Contractor’s Key Personnel) shall, at a minimum, conduct meetings as provided in Exhibit E for the purpose of reviewing the progress of the Work, the latest Monthly Progress Report, the Quality Management Plan, the HSSE Program, the Contractor’s, Subcontractors’ adherence to the requirements set forth in Exhibit A, the Critical Path and the Project Schedule as well as the status of any claims on the Facility, the Job Site or the Work and claims submitted pursuant to the terms of this Agreement.

13.3	MONTHLY PROGRESS REPORTS.

Contractor shall prepare and submit a monthly report meeting the requirements of Exhibit I (each, a “Monthly Progress Report”) to Owner, Owner’s Representative and the Independent Engineer with each Request for Payment but in no event later than the tenth (10th) day of each month. Submission of Monthly Progress Reports shall continue until Contractor has completed all Work that is known to be outstanding at the time of Final Completion. Monthly Progress Reports shall include information relating to the performance of the Owner Contractors and the other information set forth in Exhibit I. The Parties agree that slippages in the Critical Path caused

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by Contractor or its Subcontractors may be remedied by recovery plans and acceleration plans in accordance with Section 16.3, consisting of critical services, expediting of critical Material and equipment, the addition of productive construction equipment, additional competent supervision and other similar beneficial resources. It is further agreed that slippages in the Project Schedule known to Contractor will not be concealed from Owner, the Independent Engineer or the Lenders in the monthly reports.

14.	TRAINING.

Contractor shall be responsible for training Owner’s and/or its Affiliate’s regular operating personnel listed in Exhibit Q in accordance with Exhibit G. Training aids shall be provided by Contractor as required to adequately present the subject material. The general topics of the training will encompass reasonable information necessary for efficient and proper operation of each LNG Production System and the Facility, including operation, maintenance and repair. Training will consist of classroom, on-the job operational training and training using simulation software as necessary to comply with the requirements of this Article 14 and the requirements set forth in Exhibit A. Contractor shall design and submit an outline of a training program to Owner within one hundred eighty (180) Days after the Notice to Proceed Date and a detailed training program one hundred eighty (180) Days prior to commencement of training. Owner shall have a period of thirty (30) Days following submittal to it of the training program outline or detailed program to approve or comment upon each submittal. Contractor shall effect changes in response to Owner’s comments and resubmit the training procedures for Owner’s review and approval within fifteen (15) Days of receipt of such comments from Owner, and Owner shall have a further period of fifteen (15) Days following such resubmittal to approve. Contractor shall conduct at least one (1) full course of training prior to the start of any Pre-Commissioning activities. The training documentation and instruction shall be in the English language. All of the Contractor’s training personnel will speak fluent English as reasonably determined by Owner. All training provided by Contractor shall stress strict compliance with the operation and maintenance manuals, operating instructions, system checklists and/or procedures. If any of the Contractor’s training personnel repeatedly allow, encourage or demonstrate any attitudes or work practices that are not in strict compliance with the operation and maintenance manuals, operating instructions, system checklists and/or procedures, such training personnel shall be replaced by Contractor.

15.	TESTING.

15.1	FACTORY TESTS.

Contractor shall perform all customary or required factory tests of the Materials to the extent required by Exhibit A or Exhibit R or by Owner Standards. Contractor shall issue a test memorandum to Owner no later than thirty (30) Days prior to the commencement of each factory test, which memorandum shall describe the factory test to be performed, the applicable item of Material being tested, the standards and method of testing, and the testing facility’s capabilities and shall state a proposed test date. Owner’s Representative and the representative of the Independent Engineer shall be permitted to attend and participate in all such factory tests. Contractor shall provide the results of such required factory tests to Owner within ten (10) Days of the completion of each such factory test. Successful completion of such factory test shall be a precondition to shipment of the tested item of Material.

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15.2	DEMONSTRATION TESTING.

15.2.1 Contractor shall submit Demonstration Test procedures and a level 3 Demonstration Test schedule at least sixty (60) Days before commencement of the Demonstration Tests in accordance with (and as defined in) Exhibit R. Prior to commencing any Demonstration Tests, Contractor shall submit to Owner a certification that the Facility is free of known Defects and Deficiencies and ready for performance of the Demonstration Tests in accordance with Exhibit R. Owner shall be given at least ten (10) Business Days’ prior Notice by Contractor of the commencement of any Demonstration Tests so that Owner can schedule its and/or its Affiliate’s personnel to witness such Demonstration Tests.

15.3	PERFORMANCE TESTING.

15.3.1 Unless Owner otherwise consents in writing (which consent may be withheld in Owner’s sole discretion and for any reason), Contractor must complete all Demonstration Tests, as applicable, and remedy all Defects or Deficiencies, which have been identified by such Demonstration Tests, prior to the start of any Performance Tests.

15.3.2 Owner or its Affiliate will cause qualified and experienced personnel to be available to Contractor for use in executing the Performance Tests and any rerun thereof in compliance with this Agreement and Exhibit R. Contractor shall direct and remain responsible for the actions or omissions of the operation and maintenance personnel (including the personnel of Owner or its Affiliate) during the Performance Tests. In addition, Contractor shall provide the services necessary at the Job Site for the installation, start-up and performance of the Commissioning of each LNG Production System and the Facility and the running or rerunning of the Performance Tests in accordance with the requirements of the Performance Tests and the provisions hereof. The Contractor’s Representative shall have full authority to represent Contractor and to acknowledge Defects or Deficiencies in the Facility, direct the proper conduct of remedial actions relating to the performance of the Facility and the execution of the Performance Tests.

15.3.3 Contractor shall provide preliminary Notice to Owner and the Independent Engineer not less than ninety (90) Days prior to the date that Contractor expects the relevant Work and/or Owner Furnished Equipment and Materials to be ready for the Performance Tests. Contractor shall provide an additional Notice to Owner and the Independent Engineer not less than five (5) Business Days prior to the date that Contractor will perform the Performance Tests. The Performance Tests for an LNG Production System or the Facility, as applicable, shall be executed as soon as practicable after LNG Production System Mechanical Completion of such LNG Production System or Facility Mechanical Completion, as applicable, and completion of the Demonstration Tests, as applicable, for such LNG Production System or the Facility; provided that, at Owner’s direction, Contractor shall take into account the interim operations of the Facility by Owner and Owner’s contractual commitments to purchasers of LNG to be produced and loaded at the Facility in scheduling Performance Tests. For the avoidance of doubt, the Parties agree that LNG Production System Mechanical Completion of an LNG Production System or Facility Mechanical Completion, as applicable, will precede the start of the performance of the Demonstration Tests, as applicable, for such LNG Production System or the Facility and that the Demonstration Tests, as applicable, for an LNG Production System or the Facility will precede the start of the Performance Tests for such LNG Production System or the Facility. It is further agreed

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that Defects or Deficiencies affecting the safe, proper or reliable operation of an LNG Production System which are discovered prior to achieving LNG Production System Mechanical Completion of an LNG Production System or Facility Mechanical Completion, as applicable, will be remedied before starting the Demonstration Tests, as applicable, for such LNG Production System or the Facility and any such Defects discovered during the performance of the Demonstration Tests, as applicable, for such LNG Production System or the Facility will be remedied prior to the performance of the Performance Tests for such LNG Production System or the Facility. Defects or Deficiencies discovered during any Performance Tests may, in the sole, reasonable judgment of Owner, require remedy and a subsequent Performance Test; provided that, if the immediately prior Performance Test was successfully passed, then any subsequent Performance Test shall not prevent Contractor’s achievement of LNG Production System Substantial Completion of an LNG Production System or Facility Substantial Completion, as applicable. Notices by Contractor certifying that each of the aforementioned stages have been completed in full compliance with this Agreement must be accepted by Owner in writing, such acceptance not to be unreasonably withheld or delayed, before Contractor may progress to the subsequent stage.

15.3.4 Contractor shall be responsible to perform all Work necessary, including to correct any Defects and Deficiencies, for the Facility to successfully pass the Performance Tests described in and to the extent required by Exhibit R (including the 72-hour Facility System Reliability Test) (the “Facility Performance Tests”). If: (a) Contractor performs the Facility Performance Tests in accordance with this Agreement and the Facility fails to successfully pass all of the Facility Performance Tests [***] times, or (b) Contractor performs the Facility Performance Tests in accordance with this Agreement and the Facility fails to successfully pass all of the Facility Performance Tests within [***] days after the LPS4 Substantial Completion Date (the earlier to occur of such events, the “Make Good Commencement Date”), then from and after the Make Good Commencement Date Contractor shall be obligated hereunder to perform all Work necessary to successfully pass all of the Facility Performance Tests as soon as reasonably practicable following the Make Good Commencement Date, at its sole cost and expense. Notwithstanding anything contained herein to the contrary, Owner shall have no obligation to pay any Direct Costs, Contractor’s G&A or Contractor’s Margin incurred by Contractor after the Make Good Commencement Date in connection with such Work (excluding, for the avoidance of doubt, any Work that is necessary solely to facilitate the performance by an Owner Contractor of its warranty or make good obligations to Owner in respect of the Owner Furnished Equipment and Materials from and after the Make Good Commencement Date, it being understood that Contractor shall have no obligation to correct defects or deficiencies in the Owner Furnished Equipment and Materials). Without limiting the foregoing, Contractor acknowledges and agrees that its obligation to perform all Work necessary to successfully pass all of the Facility Performance Tests is an absolute, unconditional, “must meet” obligation and is not subject to any limitation on liability or reduction by the payment of liquidated damages or otherwise. Upon successfully passing the Facility Performance Tests, Contractor shall be entitled to payment of its Direct Costs and Contractor’s G&A and Contractor’s Margin applicable thereto in connection with any Reimbursable Work performed after the Facility Substantial Completion Date.

15.3.5 During the Warranty Period, Owner may, or may require Contractor to, conduct a test of any item of Material, component or system that has required modification, repair or replacement under warranty. Such test shall include, where necessary or appropriate, additional

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Demonstration Tests or Performance Tests (as described in Exhibit R), in each case, having a scope and duration reasonably necessary to demonstrate the absence of any adverse effect.

15.3.6 If the completed Work, or any section thereof, fails to pass a test required hereunder, Owner may require such failed tests to be repeated under the same terms and conditions.

15.4	CORRECTION OF PERFORMANCE DEFECTS OR DEFICIENCIES.

15.4.1 At any time prior to LNG Production System Substantial Completion of an LNG Production System or Facility Substantial Completion, as applicable, Contractor shall advise Owner in writing of any (a) Defects or Deficiencies in or (b) defects or deficiencies in the Owner Furnished Equipment and Materials forming part of, such LNG Production System or the Facility, as applicable, that were discovered at any time or that occurred during the Performance Tests for such LNG Production System or the Facility. Contractor shall promptly commence and complete corrective measures to remedy such Defects or Deficiencies; provided, however, that, without prejudice to Contractor’s express obligations related to the Owner Furnished Equipment and Materials as set forth in the definition of “Work” such as integration and installation of Owner Furnished Equipment and Materials, Contractor has no obligation to correct defects or deficiencies in the Owner Furnished Equipment and Materials forming part of such LNG Production System or the Facility. All portions of the Work that contain Defects or Deficiencies not so corrected shall be repaired or removed from the Job Site if necessary. If Contractor fails to initiate correction of Work having such Defects or Deficiencies within seven (7) Days after discovery of such Defects or Deficiencies, Owner may correct such Work, and Owner’s costs associated with uncovering, recovering, correcting and removing Work that contains Defects or Deficiencies, as well as modifying, removing, disassembling, uncovering, rebuilding, re-engineering, replacing or covering or otherwise handling all other Work affected by such Defects or Deficiencies, shall be included in the calculation of Total Costs. If Contractor does not, within ten (10) Days of Notice from Owner, remove or repair Work (or initiate removal thereof) which has Defects or Deficiencies, Owner may, in its discretion, remove, repair, store, sell or dispose of such Work, and Owner’s costs associated with such activities shall be included in the calculation of Total Costs. Contractor shall promptly provide Notice to Owner in writing that such corrective measures have been completed and shall specify in such Notice the date on which the LNG Production System or the Facility will be ready for the Performance Tests to be rerun. Contractor’s obligation to correct Defects or Deficiencies includes uncovering, recovering, correcting and removing Work that contains Defects or Deficiencies, as well as modifying, removing, disassembling, uncovering, rebuilding, re-engineering, replacing or covering or otherwise handling all other Work affected by such Defects or Deficiencies or the correction thereof.

15.4.2 In preparation for the effort to remedy such Defects or Deficiencies discovered after LNG Production System Substantial Completion of an LNG Production System or Facility Substantial Completion, as applicable, Owner shall provide personnel and Contractor shall supervise and direct such personnel in the disconnection of the Work from all piping and the cleaning, freeing of liquids, solids, explosives and combustibles, toxic and asphyxiant gases and otherwise making safe for performance of the repair work. Contractor shall promptly provide Notice to Owner in writing that such corrective measures have been completed and shall specify in such Notice the date on which the LNG Production System or the Facility will be ready for the Performance Tests to be rerun. If Contractor fails to initiate correction of Work having such

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Defects or Deficiencies within seven (7) Days after discovery of such Defects or Deficiencies, Owner may correct such Work, and Owner’s costs associated with such activities shall be included in the calculation of Total Costs. If Contractor does not, within ten (10) Days of Notice from Owner, repair or remove Work (or initiate removal thereof) which has Defects or Deficiencies, Owner may, in its discretion, remove, repair, store, sell or dispose of such Work, and Owner’s costs associated with such activities shall be included in the calculation of Total Costs.

16.	TIME FOR PERFORMANCE AND SCHEDULE.

16.1	TIME FOR COMPLETION.

Contractor shall cause (a) each LNG Production System Substantial Completion Date to occur no later than the relevant LNG Production System Substantial Completion Deadline, (b) the Facility Substantial Completion Date to occur no later than the Facility Substantial Completion Deadline, and (c) the Final Completion Date to occur no later than the Final Completion Deadline. If an Applicable Deadline shall be actually, demonstrably and adversely affected by an excusable event hereunder including Owner Caused Delay or Force Majeure Event, and to the extent such delay could not be avoided or mitigated by Contractor, then such Applicable Deadline shall be adjusted pursuant to a Change Order; provided that Contractor shall have provided proper Notice to Owner in accordance with Section 12.1.2 and that the conditions set forth in Section 12.1.3 (if applicable) are satisfied. Contractor will design (to the extent included in the Work) and integrate the Facility, supply all necessary Materials, and schedule its activities (including the scheduling of deliveries as early as practical) taking into account the possible schedule impact of reasonably foreseeable delays and take all reasonably necessary measures to mitigate the effects of any such event enumerated in the preceding sentence and to cause the occurrence of LNG Production System Substantial Completion of each LNG Production System on or before the applicable LNG Production System Substantial Completion Deadline, the occurrence of Facility Substantial Completion on or before the Facility Substantial Completion Deadline and the occurrence of Final Completion on or before the Final Completion Deadline, and to timely perform Corrective Work during the Warranty Period. No delay of an Applicable Deadline shall prejudice any right Owner may have under this Agreement to terminate this Agreement pursuant to the terms of Article 32. Owner’s requirement of correction of any Defect or Deficiency shall not under any circumstances be construed as interference with the Contractor’s performance of the Work. Contractor agrees to exhaust every reasonable repair and replacement alternative in order for the Facility to meet the requirements set forth in this Agreement, including Exhibit A.

16.2	FAILURE TO MITIGATE.

If, after an event that has caused Contractor to suspend or delay performance of the Work, Contractor has failed to take such action as Contractor could lawfully and reasonably initiate to remove or relieve either the cause thereof or its direct or indirect effects, Owner may, in its sole discretion and after Notice to Contractor, initiate such reasonable measures as will be designed to remove or relieve such event or its direct or indirect effects and thereafter require Contractor to resume full or partial performance of the Work, and Owner’s costs associated with such activities shall be included in the calculation of Total Costs. No action by Owner pursuant to this Section 16.2 shall relieve or excuse Contractor of any of its obligations under this Agreement or constitute the basis for a Change Order.

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16.3	RECOVERY AND ACCELERATION OF WORK.

16.3.1 In addition to Contractor’s own recovery plans, if Owner reasonably believes that Contractor will not achieve an Applicable Deadline, then Owner may provide a Notice to Contractor requiring Contractor to propose an additional recovery plan and implement it. Contractor shall be required to present a detailed recovery plan for Owner’s review and concurrence within five (5) Business Days of its receipt of the Notice described in the immediately preceding sentence, which such recovery plan shall include at a minimum the methods of expediting the Work, the additional equipment and tools to be provided and the increased manpower, technology, work shifts and supervision anticipated. Owner may suggest additional resources be added to the recovery plan but such suggestions shall in no way be deemed to limit or otherwise reduce the Contractor’s obligations and liabilities hereunder or Owner’s rights hereunder. If Owner directs Contractor to implement a recovery plan, then Contractor shall implement the recovery plan as provided in this Section 16.3.1. Contractor shall not be entitled to an increase in the Target Price in connection with any recovery plan.

16.3.2 Notwithstanding anything contained herein to the contrary, Owner shall have the right to direct that the Work be accelerated by means of reasonable overtime, additional crews or additional shifts, notwithstanding that the progress of the Work was in accordance with the established Project Schedule. Contractor shall promptly provide to Owner for its approval a plan for such acceleration, including its recommendations for the most effective and economical acceleration, together with such information as Owner shall reasonably require to substantiate the basis of the incremental cost. Prior to the Contractor’s commencement of the accelerated Work, Owner and Contractor shall mutually agree upon the plan for acceleration and the Contractor’s acceleration cost estimate, to be set forth in a Change Order. In addition to Owner’s acceleration rights, Contractor is entitled to request an acceleration plan to be approved by Owner. Should Owner approve such plan, Owner and Contractor shall mutually agree upon the plan for acceleration and the Contractor’s acceleration cost estimate, to be set forth in a Change Order.

17.	SUSPENSION OR REJECTION OF THE WORK.

17.1	GENERAL.

17.1.1 Owner may at any time or from time to time, and for any reason, suspend performance of the Work or any portion thereof by giving a Suspension Notice to Contractor. Such suspension shall continue for the period (the “Suspension Period”) specified by Owner in the Suspension Notice. At any time after the effective date of the suspension, Owner may require Contractor to resume performance of the Work. In the event a Suspension Notice is issued by Owner under this Section 17.1.1, Contractor shall take such action as is necessary to protect, store and secure the Work, or part thereof, against any deterioration, loss or damage, and if Owner notifies Contractor of the anticipated length of such suspension, Contractor shall use reasonable efforts to delay the performance of any Work to be performed by any Subcontractor.

17.1.2 If Owner reasonably believes that Contractor is (i) in violation of applicable Laws or any Permit and such violation has a material impact on the Facility, (ii) performing Work which has Defects or Deficiencies, is failing to correct Work which has Defects or Deficiencies in a timely manner as practicable, is failing to take the proper precautions at any time when dangerous

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conditions exist or (iii) otherwise in breach of this Agreement, then Owner may, by Notice to Contractor, order Contractor to suspend performance of the Work affected by any such failure under this Section 17.1.2 by giving a Suspension Notice to Contractor. Such suspension shall continue for the Suspension Period specified in the Suspension Notice, subject to the following sentence. Upon receipt of such Suspension Notice, Contractor shall (A) suspend performance of the Work to the extent set forth in such Suspension Notice and shall not resume such Work unless and until Contractor and Owner have agreed on those actions to be taken by Contractor to eliminate or cure the cause of such Suspension Notice, and (B) take such action as is necessary to protect, store and secure the Work, or part thereof, against any deterioration, loss or damage, and if Owner notifies Contractor of the anticipated length of such suspension, Contractor shall use reasonable efforts to delay the performance of any Work to be performed by any Subcontractor. Upon resumption of the Work, Contractor shall take all actions as and when required by such agreement with Owner.

17.2	COMPENSATION TO CONTRACTOR FOR SUSPENSION.

17.2.1 In the event of a suspension by Owner pursuant to Section 17.1.1, Owner shall issue a Change Order to (a) compensate Contractor for the additional Direct Costs, Contractor’s G&A and the Contractor’s Margin directly attributable to a suspension of items of Work that are documented by Contractor to the satisfaction of Owner and the Independent Engineer; (b) adjust the Target Price to reflect such additional amounts; and (c) adjust the Project Schedule for any delay in the Contractor’s performance of any Critical Path activities, which, in each case, was actually and demonstrably caused by such suspension.

17.2.2 All claims by Contractor for compensation under this Section 17.2 must be made monthly during the Suspension Period and within forty-five (45) Days after the end of the Suspension Period, or Contractor shall be deemed to have waived its rights for compensation with respect thereto. Amounts payable by Owner under this Article 17 shall be paid to Contractor in accordance with Article 6.

17.3	REJECTION OF WORK.

Owner shall have the right to inspect Materials or the Work at Contractor’s workshop and at any Subcontractor’s workshop, the Job Site, or at such other places as otherwise may be appropriate, and, prior to LNG Production System Substantial Completion of an LNG Production System or Facility Substantial Completion, as applicable and subject to Contractor’s warranty obligations thereafter, to reject items of Materials or any portion of the Work that has Defects or Deficiencies. Owner shall specify in writing to Contractor the portion of the Materials or portion of Work that it proposes to reject and, prior to actual rejection, Contractor shall have a right to remedy any such Defects or Deficiencies to Owner’s satisfaction. Owner shall have the right to utilize any rejected portion of the Materials or the Work until such time as replacement Material is incorporated into the Facility. These rights shall not be deemed to limit Owner’s rights under Section 15.4.

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17.4	CORRECTION OF WORK OR MATERIAL.

Contractor shall promptly correct all Materials or Work rejected by Owner as having Defects or Deficiencies observed before commencement of the Warranty Period of the applicable LNG Production System or any extension thereof, and whether or not fabricated, installed or completed. All portions of the Material or Work that contain Defects or Deficiencies not so corrected shall be repaired or removed from the Job Site if necessary, by Owner in accordance with Section 17.5. Contractor is responsible for removing Material or any portion of the Work that contain Defects or Deficiencies, as well as modifying, removing, disassembling, uncovering, rebuilding, replacing or covering or otherwise handling all other Material or Work affected by such Defects or Deficiencies or the correction thereof. These obligations shall not be deemed to limit Contractor’s obligations under Section 15.4. No action by Owner pursuant to this Section 17.4 shall relieve or excuse Contractor of any of its obligations under this Agreement or constitute the basis for a Change Order.

17.5	FAILURE TO CORRECT MATERIAL.

If Contractor fails to initiate correction of Materials or Work having Defects or Deficiencies in accordance with Section 17.4 within five (5) Days of Notice from Owner, Owner may correct such Materials or Work without relieving Contractor of any of its warranty obligations hereunder, and Owner’s costs associated with such activities shall be included in the calculation of Total Costs.

17.6	OTHER MATERIAL OR WORK DAMAGED.

Owner shall bear the full cost of making good all Materials or any part of the Facility destroyed or damaged by reasonable removal either by Owner as provided in Section 17.5 or by Contractor, but Owner’s costs associated with such activities shall be included in the calculation of Total Costs.

18.	LNG PRODUCTION SYSTEM COMPLETION.

18.1	LNG PRODUCTION SYSTEM MECHANICAL COMPLETION.

18.1.1 Upon satisfaction of the conditions set forth in this Section 18.1 for an LNG Production System, Contractor shall give Notice to Owner that LNG Production System Mechanical Completion for such LNG Production System has occurred, which shall only be when all of the following items set forth in this Section 18.1 have occurred:

(a) Contractor has certified to Owner that such LNG Production System has been designed and constructed and is ready for operation or operating in accordance with the requirements set forth in Exhibit A, applicable Laws and Permits and Owner Standards, and have performed all of its obligations under this Agreement then to be performed in relation to such LNG Production System, and the Work is free of all Defects and Deficiencies (other than the Punch List Items);

(b) Owner has received all operations, maintenance and spare parts manuals and instruction books necessary to operate such LNG Production System in a safe, efficient

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and effective manner, and Contractor has completed the training program required by Article 14;

(c) Contractor has prepared and submitted for Owner’s approval, and Owner has approved, a safety transition plan for the Facility consistent with the requirements set forth in the HSSE Program;

(d) Contractor has performed all other provisions hereof and delivered all items required hereby to achieve LNG Production System Mechanical Completion of such LNG Production System in a manner reasonably satisfactory to Owner; and

(e) Contractor has delivered to Owner the LNG Production System Mechanical Completion Certificate.

18.1.2 At such time as Owner and the Independent Engineer have confirmed that each of the matters set forth in Section 18.1.1 has been completed with respect to an LNG Production System, Owner shall sign the LNG Production System Mechanical Completion Certificate for such LNG Production System, which shall be dated the date the final item set forth in Section 18.1.1 occurs with respect to such LNG Production System, as determined by Owner.

18.1.3 Notwithstanding anything to the contrary contained herein, Contractor shall retain care, custody, and control of an LNG Production System Handover Package until the corresponding LNG Production System Substantial Completion Date.

18.2	LNG PRODUCTION SYSTEM RFSU.

18.2.1 Without limitation of any scheduling requirement contained herein, Contractor shall give Owner at least one hundred eighty (180) Days’ prior Notice to the date on which Contractor expects to achieve LNG Production System RFSU for each LNG Production System. Not less than ninety (90) Days and not more than one hundred twenty (120) Days after each such Notice, Contractor shall give Owner a second Notice specifying the seven (7) Day period during which Contractor expects to achieve LNG Production System RFSU for the applicable LNG Production System. At such time as each LNG Production System achieves LNG Production System RFSU, Contractor shall certify to Owner in the form of an LNG Production System RFSU Certificate that all requirements under this Agreement for LNG Production System RFSU with respect to the applicable LNG Production System have been satisfied. Each LNG Production System RFSU Certificate shall be accompanied by other supporting documentation as may be required under this Agreement to establish, to Owner’s reasonable satisfaction, that the requirements for LNG Production System RFSU have been met, including that Owner has received from Contractor all final Permits relating to such LNG Production System and required to be obtained by Contractor and, if final Permits are not available, all temporary Permits to enable Owner to operate such LNG Production System uninterrupted until such time as such final Permits are obtained. Owner shall by Notice to Contractor confirm whether it accepts or rejects each LNG Production System RFSU Certificate within twenty-four (24) hours following Owner’s receipt thereof. Acceptance of LNG Production System RFSU with respect to an LNG Production System shall be evidenced by Owner’s signature on the applicable LNG Production System RFSU Certificate. The date of LNG Production System RFSU shall be based upon, and the date of

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Owner’s acceptance of LNG Production System RFSU shall be deemed to have occurred on, the date listed on the applicable LNG Production System RFSU Certificate; provided that all requirements under this Agreement for LNG Production System RFSU were achieved on such date listed on the applicable LNG Production System RFSU Certificate. If Owner does not agree that LNG Production System RFSU has occurred with respect to a particular LNG Production System, then Owner shall state the basis for its rejection in reasonable detail in such Notice. If the Parties do not mutually agree on when and if LNG Production System RFSU with respect to an LNG Production System has occurred, the Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within two (2) Business Days of the delivery by Owner of its Notice to Contractor, the Parties shall resolve such Dispute in accordance with Article 36. Owner’s acceptance of LNG Production System RFSU with respect to an LNG Production System shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement.

18.2.2 After Owner has accepted the System Turnover Packages, LNG Production System Mechanical Completion has occurred, and the start-up and Pre-Commissioning test reports have been provided to Owner for one (1) or more LNG Production Systems and Contractor has resolved Owner and the Contractor’s lists of Defects or Deficiencies for such LNG Production System(s) (other than the Punch List Items), if any, Contractor shall schedule the cooldown of Tank One or Tank Two, as applicable (each an “LNG Storage Tank Cooldown”). Contractor shall provide Owner with Notice at least one hundred eighty (180) Days’ prior to the date on which Contractor expects LNG Storage Tank Cooldown to occur and shall specify in such Notice the amount of Feed Gas required for LNG Storage Tank Cooldown. Not less than ninety (90) Days and not more than one hundred twenty (120) Days after such Notice, Contractor shall give Owner a second Notice specifying the seven (7) Day period during which Contractor expects LNG Storage Tank Cooldown to occur and confirming the amount of Feed Gas required for LNG Storage Tank Cooldown.

18.3	LNG PRODUCTION SYSTEM SUBSTANTIAL COMPLETION.

18.3.1 Upon compliance with all other conditions set forth in this Section 18.3, Contractor shall give Notice to Owner that LNG Production System Substantial Completion of an LNG Production System has occurred, which shall only be when all of the following items set forth in this Section 18.3 have occurred, unless Owner agrees in writing to waive any such requirements:

(a) all of the conditions for LNG Production System Mechanical Completion of such LNG Production System set forth in Section 18.1 have been met, and Owner has received and accepted the LNG Production System RFSU Certificate for such LNG Production System in accordance with Section 18.2;

(b) Owner has received the relevant System Turnover Packages demonstrating that Contractor has successfully completed all of the Pre-Commissioning and Commissioning of such LNG Production System;

(c) such LNG Production System is ready for normal, continuous and safe operation with the complement of personnel contemplated in Exhibit Q, and Contractor has corrected all Defects and Deficiencies (other than the Punch List Items);

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(d) the Performance Tests for such LNG Production System have been satisfactorily completed in accordance with Exhibit R; and

(e) Contractor has delivered to Owner a certificate certifying the satisfaction of each of the foregoing items in this Section 18.3.1.

18.3.2 At such time as Owner and the Independent Engineer have confirmed that each of the matters set forth in Section 18.3.1 has been completed with respect to an LNG Production System, Owner shall issue to Contractor a certificate stating the LNG Production System Substantial Completion Date for such LNG Production System, which date shall be the date that Contractor delivered to Owner a certificate certifying the satisfaction of each of the items in Section 18.3.1. If Owner does not either (a) issue such certificate or (b) notify Contractor in writing specifying the reasons why the matters in Section 18.3.1 have not been completed within [***] Business Days from receipt of Contractor’s certificate under Section 18.3.1, then the relevant LNG Production System Substantial Completion Deadline shall be extended by a number of days equal to the period commencing on the Day that immediately follows such [***] Business Day and ends on the Day that Owner responds under clause (a) or (b) above.

19.	FACILITY COMPLETION.

19.1	FACILITY MECHANICAL COMPLETION.

19.1.1 Upon satisfaction of the conditions set forth in this Section 19.1, Contractor shall give Notice to Owner that Facility Mechanical Completion has occurred, which shall only be when all of the following items set forth in this Section 19.1 have occurred:

(a) all the conditions for LNG Production System Mechanical Completion for all the LNG Production Systems set forth in Section 18.1 have been met, and Owner has received and accepted the LNG Production System RFSU Certificate for all of the LNG Production Systems in accordance with Section 18.2;

(b) Contractor has certified to Owner that the Facility has been designed, integrated and constructed and is ready for operation or operating in accordance with the requirements set forth in Exhibit A, applicable Laws and Permits and Owner Standards, and has performed all of its obligations under this Agreement then to be performed, and the Work is free of all Defects and Deficiencies (other than the Punch List Items);

(c) Owner has received from Contractor all final Permits required to be obtained by Contractor and, if final Permits are not available, all temporary Permits to enable Owner to operate the Facility uninterrupted until such time as such final Permits are obtained;

(d) Contractor has performed all other provisions hereof and delivered all items required hereby to achieve Facility Mechanical Completion in a manner reasonably satisfactory to Owner; and

(e) Contractor has delivered to Owner a certificate certifying the satisfaction of each of the foregoing items in this Section 19.1.1.

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19.1.2 At such time as Owner and the Independent Engineer have confirmed that each of the foregoing matters have been completed, Owner shall issue to Contractor a certificate stating the Facility Mechanical Completion Date. Facility Mechanical Completion shall be deemed to occur on the date the final item set forth in Section 19.1.1 occurs, as determined by Owner, and not the date such certification is received.

19.2	FACILITY SUBSTANTIAL COMPLETION.

19.2.1 Upon compliance with all other conditions set forth in this Section 19.2.1, Contractor shall give Notice to Owner that Facility Substantial Completion has occurred, which shall only be when all of the following items set forth in this Section 19.2.1 have occurred:

(a) all of the conditions for Facility Mechanical Completion set forth in Section 19.1 have been met, and Owner has received and accepted the LNG Production System RFSU Certificate for each LNG Production System in accordance with Section 18.2;

(b) all of the conditions for LNG Production System Substantial Completion set forth in Section 18.3 have been met for all of the LNG Production Systems;

(c) Contractor has made available to Owner at the Job Site all special tools and Spare Parts in accordance with Section 3.9.1 (any reorders to be a Punch List Items in accordance with Section 19.5);

(d) Contractor has successfully completed all of the Demonstration Tests for the Facility, as verified by reports delivered by Contractor to Owner;

(e) Owner has received the System Turnover Packages demonstrating that Contractor has successfully completed all of the Commissioning for the Facility;

(f) the Facility is ready for normal, continuous and safe operation with the complement of personnel contemplated in Exhibit Q, and Contractor has corrected all Defects and Deficiencies (other than the Punch List Items);

(g) Contractor has completed the training program required by Article 14;

(h) Contractor has performed all other provisions hereof and delivered all items required hereby (except any Punch List Items or other obligations of Contractor not intended to be fully performed at Facility Substantial Completion) in a manner satisfactory to Owner;

(i) the Performance Tests for the Facility have been satisfactorily completed in accordance with Exhibit R;

(j) Contractor has paid all amounts to Owner then due and payable hereunder, or Owner has elected to set-off such amounts against any payment that may be owed by Owner to Contractor;

(k) Contractor has provided Owner a complete list of the Punch List Items;

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(l) Contractor has prepared, and submitted to Owner’s Representative the operation and maintenance manuals, operating instructions, system checklists and/or procedures in the English language in sufficient detail for Owner to operate, maintain, dismantle, reassemble, adjust and repair the Facility; and

(m) Contractor has delivered to Owner a certificate certifying the satisfaction of each of the foregoing items in this Section 19.2.1.

19.2.2 The Facility shall be fully taken over by Owner at such time as Owner and the Independent Engineer have confirmed that each of the matters set forth in Section 19.2.1 has been completed and Owner issues to Contractor a certificate stating the Facility Substantial Completion Date which shall be the date the final item set forth in Section 19.2.1 occurs with respect to the Facility, as determined by Owner, and not the date the certification is received. If Owner does not either (a) issue such certificate or (b) notify Contractor in writing specifying the reasons why the matters in Section 19.2.1 have not been completed within [***] Business Days from receipt of Contractor’s certificate under Section 19.2.1, then the Facility Substantial Completion Deadline shall be extended by a number of days equal to the period commencing on the Day that immediately follows such [***] Business Day and ends on the Day that Owner responds under clause (a) or (b) above.

19.3	READY FOR SHIP LOADING.

Without limiting the foregoing or any other scheduling requirements contained herein, Contractor shall provide Owner (a) at least one hundred eighty (180) Days’ prior Notice of the day on which Contractor expects to be ready for Owner or its Affiliate to perform the Loading Rate Test, and (b) a second Notice specifying the date on which Contractor expects to be ready for the Loading Rate Test, which second Notice shall be given no later than sixty (60) Days prior to such date. Owner shall cause an LNG Tanker to be available, after the date in such second Notice; provided that Owner is not required to schedule such LNG Tanker until (a) there is sufficient LNG in storage in the LNG Storage Tanks to perform the Loading Rate Test, and (b) Owner has the ability and an economic reason to export such LNG. Owner shall give Contractor fourteen (14) Days prior written notice of a five (5)-Day period in which the LNG Tanker will be available for the Loading Rate Test. Contractor shall assist Owner in identifying prospective LNG Tanker operators to conduct assurance and vetting of the marine terminal, and shall provide reasonable access to the Job Site to such operators and to other LNG Tanker operators who are anticipated to use the Facility to conduct such assurance and vetting activities.

19.4	FINAL COMPLETION.

19.4.1 Final Completion of the Facility shall occur no later than the Final Completion Deadline. In order to achieve Final Completion, Contractor must have:

(a) met all the conditions for Facility Substantial Completion set forth in Section 19.2;

(b) completed a Facility final clean-up including removal from the Job Site of all construction debris, bulk construction materials, storage trailers, temporary facilities,

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scaffolding, temporary protection and other impediments that would interfere with the normal operation and maintenance of the Facility, and Contractor has delivered the Facility in a clean condition satisfactory to Owner in accordance with the procedures set forth in Exhibit A;

(c) completed all Punch List Items, which Punch List Items shall be promptly completed upon receipt of such Material(s) or other event(s) and corrected all Defects and Deficiencies identified by Owner during the Performance Tests which Owner has decided to not require completion and re-running of the Performance Tests, and Owner must have accepted such corrections in writing;

(d) delivered to Owner all electronic files in the format designated by Owner, all Drawings and Specifications (including red-lined “as-built” drawings of such LNG Production System), test data and other technical information relating to such LNG Production System and required hereunder for Owner to operate and maintain such LNG Production System;

(e) delivered to Owner all as-built operations, maintenance and spare parts manuals and instruction books that are necessary to operate the Facility in a safe, efficient and effective manner, and Contractor has completed the training program required by Article 14;

(f) delivered to Owner all electronic files in the format designated by Owner, all Drawings and Specifications (except final “as-built” drawings of the Facility, but including red-lined “as-built” drawings of the Facility), test data and other technical information required hereunder for Owner to operate and maintain the Facility;

(g) delivered to Owner final “as built-” drawings for the Facility as required by Section 3.8.43 and meeting the requirements of Exhibit J;

(h) removed all the Contractor’s and Subcontractors’ personnel, supplies, equipment, waste materials, rubbish and temporary facilities from the Job Site (unless otherwise requested by Owner);

(i) delivered evidence satisfactory to Owner, including a Payment Status Affidavit from Contractor and all Major Subcontractors in the form of Exhibit F-15 and Exhibit F-16, respectively, and a final and unconditional release and waiver of liens from Contractor and all Major Subcontractors in the form of Exhibit F-3 and Exhibit F-4, respectively, that all claims, liens, security interests or encumbrances in the nature of mechanics’, labor or materialmen’s liens (if applicable) arising out of or in connection with the Job Site, Facility (or any portion thereof), any Materials, any land or improvements pertinent thereto or the performance by Contractor or any Major Subcontractor of the Work have been satisfied or discharged;

(j) performed all other provisions hereof and delivered all items required hereby (except any warranty or other obligation of Contractor not intended to be fully performed at Final Completion) in a manner satisfactory to Owner;

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(k) paid all undisputed amounts to Owner then due and payable hereunder; and

(l) delivered to Owner a certificate certifying the satisfaction of each of the foregoing items in this Section 19.4.1.

19.4.2 At such time as Owner and the Independent Engineer have confirmed that each of the matters set forth in Section 19.4.1 has been completed, Owner shall issue a Final Completion certificate. Notwithstanding the foregoing, nothing contained in this Section 19.4 shall relieve Contractor from performing any obligations remaining under this Agreement after Final Completion, including any of its warranty obligations hereunder.

19.5	PUNCH LIST ITEMS.

Notwithstanding anything to the contrary contained herein, at Owner’s sole discretion, Owner may approve the completion of Punch List Items after Final Completion; provided, however, that if any such Punch List Items remain outstanding at Final Completion, Contractor shall cause the Contractor Guarantee to remain in full force and effect until Contractor’s completion of all of such Punch List Items to Owner’s satisfaction. If Contractor does not promptly complete any remaining Punch List Item, Owner shall have the right to complete such item and Owner’s costs associated with such activities shall be included in the calculation of Total Costs. Notwithstanding anything to the contrary contained herein, however, if the completion of any Punch List Items requires that an LNG Production System or the Facility be shut down or its output curtailed, Owner shall have the option of completing such Punch List Items itself, and Owner’s costs associated with completion of any such Punch List Items (excluding costs associated with shut down or of output curtailment) shall be included in the calculation of Total Costs.

20.	WARRANTY FOR DEFECTS.

20.1	IN GENERAL.

20.1.1 As further described herein, Contractor shall repair or replace all Defects and Deficiencies prior to the commencement of the Warranty Period. Except as provided in Section 15.3.4, Contractor shall be paid the Direct Costs incurred in fulfilling its obligations under this Section 20.1.1 prior to the commencement of the Warranty Period. Upon commencement of the Warranty Period, Contractor shall be required to perform all Corrective Work (defined below), and all costs incurred by Contractor to perform such Corrective Work shall be considered Non-Reimbursable Costs as further provided in Exhibit B-1.

20.1.2 During the Warranty Period, Contractor shall, as soon as practicable, complete any Work that is outstanding at Final Completion and shall be responsible for performing Corrective Work which may appear or occur during the Warranty Period or any extension thereof.

20.1.3 During the Warranty Period, Contractor shall make good the Defects or Deficiencies in the Work promptly and on an expedited basis whether by repair, replacement or otherwise (the “Corrective Work”). In the event Contractor utilizes spare parts owned by Owner in the course of performing the Corrective Work or Work as provided in Section 20.1.4, Contractor

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shall supply Owner with new spare parts equivalent in quality and quantity to all such spare parts used by Contractor as soon as possible following the utilization of such spare parts.

20.1.4 If Contractor is obligated to repair, replace or renew a Serial Defect, Contractor shall undertake a technical analysis of the problem and correct the “root cause” unless Contractor can demonstrate to Owner’s satisfaction that there is not a risk of the reoccurrence of such problem. Contractor’s obligations under this Article 20 shall not be impaired or otherwise adversely affected by any actual or possible legal obligation or duty of any Subcontractor, in each case, to Contractor or Owner concerning any Defect or Deficiency. No such correction or cure, as the case may be, shall be considered complete until Owner shall have reviewed and approved such remedial work in accordance with this Agreement.

20.2	SPECIFIC WARRANTIES.

In particular, Contractor warrants to Owner that:

20.2.1 Contractor shall perform the Work in full compliance with the terms and conditions set forth herein;

20.2.2 the Materials and the Work shall be designed, manufactured, engineered, constructed, completed, pre-commissioned, commissioned, tested and delivered in accordance with this Agreement;

20.2.3 the Materials and the Work shall be designed, manufactured, engineered, constructed, completed, tested and delivered, in a workmanlike manner and in accordance with this Agreement, Owner Standards, all Permits and approvals of Government Authorities, Applicable Codes and Standards and all applicable Laws;

20.2.4 the Work, including all Materials and each component thereof (a) shall conform to the specifications and descriptions set forth herein, (b) shall be new, complete, and of suitable grade for the intended function and use in accordance with this Agreement, (c) shall be free from defects (including latent defects) in design, material and workmanship, and (d) shall meet the requirements set forth in Exhibit A;

20.2.5 the Materials, or any component of Materials, shall be composed and made of only proven technology, of a type in commercial operation at the Effective Date; provided that Owner’s agreement for Contractor to use any Materials not in compliance with this Section 20.2.5 shall not relieve Contractor of any of its other obligations under this Agreement;

20.2.6 if, prior to the expiration of the Warranty Period, two (2) or more of the same components of the Work experience a Defect of an identical or nearly identical nature that causes or could reasonably be expected to cause an outage or derating of the Facility (herein, a “Serial Defect”), then Contractor shall examine the cause of the Serial Defect and (i) undertake technical analysis of the underlying problem in order to determine (A) the root cause of such Serial Defect, and (B) the repairs or replacements that may be required to avoid future occurrences of such Serial Defect, (ii) prepare and provide to Owner a written report setting forth the results of such analysis, (iii) promptly redesign if necessary and repair or replace any Materials, as necessary, and (iv) extend the Warranty Period for that portion of the Work that Contractor redesigned, repaired

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or replaced for an additional period of [***] months. Such warranty extension for Serial Defects is in lieu of and not in addition to the extension of the Warranty Period contemplated in Section 20.4.2.

20.2.7 Contractor shall, at all times during the Warranty Period, maintain sufficient personnel at Contractor’s offices to respond promptly to Owner’s request for diagnostic or warranty work. At any time during the Warranty Period, Contractor shall promptly and on an expedited basis perform such tests, inspections or other diagnostic services as may be reasonably requested by Owner. In the event that such diagnostic services reveal any Work not conforming to the Contractor’s Warranties, any and all such Work shall be corrected immediately as Corrective Work (the warranties set forth in Sections 20.2.1 to 20.2.7 inclusively are referred to collectively as the “Warranties”). The Warranties shall not include work performed under the Owner Contracts; and

20.2.8 Contractor shall, in the course of correcting any Defects or Deficiencies, do so (a) in good faith coordination with Owner’s schedule of operations so as to minimize any adverse effect on the operations of the Facility, and (b) in accordance with the Warranty procedures set forth in this Article 20.

20.3	NOTICE OF DEFECTS OR DEFICIENCIES.

If any Defects, Deficiencies or resulting damage to the Work appear or arise from notifications by manufacturers of Material, Owner shall promptly notify Contractor of such Defects, Deficiency or damage, and Contractor shall perform the necessary repairs or replacements in accordance with its Warranty obligations. Owner shall be entitled to determine the existence of any Defects, Deficiencies or damage.

20.4	EXTENSION OF WARRANTY PERIOD.

20.4.1 The provisions of this Article 20 shall apply to all replacements or repairs carried out by Contractor as if the replacements and repairs had been taken over on the date they were completed. All Corrective Work shall be performed subject to the same terms and conditions under this Agreement as the original Work is required to be performed. Any change to parts or Materials that would alter the requirements of this Agreement may be made only with prior written approval of Owner.

20.4.2 The Warranty Period for the Work or portion thereof that Contractor has replaced or repaired shall be extended by a period of [***] months from the date the replacement or repair is completed (and for successive periods of [***] months in the event of any Defect or Deficiency associated with any such replacement or repair), but in no event shall the Warranty Period extend beyond [***] months following Facility Substantial Completion.

20.5	FAILURE TO REMEDY DEFECTS.

If Contractor fails to commence any Corrective Work within a reasonable period of time not to exceed five (5) Days after receipt of Owner’s written notice to Contractor identifying and describing with reasonable specificity that portion of Work that has a Defect or Deficiency, or does not complete such Corrective Work on an expedited basis, Owner may, in its sole discretion and

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in addition to any other remedies that it has under this Agreement, proceed to do the Work and, subject to Section 16.2, notify Contractor of its intention to do so, and Owner’s costs associated with such activities shall be included in the calculation of Total Costs.

20.6	REMOVAL AND OWNERSHIP OF DEFECTIVE WORK.

If the Defects, Deficiencies or resultant damage is such that it cannot be remedied expeditiously on the Job Site, Contractor may, with the prior written consent of Owner’s Representative or Owner, remove from the Job Site for the purposes of repair or replacement of any part of the Work which is defective, deficient or damaged.

20.7	FURTHER TESTS.

If the repair or replacement of any equipment or components of Work is such that it may affect the operation of the Work or any part thereof, then Owner may require that tests of such equipment or components or any affected part of the Work thereof be conducted by Contractor and repeated to the extent reasonably necessary. Such requirement shall be made by Notice within thirty (30) Days after the Defect or Deficiency is remedied. Such tests shall verify that the equipment or component or any affected part of the Work thereof, as the case may be, is at the same level of performance as existed prior to the need for repair or replacement.

20.8	RIGHT OF ACCESS.

Until the expiration of the Warranty Period, but only to the extent required to perform its obligations hereunder, Contractor shall have the right of reasonable access to all parts of the Work and to records of the working and performance of the Work, except as may be inconsistent with any reasonable security or safety restrictions of the Owner. Such right of access shall be undertaken so as to minimize interference with the operation of the Facility. Access shall be granted to any duly authorized representative of Contractor whose name has been communicated in writing to Owner and who agrees to be bound by Owner Protocols and the confidentiality provisions of this Agreement in connection with such access. The Parties shall schedule corrections, repairs or replacements as necessary so as to minimize disruptions to the operation of the Facility.

20.9	SUBCONTRACTOR WARRANTIES.

20.9.1 Contractor shall, for the protection of Contractor and Owner, use reasonable efforts to obtain from the Subcontractors such guarantees and warranties with respect to Work performed that are equal to or exceed those set forth in this Article 20 as applicable to their respective scopes of work and shall be made available and in the name of Owner and assignable to the Lenders to the full extent of the terms thereof. Subject to Section 23.1.4, Contractor shall enforce all Subcontractor warranties in accordance with their terms so as to minimize the amount of Work Contractor may be required to perform to correct any Defect or Deficiency in the Subcontractors’ work. Owner shall be an express third-party beneficiary of all such guarantees and warranties. To the extent available, Owner shall have the right to require Contractor to secure additional warranty or extended guarantee protection pursuant to a Change Order. Upon the earlier of the date of Final Completion or termination of this Agreement, Contractor shall deliver to Owner copies of all relevant contracts providing for such guarantees and warranties.

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20.9.2 Upon the earlier of Final Completion or termination of this Agreement, Contractor shall assign to Owner all warranties received by it from Subcontractors that are not otherwise issued in Owner’s name. Such assignment of warranties to Owner must also allow Owner to further assign such warranties. However, Owner shall not make any warranty claim against Contractor with respect to any portion of the Work supplied in whole or in part by any Subcontractor if and to the extent Contractor has previously assigned all warranties received by it from such Subcontractor to Owner.

20.10	NO IMPLIED WARRANTIES.

EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE 20 (INCLUDING THE “WARRANTIES”), CONTRACTOR DOES NOT MAKE ANY OTHER WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE). OWNER’S EXCLUSIVE REMEDIES AND CONTRACTOR’S ONLY OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH DEFECTS OR DEFICIENCIES IN THE WORK (PATENT, LATENT OR OTHERWISE), WHETHER BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE, ARE SET FORTH IN THIS ARTICLE 20. ALL SUCH OTHER WARRANTIES, CONDITIONS AND REPRESENTATIONS ARE HEREBY DISCLAIMED. THE FOREGOING IS NOT INTENDED TO DISCLAIM ANY OTHER OBLIGATIONS OF CONTRACTOR WHICH ARE UNRELATED TO DEFECTS OR DEFICIENCIES IN THE WORK AS EXPRESSLY SET FORTH HEREIN.

20.11	REPAIRS AND TESTING BY OWNER.

20.11.1 During the Warranty Period, without prior notice to Contractor Owner, by itself or through its Affiliate, shall be permitted to (a) make repairs or replacements on the Materials or the Facility, and (b) adjust or test the Materials or the Facility as outlined in the operations and maintenance manuals provided by Contractor or any Subcontractor.

20.11.2 In the event of an emergency and if, in the judgment of Owner, the delay that would result from giving prior notice to Contractor could cause serious loss or damage which could be prevented by immediate action, any action (including correction of Defects) may be taken by Owner or a third party chosen by Owner, without giving prior notice to Contractor. In the event such action is taken by Owner, Contractor shall be promptly notified after Corrective Work is implemented, and shall assist whenever and wherever possible in making the necessary corrections. All such warranties obtained shall be in addition to, and shall not alter, the warranties of Contractor. Upon Owner’s request, Contractor shall use all reasonable efforts to force Subcontractors to honor warranties including filing suit to enforce same.

20.12	SURVIVAL OF WARRANTIES.

Prior to the end of the Warranty Period, the provisions of this Article 20 shall survive the expiration or earlier termination of this Agreement. The Warranties made herein shall be for the benefit of Owner and its successors and permitted assigns and the respective successors and

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permitted assigns of any of them, and are fully transferable and assignable. Owner may assign its rights to the Warranties during the Warranty Period to any Affiliate, Lender, or any Person acquiring a substantial ownership interest in the Facility without the consent of Contractor.

21.	LIABILITY.

21.1	TOTAL LIABILITY CAP.

Notwithstanding anything to the contrary contained herein, Contractor’s cumulative aggregate liability hereunder, whether in contract, warranty (including in respect of Corrective Work), tort, (including negligence whether sole or concurrent), strict liability, products liability, professional liability, indemnity, contribution, statute, at law, in equity, or any other cause of action, shall not exceed an amount equal to [***] provided that, notwithstanding the foregoing, the limitation of liability set forth in this Section 21.1 shall not: (a) apply in the event of Abandonment of the Project by Contractor; (b) apply to Contractor’s indemnification obligations under this Agreement with respect to: (i) any claims brought by Third Parties (for purposes of this Section 21.1 “Third Parties” shall include Owner’s and its Affiliate’s employees) for bodily injury, death or property damage as described in Section 30.1.2(b); or (ii) costs and expenses incurred by Contractor to fulfill those express indemnity obligations set forth in Sections 5.1.2, 6.4.2, 30.1.1, 30.1.2, 30.1.3 and 40.4.2; (c) apply to Contractor’s obligation to deliver to Owner full legal title to and ownership of all or any portion of the Work as required under this Agreement; (d) include the payment of insurance proceeds under any Project-specific insurance policy obtained by Contractor; (e) include any amount in respect of any Non-Reimbursable Cost, provided that Schedule Delay Liquidated Damages shall count towards and be subject to the cap; (f) apply in the event of the gross negligence or willful misconduct of Senior Supervisory Personnel or the willful misconduct of Contractor, its agents or Affiliates (including the Contractor Guarantor), workers, Senior Supervisory Personnel, Subcontractors and suppliers or the employees of each; (g) apply to limit Contractor’s costs incurred to achieve the “make good” obligations under Section 15.3.4 or (h) take into account or otherwise be affected by any reduction in Contractor’s entitlement to the payment of or forfeiture of the Margin Percentage.

21.2	NO CONSEQUENTIAL DAMAGES.

Notwithstanding anything to the contrary contained herein, except with respect to (a) any claims for bodily injury, death or physical damage to property of Third Parties for which Contractor owes an indemnity obligation as described in Section 30.1.2(b), (b) any damages resulting from the gross negligence or willful misconduct of Senior Supervisory Personnel or the fraud and willful misconduct of Contractor, its agents or Affiliates (including the Contractor Guarantor), workers, Senior Supervisory Personnel, Subcontractors and suppliers or the employees of each, (c) any liquidated damages which may be payable as set forth in Article 22, and (d) any damages resulting from Contractor’s breach of Article 27, Contractor, its agents and Affiliates (including the Contractor Guarantor), workers, Subcontractors and suppliers and the employees of each shall not be liable for, and Owner hereby waives any incidental, indirect, punitive or consequential damages, loss of or default under business contracts, lost revenues or for loss of profit, product, revenue, contract or use arising out of or in connection with the performance of the Work or this Agreement whether or not any such liability is claimed in contract, statute,

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equity, tort or otherwise and shall apply irrespective of negligence. In addition, except with respect to (a) Third Party claims for which Owner has agreed to indemnify Contractor in accordance with Section 30.2, and (b) Owner’s breach of its confidentiality obligations under Article 27, Owner shall have no liability for, and Contractor hereby waives, releases, defends, indemnifies and holds harmless any incidental, indirect, punitive or consequential damages (which includes loss of or default under business contracts, lost revenues or lost profits but excluding those amounts payable by Owner to Contractor in the event of a termination for default pursuant to Section 31.5 or for convenience pursuant to Article 32) arising out of or in connection with this Agreement.

22.	PERFORMANCE TESTS; LIQUIDATED DAMAGES.

22.1	PERFORMANCE TESTS.

The Performance Tests are described in Exhibit R.

22.2	SCHEDULE DELAY LIQUIDATED DAMAGES FOR FAILURE TO ACHIEVE LNG PRODUCTION SYSTEM SUBSTANTIAL COMPLETION OR FACILITY SUBSTANTIAL COMPLETION BY AN APPLICABLE DEADLINE.

22.2.1 In addition to the other liquidated damages required to be paid by Contractor pursuant to this Agreement, if the LPS1 Substantial Completion Date has not occurred on or before the date that is [***] days after the LPS1 Substantial Completion Deadline, Contractor shall:

(a) pay LPS1 Schedule Delay Liquidated Damages to Owner for each and every Day which elapses after such date until the earlier of (i) the LPS1 Substantial Completion Date, and (ii) the Day on which Contractor has paid LPS1 Schedule Delay Liquidated Damages in an amount equal to the LPS1 Schedule Delay Liquidated Damages Cap, in the following amounts:

(1) for the period commencing on the date that is [***] days after the LPS1 Substantial Completion Deadline and ending on the date that is [***] days after the LPS1 Substantial Completion Deadline, [***] per day;

(2) for the period commencing on the date that is [***] days after the LPS1 Substantial Completion Deadline and ending on the date that is [***] days after the LPS1 Substantial Completion Deadline, [***] per day;

(3) for the period commencing on the date that is [***] days after the LPS1 Substantial Completion Deadline and ending on the date that is [***] days after the LPS1 Substantial Completion Deadline, [***] per day; and

(4) for the period commencing on the date that is [***] days after the LPS1 Substantial Completion Deadline and ending on the date that is [***] days after the LPS1 Substantial Completion Deadline, [***] per day.

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22.2.2 In addition to the other liquidated damages required to be paid by Contractor pursuant to this Agreement, if the LPS2 Substantial Completion Date has not occurred on or before the date that is [***] days after the LPS2 Substantial Completion Deadline, Contractor shall pay LPS2 Schedule Delay Liquidated Damages to Owner for each and every Day which elapses after such date until the earlier of (i) the LPS2 Substantial Completion Date and (ii) the Day on which Contractor has paid LPS2 Schedule Delay Liquidated Damages in an amount equal to the LPS2 Schedule Delay Liquidated Damages Cap, in the following amounts:

(a) for the period commencing on the date that is [***] days after the LPS2 Substantial Completion Deadline and ending on the date that is [***] days after the LPS2 Substantial Completion Deadline, [***] per day;

(b) for the period commencing on the date that is [***] days after the LPS2 Substantial Completion Deadline and ending on the date that is [***] days after the LPS2 Substantial Completion Deadline, [***] per day;

(c) for the period commencing on the date that is [***] days after the LPS2 Substantial Completion Deadline and ending on the date that is [***] days after the LPS2 Substantial Completion Deadline, [***] per day; and

(d)) for the period commencing on the date that is [***] days after the LPS2 Substantial Completion Deadline and ending on the date that is [***] days after the LPS2 Substantial Completion Deadline, [***] per day.

22.2.3 In addition to the other liquidated damages required to be paid by Contractor pursuant to this Agreement, if the LPS3 Substantial Completion Date has not occurred on or before the date that is [***] days after the LPS3 Substantial Completion Deadline, Contractor shall pay LPS3 Schedule Delay Liquidated Damages to Owner for each and every Day which elapses after such date until the earlier of (i) the LPS3 Substantial Completion Date and (ii) the Day on which Contractor has paid such LPS3 Schedule Delay Liquidated Damages in an amount equal to the LPS3 Schedule Delay Liquidated Damages Cap, in the following amounts:

(a) for the period commencing on the date that is [***] days after the LPS3 Substantial Completion Deadline and ending on the date that is [***] days after the LPS3 Substantial Completion Deadline, [***] per day;

(b) for the period commencing on the date that is [***] days after the LPS3 Substantial Completion Deadline and ending on the date that is [***] days after the LPS3 Substantial Completion Deadline, [***] per day;

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(c) for the period commencing on the date that is [***] days after the LPS3 Substantial Completion Deadline and ending on the date that is [***] days after the LPS3 Substantial Completion Deadline, [***] per day; and

(d) for the period commencing on the date that is [***] days after the LPS3 Substantial Completion Deadline and ending on the date that is [***] days after the LPS3 Substantial Completion Deadline, [***] per day.

22.2.4 In addition to the other liquidated damages required to be paid by Contractor pursuant to this Agreement, if the LPS4 Substantial Completion Date has not occurred on or before the date that is [***] days after the LPS4 Substantial Completion Deadline, Contractor shall pay LPS4 Schedule Delay Liquidated Damages to Owner for each and every Day which elapses after such date until the earlier of (i) the LPS4 Substantial Completion Date and (ii) the Day on which Contractor has paid such LPS4 Schedule Delay Liquidated Damages in an amount equal to the LPS4 Schedule Delay Liquidated Damages Cap, in the following amounts:

(a) for the period commencing on the date that is [***] days after the LPS4 Substantial Completion Deadline and ending on the date that is [***] days after the LPS4 Substantial Completion Deadline, [***] per day;

(b) for the period commencing on the date that is [***] days after the LPS4 Substantial Completion Deadline and ending on the date that is [***] days after the LPS4 Substantial Completion Deadline, [***] per day;

(c) for the period commencing on the date that is [***] days after the LPS4 Substantial Completion Deadline and ending on the date that is [***] days after the LPS 4 Substantial Completion Deadline, [***] per day; and

(d) for the period commencing on the date that is [***] after the LPS4 Substantial Completion Deadline and ending on the date that is [***] days after the LPS4 Substantial Completion Deadline, [***] per day.

22.2.5 In addition to the other liquidated damages required to be paid by Contractor pursuant to this Agreement, if the Facility Substantial Completion Date has not occurred on or before the date that is [***] days after the Facility Substantial Completion Deadline, Contractor shall pay Facility Schedule Delay Liquidated Damages to Owner for each and every Day which elapses after such date until the earlier of (i) the Facility Substantial Completion Date and (ii) the Day on which Contractor has paid Facility Schedule Delay Liquidated Damages in an amount equal to the Facility Schedule Delay Liquidated Damages Cap, in the following amounts:

(a) for the period commencing on the date that is [***] days after the Facility Substantial Completion Deadline and ending on the date that is [***] days after the Facility Substantial Completion Deadline, [***] per day;

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(b) for the period commencing on the date that is [***] days after the Facility Substantial Completion Deadline and ending on the date that is [***] days after the Facility Substantial Completion Deadline, [***] per day;

(c) for the period commencing on the date that is [***] days after the Facility Substantial Completion Deadline and ending on the date that is [***] days after the Facility Substantial Completion Deadline, [***] per day; and

(d) for the period commencing on the date that is [***] days after the Facility Substantial Completion Deadline and ending on the date that is [***] after the Facility Substantial Completion Deadline, [***] per day.

22.2.6 Except as set forth in Section 31.2, Contractor’s payment of Schedule Delay Liquidated Damages as set forth in Sections 22.2.1 through 22.2.5, and the other remedies set forth in Section 22.2.1(b) and (c), shall be the sole and exclusive remedy of Owner for Contractor’s failure to achieve the LPS1 Substantial Completion Date on or before the LPS1 Substantial Completion Deadline, the LPS2 Substantial Completion Date on or before the LPS2 Substantial Completion Deadline, the LPS3 Substantial Completion Date on or before the LPS3 Substantial Completion Deadline, the LPS4 Substantial Completion Date on or before the LPS4 Substantial Completion Deadline or the Facility Substantial Completion Date on or before the Facility Substantial Completion Deadline.

22.2.7 In the event that the Work fails to achieve any of the requirements provided in this Agreement required to achieve LNG Production System Substantial Completion or Facility Substantial Completion, as evidenced by the Performance Test results, by the LNG Production System Substantial Completion Deadline for an LNG Production System or the Facility Substantial Completion Deadline, as applicable, then LNG Production System Substantial Completion of such LNG Production System or Facility Substantial Completion, as applicable, shall not occur.

22.3	LIQUIDATED DAMAGES CAP.

22.3.1 The total amount of Contractor’s obligations to pay Schedule Delay Liquidated Damages pursuant to Section 22.2 shall not exceed the following amounts:

(a) LPS1 Schedule Delay Liquidated Damages shall not exceed [***] (the “LPS1 Schedule Delay Liquidated Damages Cap”);

(b) LPS2 Schedule Delay Liquidated Damages shall not exceed [***] (the “LPS2 Schedule Delay Liquidated Damages Cap”);

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(c) LPS3 Schedule Delay Liquidated Damages shall not exceed [***] (the “LPS3 Schedule Delay Liquidated Damages Cap”);

(d) LPS4 Schedule Delay Liquidated Damages shall not exceed [***] (the “LPS4 Schedule Delay Liquidated Damages Cap”); and

(e) Facility Schedule Delay Liquidated Damages shall not exceed [***] (the “Facility Schedule Delay Liquidated Damages Cap”).

22.3.2 If at any time Contractor is as a result of the operation of Section 22.3.1 no longer liable hereunder to pay Schedule Delay Liquidated Damages, then Owner may terminate this Agreement in accordance with Sections 31.1.16 and 31.4 or continue to permit Contractor to progress the Work in accordance with the requirements of this Agreement.

22.4	PAYMENT.

22.4.1 Schedule Delay Liquidated Damages shall accrue daily hereunder and shall be payable by Contractor monthly, no later than the fifth (5th) Business Day of the immediately following month.

22.4.2 All liquidated damage amounts required to be paid by Contractor under this Article 22 shall cease accruing upon a termination of this Agreement.

22.5	LIQUIDATED DAMAGES REASONABLE.

The Parties acknowledge and agree that actual damages for Contractor’s failure to successfully pass the Performance Tests and achieve the relevant milestones by the Applicable Deadlines are difficult to determine and that the liquidated damages set forth herein are reasonable and appropriate measures of the damages for such failure, are apportioned in a fair and appropriate manner including with respect to any lump-sum liquidated damages that may be payable in respect of any single day of delay, and do not represent a penalty. If Contractor, the Contractor Guarantor or anyone on its behalf successfully challenges the applicable rate of any liquidated damages, Contractor specifically agrees to pay Owner all actual damages incurred by Owner in connection with such breach, including any and all consequential damages (such as loss of profits and revenues, business interruption, loss of opportunity and use) and all costs incurred by Owner in proving the same, without regard to any limitations whatsoever set forth herein. Notwithstanding any provision to the contrary and except as provided in Section 31.2.1 (in respect of a Contractor event of default described in Section 31.1.9), Contractor’s payment of liquidated damages shall constitute Owner’s exclusive remedy for Contractor’s failure to achieve the relevant milestones by the Applicable Deadlines.

22.6	EFFECT ON OTHER PROVISIONS.

The provisions of this Article 22 shall affect neither Contractor’s obligations to complete any other requirement herein which is unrelated to schedule nor Owner’s right to withhold amounts retained under Section 6.8 hereof.

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23.	SUBCONTRACTORS.

23.1.1 Attached as Exhibit H and Exhibit O is a list of names of potential Major Subcontractors. Contractor may submit to Owner the names and qualifications and recommendations of additional Major Subcontractors that it desires to include in Exhibit H or Exhibit O. Any additions or changes to Exhibit H or Exhibit O shall be decided solely by Owner within a reasonable time following the submission of all necessary supporting documentation by Contractor. At the request of Owner, the Lenders or Owner’s title insurance providers, Contractor shall provide an affidavit of all Major Subcontractors, in a form acceptable to Owner, the Lenders or Owner’s title insurance providers, as applicable. All Major Subcontractors will be selected from Exhibit H or Exhibit O as supplemented from time to time in accordance with this Section 23.1.1. Contractor shall not enter into Major Subcontracts with any Person not listed in Exhibit H or Exhibit O without the prior written approval of Owner. Contractor shall issue all Subcontracts in accordance with the terms of this Agreement. Approval by Owner of any Subcontractor or its receipt or review of any Subcontract shall not (a) relieve Contractor of any of its obligations under this Agreement or (b) constitute any acceptance of the Work undertaken by such Person. No Subcontract shall bind or purport to bind Owner.

23.1.2 Contractor shall include in each Major Subcontract a provision requiring each such Major Subcontractor to comply with and perform for the benefit of Owner all requirements and obligations of Contractor to Owner under this Agreement, to the extent such requirements and obligations are applicable to the performance of the work under the respective Major Subcontract. At a minimum, all Subcontracts shall require the Subcontractors to comply with applicable Laws, Applicable Codes and Standards and Permits, shall provide that Owner has the right of inspection as provided hereunder and require such Subcontractors to (a) be subject to the labor obligations hereunder as well as the safety and security provisions of this Agreement, (b) provide guarantees and warranties with respect to its portion of the Work commensurate with such Major Subcontractor’s work, (c) provide certificates of insurance as set forth herein, (d) grant a license to Owner pursuant to Section 29.2.3, (e) include a termination for convenience provision with terms consistent with the terms set forth herein, and (f) be subject to the confidentiality provisions consistent with the terms set forth herein. Contractor shall use its reasonable efforts to minimize or eliminate cancellation charges or fees in each Subcontract. Additionally, Contractor shall include in each Major Subcontract relating to any Materials or other component of the Facility a requirement that, until the end of the Warranty Period, the Subcontractor shall (i) notify Contractor and Owner in the event Subcontractor intends to discontinue supplying any functional spare parts and (ii) permit Owner to order any quantity of any such parts at the prices prevailing prior to such discontinuance of supply. All Subcontracts must specify that the contractual relationship with the Subcontractor is exclusive to Contractor and that the Subcontractor waives any and all rights to demand any payment directly from Owner.

23.1.3 In addition to the requirements set forth above, Contractor shall include in each Subcontract the following language to make Owner an express third party beneficiary of such Subcontract:

“The parties hereto agree and acknowledge that the services/work/equipment to be provided hereunder by [Subcontractor] will be incorporated into the LNG facility and related facilities being developed by [Owner]. As such, the parties expressly

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agree that Owner is a third party beneficiary of this [Agreement] entitled, in its own name or in the name of [Contractor], to enforce this [Agreement] against [Subcontractor].”

23.1.4 Contractor shall notify Owner of and coordinate with Owner in connection with the administration of any claim (actual or threatened in writing) arising under any Subcontract, and shall request Owner’s approval (such approval not to be unreasonably withheld or delayed) (a) of any external attorney and claims consultant to be appointed by Contractor in connection with such claim and (b) prior to commencing any litigation with respect to such claim. Litigation between Contractor and a Subcontractor shall be jointly managed by Contractor and Owner. Contractor shall not settle any claim arising under a Subcontract without Owner’s prior approval.

23.2	CONTRACTOR RESPONSIBLE FOR WORK.

Contractor is responsible for each of the various parts of the Work, so that all items thereof conform in all respects to the requirements of this Agreement, regardless of any failure of any Subcontractor to perform, any disagreement between any Subcontractors, or any disagreement between any Subcontractors, on the one hand, and Contractor or Owner. Contractor shall furnish such information relative to its Subcontractors, including copies of unpriced (and with respect to the Reimbursable Work, all priced) Subcontracts as Owner may reasonably request. Without the express written consent of Owner, nothing contained herein or in any Subcontract awarded by Contractor shall create any contractual relationship between Owner and any Subcontractor. Contractor shall require that all Subcontractors release and waive (to the extent permitted by applicable Law) any and all rights against Owner and the Lenders for recovery of payment of any moneys for compensation for the portion of the Work performed by them.

23.3	ASSIGNMENT.

23.3.1 Subject to Section 23.3.2, Contractor hereby assigns to Owner (and Owner’s permitted assigns) all its interest in any Subcontracts (or any portion thereof to the extent such Subcontracts also relate to other projects of Contractor) now existing or hereafter entered into by Contractor for performance of any part of the Work, which assignment will be effective upon acceptance by Owner in writing and only as to those Subcontracts which Owner designates in said writing.

23.3.2 Owner shall not have the right to exercise any right to assignment of any Subcontract pursuant to Section 23.3.1 unless and until (a) any obligation by any Subcontractor under any Subcontract extends beyond the expiration of this Agreement, including the Warranty Period, (b) Owner has elected to terminate this Agreement in accordance with the terms hereof or (c) with respect to the Work, Contractor has failed to perform any of its material obligations or correct Defects and Deficiencies under this Agreement to which such Subcontract relates.

23.3.3 Each Subcontract entered into by Contractor with respect to the Work shall contain a provision permitting its assignment to Owner or the Lenders upon Owner’s written request (following the occurrence of any of the events described in Section 23.3.2).

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24.	LABOR RELATIONS.

24.1	GENERAL MANAGEMENT OF EMPLOYEES.

Contractor shall exercise its management rights in performing the Work, either specifically detailed in, or not expressly limited by, applicable collective bargaining agreement(s). Subject to Section 5.2, such management rights shall be deemed to include the rights to: hire, discharge, promote and transfer employees; to select and remove foremen or other persons at other levels of supervision; to establish and enforce reasonable standards of productivity; to introduce, to the extent feasible, labor-saving equipment and materials; to determine the number of craftsmen necessary to perform a task, job or other work required with respect to the Facility; and to establish, maintain and enforce rules and regulations conducive to efficient and productive operations.

24.2	WAGES AND CONDITIONS.

Contractor shall make its own arrangements for the engagement of all staff and labor, local or otherwise, and for their payment, housing, feeding and transport. Contractor shall pay rates of wages, and observe conditions of labor, not materially different than those established for the trade or industry where the work is carried out, and shall comply with all Laws relating to wages, hours, working conditions and other employer/employee-related matters pertaining to its employees. In addition, Contractor shall certify to the reasonable satisfaction of Owner that all social benefit payments related to the wages of all workers employed directly or indirectly by it and its Subcontractors have been timely paid in full.

24.3	VIOLATIONS.

Contractor shall promptly notify Owner of any violations, and the actions to be taken or planned to resolve the violations, of collective bargaining agreements and jurisdictional disputes in connection with the Work including the filing of appropriate processes with any court or administrative agency having jurisdiction to settle, enjoin or award damages resulting from such violations of collective bargaining agreements or jurisdictional disputes.

24.4	DISPUTES.

Contractor shall undertake promptly all reasonable efforts to prevent or resolve any strikes or other labor disputes among its employees or the employees of Subcontractors. If a strike or other labor dispute occurs, Contractor shall take all reasonable actions to minimize any resulting disruption of the progress of the Work. Contractor shall advise Owner promptly, in writing, of any actual, anticipated or threatened labor dispute that might affect the performance of the Work by Contractor or by any Subcontractors and will keep Owner informed on a daily basis of the status of the dispute resolution. Notwithstanding the foregoing, the settlement of strikes, walkouts, lockouts or other labor disputes shall be at the sole discretion of the Party having the difficulty. Nothing in this Article 24 shall be deemed to amend the definition of “Force Majeure Event.”

24.5	STATUTORY EMPLOYER.

Notwithstanding anything to the contrary contained herein, in all cases where Contractor’s employees (meaning Contractor’s direct, borrowed, special or statutory employees) are covered

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by the Louisiana Worker’s Compensation Act, La. R.S. 23:1021 et seq., Owner and Contractor agree that Owner shall be and hereby is designated as the statutory employer of Contractor’s direct, borrowed, special and statutory employees, pursuant to La. R.S. 23:1061(A)(3). Owner and Contractor further agree that the Work is an integral part of and essential to Owner’s ability to generate its goods, products and services. This provision is included for the sole purpose of establishing a statutory employer relationship to gain the benefits expressed in La. R.S. 23:1061, and is not intended to create an employer/employee relationship for any other purpose. Nothing contained in this Section 24.5 shall be construed to establish any relationship or status that is inconsistent with Article 37. In the event that Owner is required to pay worker’s compensation benefits to Contractor’s direct, borrowed, special or statutory employees, whether as a statutory employer pursuant to La. R.S. 23:1061 or as a special employer pursuant to La. R.S. 23:1031(C), Owner shall be entitled to reimbursement from Contractor for any such benefit payments. Neither Contractor nor its underwriters shall be entitled to seek contribution from Owner for any worker’s compensation benefits payments made on behalf of any of Contractor’s direct, borrowed, special or statutory employees for purposes of La. R.S. 23:1031(C).

24.6	LOCAL LABOR.

Contractor shall use commercially reasonable efforts to attract and retain local labor personnel for the Work and to utilize local Subcontractors whenever possible and cost effective. Contractor agrees to use good faith efforts to award Subcontracts to Subcontractors based in the State of Louisiana and to hire personnel to perform the Work that live in the State of Louisiana.

24.7	COMMUNITY IMPACTS.

Contractor shall use reasonable efforts to assist Owner in creating, assessing and carrying out programs which shall, during all phases of the Work, minimize the impacts upon the host community caused by the construction of the Facility. Such programs shall include sequencing of the Work so as to reasonably minimize the impacts of noise and dust at and around the Job Site.

25.	TITLE AND RISK OF LOSS.

25.1	TRANSFER OF TITLE.

25.1.1 Contractor warrants and guarantees to Owner good and legal title to the Materials and the Work, and shall deliver and convey ownership of the Materials and the Work free and clear of any and all liens, claims, security interest and other encumbrances, when title thereto passes to Owner. Title to all or any portion of the Materials shall pass to Owner upon the earliest of the following:

(a) the occurrence of any event by which, under applicable Laws, title passes from Contractor or Subcontractors providing such Materials;

(b) the date that such Materials are delivered to a shipper for shipment (whether by ship, air, rail, truck or otherwise and whether directly or indirectly) to the Job Site;

(c) the date that such Materials are delivered to the Job Site; and

(d) the date of termination of this Agreement, to the extent that Contractor has title.

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25.1.2 It is expressly understood and agreed, however, that (a) the passage of title shall not release Contractor from the Contractor’s responsibility to perform fully its obligations hereunder, and (b) in no event shall title to the Owner Furnished Equipment and Materials pass from Owner to Contractor, and Owner shall, at all times, retain title and ownership of the Owner Furnished Equipment and Materials.

25.2	RISK OF LOSS.

Notwithstanding passage of title as provided in Section 25.1, Contractor shall bear risk of loss of or damage to the Work and Materials in respect of which Owner has not assumed care, custody and control hereunder until the Facility Substantial Completion Date, but only to the extent (i) of any insurance proceeds actually received by Contractor from claims made under Owner’s Construction and Erection All Risk Insurance Policy or other Owner insurance policies; or (ii) that such loss or damage results from the gross negligence or willful misconduct of Senior Supervisory Personnel or the willful misconduct of Contractor, its agents or Affiliates, workers, Senior Supervisory Personnel, Subcontractors and suppliers or the employees of each.

25.3	PROTECTION OF OWNER.

For the purpose of protecting Owner’s interest in all Materials and Owner Furnished Equipment and Materials delivered to the Job Site with respect to which title has passed to Owner but which remain in the possession of another party, Contractor shall take or cause to be taken all steps necessary under the Laws of the appropriate jurisdiction(s) to protect Owner’s title and to protect Owner against claims by other parties with respect thereto.

26.	INSURANCE.

26.1	IN GENERAL.

26.1.1 Contractor and Owner shall procure and maintain the insurance enumerated in this Article 26 as being applicable to it. The provisions of this Article 26 do not modify or change or abrogate any responsibility of Owner or Contractor or any Subcontractor stated elsewhere herein. Neither Owner nor Contractor assumes responsibility for the solvency of any insurer or the failure of any insurer to settle any claim. Contractor shall remain responsible for uninsured losses and deductible amounts under the policies to be provided by Contractor and, with respect to losses arising due to Contractor’s or its Subcontractor’s gross negligence or willful misconduct of Senior Supervisory Personnel, under the policies to be provided by Owner until the Facility Substantial Completion Date, and Owner shall become responsible for such losses and deductibles occurring thereafter.

26.1.2 Contractor shall provide the insurance set forth in Section 26.2 with properly licensed insurance carriers and evidence thereof in a form reasonably satisfactory to Owner and the Lenders’ insurance advisors, which insurance carriers shall be (a) rated A- or higher (with a financial size category of at least FSC VII) by A.M. Best’s Key Rating Guide, (b) rated A or higher by Standard and Poor’s or (c) satisfactory to Owner and the Lenders’ insurance advisor, in their

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sole discretion. Owner shall provide the insurance set forth in Section 26.3 with properly licensed insurance carriers and evidence thereof and that are reinsured with reinsurers that are (i) rated A-or higher (with a financial size category of at least FSC VII) by A.M. Best’s Key Rating Guide or (ii) rated A or higher by Standard and Poor’s. Subject to Section 26.3.1 the Notice to Proceed and any Limited Notice to Proceed shall not be effective until each of Owner and Contractor has provided to each other such satisfactory evidence of insurance. Each Party shall promptly provide written notification to the other Party if it becomes aware of any material change in, non-renewal or cancellation of insurance coverage that such Party is required to maintain hereunder.

26.1.3 All the liability policies (except workers’ compensation, employer’s liability and professional liability) of insurance shall be endorsed to provide a severability of interests or cross liability clause to the benefit of each additional insured.

26.1.4 If any loss or damage to the Work (on or off the Job Site) is sustained, Contractor shall, at the request of Owner, act on behalf of itself and Owner for the purpose of adjusting the amount of the loss with the insurer. Contractor shall (a) replace or repair any such loss or damage and complete the Work in accordance with this Agreement and (b) take such action as may be reasonable and necessary to mitigate the amount of any such loss. Owner and, at the request of Owner, Contractor shall use commercially reasonable efforts for the benefit of the Parties to pursue all claims for loss or damage to property under the policies required to be provided by Owner pursuant to Section 26.3 that exceed the deductible amounts of such policies. As soon as practicable following a loss event, Contractor, Owner and the assigned loss adjuster shall meet to review the loss or damage and determine the course of action required to remedy the loss or damage. To the extent possible, Contractor and Owner shall determine with the loss adjuster the extent of loss or damage and the level of insurance coverage applicable to such loss or damage. Contractor shall cooperate with and provide the loss adjuster information relevant to the loss or damage, the schedule impact estimates of remediation, and any other reasonable information sought by insurers concerning the loss event. Contractor shall keep Owner reasonably informed of the status of claims negotiations with the insurer for which Contractor is, at the request of Owner, responsible under the Construction and Erection All Risk insurance required to be obtained by Owner pursuant to Section 26.3.1. For the avoidance of doubt, Owner shall remain the sole authority on any decisions related to claims handling, coordination and acceptance of payment on all Owner-procured insurance policies. Advance payments under the applicable insurance policy may be requested of insurers in order to facilitate cash flow and in no event shall Contractor be relieved of its obligation to repair and replace the loss or damage if such advance is not made.

26.1.5 Subject to the requirements and limitations set forth in Section 26.1.4, (a) Contractor shall include with each Request for Payment any amounts payable by Owner pursuant to this Section 26.1.5 and (b) provided that Contractor comply with all requirements for payment set forth herein, Owner shall pay such amounts in accordance with the terms of this Agreement.

26.2	POLICIES TO BE OBTAINED BY CONTRACTOR.

26.2.1 Except for the Construction and Erection All Risk insurance required to be provided by Owner pursuant to Section 26.3.1(a) and Commercial General Liability insurance required to be provided by Owner pursuant to Section 26.3.1(b), Contractor shall obtain and maintain in full

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force and effect, and shall require, as applicable, Subcontractors to procure and maintain in full force and effect, the following insurance:

(a) General liability insurance written on ISO occurrence form CG 00 01 or equivalent policy wording covering all activities of Contractor other than the Work at the Job Site, and shall include Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer as additional insureds on a primary and noncontributory basis with respect to Work performed outside the Job Site, to the extent of the indemnity obligations assumed by Contractor under this Agreement. Such insurance shall be written in an amount of [***] per occurrence and [***] annual aggregate including a [***] aggregate limit for products and completed operations. Such insurance shall be endorsed to include coverage for products and completed operations for ten (10) years after the Facility Substantial Completion Date or the statute of repose, whichever is less. Such insurance shall contain a waiver of subrogation in favor of Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer to the extent of the indemnity obligations assumed by Contractor under this Agreement;

(b) Workers Compensation, and if applicable, United Longshore and Harbor Workers Compensation Act insurance and Jones Act coverage, or similar insurance in the form prescribed by relevant laws and insuring against work related losses and claims arising in connection with the performance of the Work by Contractor. Such insurance shall contain a waiver of subrogation in favor of Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer to the extent of the indemnity obligations assumed under this Agreement by Contractor;

(c) Employer’s Liability with limits available under a primary or excess policy equal to the equivalent of [***] per accident/occurrence or such higher limit as may be required by Laws. Such insurance shall contain a waiver of subrogation in favor of Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer to the extent of the indemnity obligations assumed under this Agreement by Contractor;

(d) Automobile Liability Insurance applicable to all owned, non-owned, hired and leased automotive equipment used in the performance of the Work, including contractual liability, with limits of [***] per accident/occurrence combined single limit including Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing

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documents and the Independent Engineer as additional insureds on a primary and noncontributory basis to the extent of the indemnity obligations assumed under this Agreement by Contractor. Such insurance shall contain a waiver of subrogation in favor of Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer to the extent of the indemnity obligations assumed under this Agreement by Contractor;

(e) Umbrella/Excess Liability Insurance providing coverage over the underlying insurance required in Sections 26.2.1(a), 26.2.1(c), and 26.2.1(d) with limits of [***] per occurrence and in the annual aggregate. Such insurance shall include Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer as additional insureds on a primary and noncontributory basis with respect to Work performed outside the Job Site and include a waiver of subrogation in favor of such additional insureds, to the extent of the indemnity obligations assumed by Contractor under this Agreement;

(f) Contractor shall maintain or require to be maintained Professional Liability Insurance, on account of any errors or omissions of Contractor and Subcontractors involved in Work contracted hereunder with liability limits of insurance of [***] per claim and [***] in the aggregate during construction and for a five (5) year period after Final Completion;

(g) Contractor shall either (i) maintain or require to be maintained project specific Pollution Liability Insurance, for any event caused or exacerbated by actions or inactions of Contractor and Subcontractors involved in Work contracted hereunder with liability limits of insurance of at least [***] per occurrence and [***] in the annual aggregate during construction and include Owner, its parent, owners, subsidiaries and affiliate companies, their officers, agents, managers employees, directors, joint owners, the Lenders (individually), any other entity required of Owner in its financing documents and the Independent Engineer as additional insureds on a primary and non-contributory basis, and include a waiver of subrogation in favor of such additional insureds, or (ii) provide Owner and the Lenders with such security as is deemed sufficient by such parties to cover any such errors and omissions; and

(h) For all vessels owned, operated, chartered, or brokered by or for Contractor or any of the Subcontractors in connection with the Work, Contractor shall carry or require the owner or operator of such vessels to carry watercraft insurance, as follows: (i) Hull Insurance for full fair value; (ii) Protection and Indemnity Insurance under Form SP-23 (Revised 1/56), or most recent version, to cover liabilities arising out of the ownership, operation and use of any vessel with liability limits of insurance of [***] per occurrence, including (y) pollution and environmental liability insurance upon such vessels for damages, cleanup and restoration costs, in amount no less than those limits required by applicable Law and coverage for crew and personnel on such vessels,

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with no exclusion for activities arising from the use of remote operated vehicles and submarines and diving operations (if these operations are to be performed under this Agreement), and (z) including collision and tower’s liability, cargo legal liability (to the extent applicable), and coverage for liabilities for the removal of wreck or debris as compulsory under statute or as requested by applicable Government Authorities. Insurers shall waive any right to limit liability to the value of the vessel, but only with respect to Owner indemnified parties, whichever is applicable, and the phrase “as owner of vessel named herein” and all similar phrases purporting to limit the insurer’s liability to that of an owner shall be deleted. The coverage in clause (y) regarding pollution and environmental liability insurance for damages, cleanup and restoration costs (in amount no less than those limits required by applicable Law) may be provided under a marine pollution liability policy; provided that such policy provides the same coverage and limits that would be provided under the protection and indemnity insurance. Should the Work necessitate the use of remotely operated vehicles or dredging, this protection and indemnity insurance shall include a specialist operation endorsement; and (iii) Charterer’s Legal Liability Insurance to cover liabilities arising out of operation and use of any time or voyage chartered vessel including coverage for contractual liability for those liabilities assumed by Contractor herein with liability limits of insurance of [***] per occurrence. The insurance listed in clauses (y) and (z) above shall provide that seaworthiness of vessels used to perform Work hereunder is accepted by insurers (or that insurers shall waive in favor of Owner indemnified parties, the vessel owner’s and/or Contractor’s warranty of seaworthiness).

26.2.2 [Reserved].

26.2.3 Contractor shall be responsible for additional costs associated with modifying any inadequate coverage, terms and conditions to meet the requirements of this Section 26.2. Contractor shall comply with all the conditions and requirements provided for in its insurance policies and to the extent Contractor has been notified in writing of such conditions and requirements the policies required to be maintained by Owner pursuant to Section 26.3. Contractor shall make no material adverse alteration to the terms of any insurance required herein without the prior written approval of Owner and the Independent Engineer. If an insurer makes (or purports to make) any such alteration, Contractor shall notify Owner immediately.

26.2.4 Contractor shall require all insurers under Contractor’s insurance policies to provide Owner and such other interested Persons as may be designated by Owner with certificates of insurance, in form and substance reasonably acceptable to Owner, evidencing and describing the insurance policies and endorsements maintained hereunder prior to commencement of the Work, or upon issuance of such policies, if earlier, and prior to each issuance anniversary date throughout the term of this Agreement. The certificates of insurance shall evidence and describe the insurance policies and endorsements. Notwithstanding anything to the contrary contained herein, evidence of such coverage shall be provided to Owner as a condition precedent to the commencement of the Work.

26.2.5 In respect of all of the Contractor’s insurance policies, Contractor shall, on or before the Notice to Proceed Date and as may be requested by Owner from time to time, produce the Contractor’s certificates of insurance, and required endorsements. If policies have been secured on a project specific basis, Contractor shall provide the actual policy upon written request by Owner.

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26.2.6 Before permitting any of its Subcontractors to perform any Work at the Job Site, Contractor shall obtain a certificate of insurance from each such Subcontractor evidencing that such Subcontractor has obtained the insurance required of Subcontractors by Contractor, such insurance at a minimum to include Workers Compensation, and if applicable, United Longshore and Harbor Workers Compensation Act insurance and Jones Act coverage, general liability, employer’s liability and umbrella/excess liability insurance and, with respect to Subcontractors that charter a vessel for the purpose of their work, the insurance described in Section 26.2.1(g). Policies provided by Subcontractors shall be in amounts and upon conditions as are customarily and normally provided for work similar to the Work. Contractor shall use reasonable efforts to cause all Major Subcontractors to include in their respective insurance policies a waiver of any right of subrogation of the insurers thereunder against Owner, the Lenders, the Independent Engineer and Contractor, and any right of the insurers to set off or counterclaim, offset or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Person insured under such policy.

26.2.7 If Contractor shall fail to obtain and keep in force insurance required pursuant to this Section 26.2, Owner may, without limiting any other remedy it may have, obtain and keep in force any such insurance and pay such premium or premiums as may be necessary for that purpose and recover from Contractor whether by way of deduction, offset or otherwise the cost of obtaining and maintaining such insurance.

26.2.8 Except as directed by Owner, Contractor shall be responsible for managing and administering all of Contractor’s insurance policies, including the payment of all deductibles pursuant to Section 26.1.1 and self-insured retention amounts, the filing of all claims and the taking of all necessary and proper steps to collect any proceeds on behalf of the relevant insured Person. Contractor shall at all times keep Owner informed of the filing and progress of any claim arising out of or relating to the Work. If Contractor shall fail to perform these responsibilities, upon reasonable written notice Owner may take such action as it determines appropriate under the circumstances. In the event Contractor collects proceeds on behalf of other Persons, it shall ensure that these are paid directly from the insurers to the relevant Person and, in the event that it receives any such proceeds, it shall, unless otherwise directed by Owner, pay such proceed to such Party forthwith and prior thereto, hold the same in trust for the recipient.

26.2.9 All equipment, tools, supplies and materials belonging to Contractor or any Subcontractor and used by Contractor or such Subcontractor for the performance of the Work and not to be incorporated into or to be left at the Facility shall be brought to and kept at the Job Site at the cost and risk of Contractor or such Subcontractor, and Owner shall not be liable for loss or damage thereto and any insurance policies carried by Contractor or Subcontractors shall waive the insurer’s right to subrogation against Owner, the Lenders and the Independent Engineer, and their respective assignees, subsidiaries, Affiliates and employees. Contractor shall obtain, or shall cause Subcontractors to obtain, adequate insurance to cover any construction tools and equipment leased from Third Parties.

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26.3	POLICIES TO BE OBTAINED BY OWNER.

26.3.1 From and after the earlier of the Notice to Proceed Date and such other date as the Parties may mutually agree upon in writing (whether earlier or later) through Final Completion, Owner shall obtain and maintain in full force and effect at its cost, the following insurance with respect to the procurement, construction, erection, Pre-Commissioning, Commissioning, testing and pre-completion operation of the Materials, the Work at the Job Site and the Facility; provided that Owner shall not be obligated to obtain Construction and Erection All Risk insurance before the date upon which Contractor or any Subcontractor will begin Work at, or deliver Materials to, the Job Site:

(a) Construction and Erection All Risk insurance (excluding Contractor’s and Subcontractors’ equipment and property not intended to be installed into the Facility). Such insurance policy shall be written on a replacement cost basis and be in the joint names of Owner and the Lenders as named insureds and Contractor and Subcontractors as additional insureds with a waiver of the insurer’s rights of subrogation in favor of all such named insureds and additional insureds. The deductible under such insurance shall be consistent with the terms reasonably and commercially available in the insurance marketplace considering the equipment and maturity of its design and location. The policy shall also provide, in amounts reasonably acceptable to the Lenders, (i) coverage for removal of debris, (ii) transit coverage with worldwide coverage territory including the continental boundaries of the United States of America and inland waterways, not including air and ocean marine coverage, (iii) off-site storage coverage, (iv) pollution clean-up and removal (with per occurrence and policy aggregate sublimits), (v) professional fees, (vi) operational and performance testing, (vii) earth movement, flood, named windstorm, expediting expense (with per occurrence and policy aggregate sublimits), (viii) minimization of loss expense, (ix) design defect clause no more restrictive than LEG 2/96, (x) 50/50 hidden damage clause, (xi) advance payment clause and (xii) fire department charges clause. The deductible and any self-insured retentions under such insurance shall be for Owner’s account. Owner may, in its sole discretion, carry and maintain Delay in Commissioning or Start-up insurance covering at least Owner’s debt service payments (principal and interest), and as the Lenders may require, continuous fixed expenses and additional expenses incurred as a result of loss or damage covered under the insurance provided pursuant to Sections 26.3.1(a) and 26.3.1(c). Any recovery under the Delay in Commissioning or Start-up coverage will accrue to the benefit of Owner. If an event or events occur that may be covered by the Delay in Commissioning or Start-up insurance, it shall be Owner’s sole option to decide whether to file a claim under such Delay in Commissioning or Start-up insurance.

(b) Owner Controlled Insurance Program for Commercial General Liability insurance with a limit of at least [***] per occurrence and in the aggregate for bodily injury and property damage at the Job Site. Such coverage shall name Owner, the Lenders, Contractor and Subcontractor as insureds with a waiver of subrogation in favor of any insured and shall include a severability of interest and cross liability provision. Coverage may be arranged in combination of primary and excess coverage. The deductible and any self-insured retentions shall be for Owner’s account. Owner’s procurement and provision of this insurance shall in no way relieve

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Contractor or any Subcontractor of any responsibility or liability under this Agreement, any applicable law, statute, regulation or order. Notwithstanding any provision to the contrary, the coverage provided by the Owner Controlled Insurance Program shall be primary and non-contributory to any insurance provided or maintained by Contractor or its Subcontractors.

(c) Subject to prevailing terms in the insurance marketplace, air and ocean cargo coverage for all Materials shipped to the Job Site (other than locally procured Materials) and insuring the interest of Owner, the Lenders, Contractor and Subcontractors (however excluding ship-owners, charterers, freight-forwarders, haulers and riggers) written on a warehouse to final destination basis from customary standard ICC (A) clause “all risk” air and marine perils while in transit. Such policy shall be written on CIF + 10% or equivalent or replacement cost basis or in such other amounts acceptable to Owner, the Lenders and Contractor, and shall be subject to a per conveyance limit equivalent to the maximum value of the shipment. Such maximum value shall be determined before the inception of the policy. The deductibles and any self-insured retentions under such insurance shall be for Owner’s account. Contractor shall provide Owner with schedules and Notices of air and marine shipments pursuant to Section 3.8.18. Owner shall be responsible for any required load survey costs incurred in connection with any shipment of Materials or equipment for Work performed under this Agreement, including but not limited to complying with Loss Control Warranty Wordings.

(d) Upon the LNG Production System Substantial Completion of each LNG Production System, Owner shall have in place a Commercial Property Policy for such LNG Production System and corresponding LNG Production System Handover Package from the time care, custody and control of such LNG Production System Handover Package transfers from Contractor to Owner in accordance with Section 18.1.3. Such policy shall contain a waiver of subrogation in favor of Contractor and its Subcontractors.

26.3.2 Owner shall also provide Contractor with satisfactory evidence of the existence of insurance policies obtained by Owner prior to an effective Notice to Proceed Date and copies of the policies of insurance obtained by Owner not later than thirty (30) days following the Notice to Proceed Date.

26.3.3 Insurance required to be maintained by Owner hereunder shall be subject to standard sublimits and exclusions reasonably commercially available in the insurance marketplace. In addition, if other coverage limits or deductibles described in this Section 26.3 are not available at commercially reasonable rates, Owner shall notify Contractor and the Parties shall discuss appropriate alternative coverage limits and/or deductibles.

26.3.4 All insurance referred to in this or any other Section of this Agreement shall be subject to review and acceptance by the Lenders, and Contractor shall assist as necessary in arranging and maintaining all such insurance and shall not do or omit to do anything that may cause such policy to be invalidated or a valid claim to be repudiated.

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26.3.5 Each of Owner and Contractor shall also purchase insurance that may be statutorily required from time to time and/or enroll employees in such state schemes as may be so required at each Party’s own expense during the term of this Agreement.

26.3.6 Contractor shall cooperate with Owner and its insurers to provide any information requested by the insurers necessary to maintain, manage or obtain an extension to the insurance policies.

27.	CONFIDENTIAL TREATMENT OF PROPRIETARY INFORMATION; RELIANCE ON INFORMATION.

27.1	CONFIDENTIAL TREATMENT.

27.1.1 Contractor covenants and warrants (on behalf of its Representatives) that it shall not (without in each instance obtaining Owner’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person any non-public information regarding Owner, its Affiliates or the Facility (including commercially sensitive information related to the transactions contemplated hereby) (“Confidential Information”); provided, however, that Contractor may disclose such Confidential Information (but only to the extent necessary) (a) to its Representatives, Subcontractors and suppliers who have a need to know such Confidential Information, (b) to its counsel, (c) to any Government Authority to the extent required by Law to be disclosed, (d) under seal in connection with any arbitration, mediation or litigation or (e) to the Lenders or the Independent Engineer in connection with the Financing or insurance underwriters in connection with the Work; provided, further, that any Confidential Information disclosed pursuant to clauses (a), (b), (d) and (e) shall not be disclosed unless (i) the recipient is informed as to the confidential nature of such information, (ii) the recipient agrees to a separate confidentiality agreement with terms and conditions as least as restrictive as this Section 27.1.1 as a condition to the receipt of such Confidential Information and (iii) the disclosing Party remains liable for any breach of this Section 27.1.1 if the breach is caused by the disclosing party or its officers or employees; provided, further, that prior to any disclosure of Confidential Information pursuant to clause (c), Contractor shall give reasonable notice to Owner of the information required to be disclosed and, to the extent reasonably capable under applicable Law and the circumstances surrounding the disclosure, shall provide Owner with an opportunity to take appropriate steps Owner believes are necessary to protect the confidentiality and/or proprietary nature of its Confidential Information. Contractor shall not, nor shall it permit any of its subsidiaries or Affiliates to, issue or cause the publication of any press release or other public statements, announcements or disclosure with respect to this Agreement or the transactions contemplated hereby, or otherwise use Owner’s trademarks, service marks, trade names, logos, domain names, or other indicia of source, association, or sponsorship, without the written consent of Owner. The duration of the obligations stated in this Section 27.1 shall be (x) for Confidential Information that is identified by a Party to be a trade secret, for so long as such Confidential Information remains confidential, and (y) for all other Confidential Information, for a period of ten (10) years after the expiration or termination of this Agreement. Information shall not be deemed to be “Confidential Information” where: (A) it is or becomes public information or otherwise generally available to the public through no act of or failure to act by Contractor; (B) it was, prior to the Effective Date, already in the possession of Contractor and was not received by Contractor directly or indirectly from Owner and is not subject to a confidentiality agreement; (C) it is rightfully received by Contractor from a third party who is not

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prohibited from disclosing it to Contractor and is not breaching any agreement by disclosing it to Contractor; or (D) was independently developed by the Contractor without the use of any Confidential Information of Owner. Specific information shall not be deemed to be within the exceptions of the previous sentence merely because it is embraced by more general information within such exceptions, nor shall a combination of features be deemed to be within such exceptions merely because the individual features are within such exceptions. Contractor acknowledges that in the event of a breach of any of the terms contained in this Article 27, Owner may suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that Owner shall be entitled to seek equitable relief therefor by injunction, in addition to any and all rights and remedies available to it at law and in equity, without the requirement of posting a bond.

27.1.2 Without limiting Section 27.1.3, Owner covenants and warrants (on behalf of its Representatives and the Independent Engineer ) that it shall not (without in each instance obtaining Contractor’s prior written consent) disclose, make commercial or give or sell to any Person any non-public information regarding the Contractor’s reimbursable or unit rates, the liability and liquidated damages caps set forth in this Agreement, Contractor Intellectual Property, or other commercial information of Contractor unrelated to the Facility, the Work, this Agreement and not required to be provided or licensed to Owner under Article 29 (collectively, “Contractor Confidential Information”); provided, however, that Owner may disclose the Contractor Confidential Information listed in (i) above (but only to the extent necessary) to the parties listed in Section 27.1.1 (a) through (e) above, applied on a mutatis mutandis basis, and Owner’s existing or potential LNG offtakers and buyers, and so long as the recipient agrees to maintain the confidentiality of Contractor Confidential Information on terms and conditions as least as restrictive as those set forth herein; and provided, further, that, except as necessary for Owner to invoice any Owner Contractor for corrective or remedial work performed by Contractor, Owner shall not directly or indirectly provide the Contractor Confidential Information to any engineering, construction and procurement contractor (including UOP, BH and CB&I) that provides engineering, construction and procurement services for chemical or LNG facilities as a substantial part of its business without the prior written consent of the Contractor. Section 27.1.2 shall apply on a mutatis mutandis basis to Contractor Confidential Information. Owner acknowledges that in the event of a breach of any of the terms contained in this Article 27, Contractor may suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that Contractor shall be entitled to seek equitable relief therefor by injunction, in addition to any and all rights and remedies available to it at law and in equity, without the requirement of posting a bond. Information shall not be deemed to be “Contractor Confidential Information” where: (A) it is or becomes public information or otherwise generally available to the public through no act of or failure to act by Owner; (B) it was, prior to the Effective Date, already in the possession of Owner and was not received by Owner directly or indirectly from Contractor and is not subject to a confidentiality agreement; (C) it is rightfully received by Owner from a third party who is not prohibited from disclosing it to Owner and is not breaching any agreement by disclosing it to Owner; or (D) was independently developed by Owner without the use of any Contractor Confidential Information. Specific information shall not be deemed to be within the exceptions of the previous sentence merely because it is embraced by more general information within such exceptions, nor shall a combination of features be deemed to be within such exceptions merely because the individual features are within such exceptions.

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27.1.3 All right and title to, and interest in, the Confidential Information shall remain with Owner. All Confidential Information obtained, developed or created by or for Contractor exclusively for the Facility, including copies thereof, is and shall be the sole and exclusive property of Owner (except Contractor Intellectual Property contained therein, which will be governed by Section 29.2), whether delivered to Owner or not, and Contractor agrees to assign and hereby assigns any and all right, title, and interest therein it may have to Owner, in each case subject to Section 29.1. No right or license is granted to Contractor or any third party respecting the use of Confidential Information by virtue of this Agreement, except to the limited extent required for the Contractor’s performance of its obligations hereunder. Contractor shall cease all use of and deliver to Owner or destroy all Confidential Information, including all copies thereof, upon Owner’s request, provided Contractor may retain a copy of the Confidential Information to comply with applicable Law, and to the extent any routine computer back-up procedures create copies in the associated back-up or archival computer storage system. Such copies retained shall remain subject to the provisions of this Agreement.

27.2	RELIANCE ON INFORMATION.

Subject to Article 29, Owner shall have unrestricted use of Drawings and Specifications provided to Owner pursuant to this Agreement.

28.	REPRESENTATIONS AND WARRANTIES.

28.1	OWNER REPRESENTATIONS AND WARRANTIES.

Owner represents and warrants that as of the Effective Date:

28.1.1 Owner is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into and perform its obligations under this Agreement;

28.1.2 Each of the execution, delivery and performance by Owner of this Agreement has been duly authorized by all necessary action on the part of Owner and does not contravene or constitute a default under any provision of applicable Law, the constituting documents or the certificate of formation of Owner or of any other agreement, judgment, injunction, order, decree or other instrument binding upon Owner; and

28.1.3 Owner has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery thereof by Contractor, this Agreement constitutes (or when so executed and delivered will constitute) a valid and binding obligation of Owner enforceable against Owner in accordance with its terms, except that (a) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally and (b) the application of general equitable principles may limit the availability of certain remedies.

28.2	CONTRACTOR REPRESENTATIONS AND WARRANTIES.

Contractor represents and warrants that as of the Effective Date:

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28.2.1 It is a corporation duly organized and validly existing in good standing under the laws of Texas, and has all necessary power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Agreement;

28.2.2 Each of the execution, delivery and performance by it of this Agreement has been duly authorized by all necessary action on its part, does not require any approval, except as has been heretofore obtained, of its board of directors or shareholders or any consent of or approval from any trustee, lessor or holder of any indebtedness or other obligation of it, except for such as have been duly obtained, and does not contravene or constitute a default under any provision of applicable Law, its constituting documents or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, or subject the Facility or any component part thereof or the Job Site or any portion thereof to any lien other than as contemplated or permitted by this Agreement; and it is in compliance with all applicable Laws (a) which govern its ability to perform its obligations under this Agreement or (b) the noncompliance with which would have a material adverse effect on it;

28.2.3 Neither the execution and delivery by it of this Agreement, nor the consummation by it of any of the transactions contemplated hereby, requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any Government Authority, except such as are not yet required, and it has no reason to believe that the same will not be readily obtainable in the ordinary course of business upon due application therefor, or which have been duly obtained and are in full force and effect;

28.2.4 It has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery thereof by Owner, this Agreement constitutes (or when so executed and delivered will constitute) its valid and binding obligation, enforceable against it in accordance with its terms, except that (a) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally and (b) the application of general equitable principles may limit the availability of certain remedies;

28.2.5 Contractor has substantial experience and all the required skills and capacity necessary for the engineering, procurement and fabrication of Materials used in LNG export and liquefaction facilities comparable to the Facility, and is fully qualified to engineer, procure and construct the Work and otherwise perform the Work in accordance with this Agreement;

28.2.6 It understands that as background information and as an accommodation to it, prior to the Effective Date Owner may provide or may have provided it with copies of certain studies, reports or other information. It further acknowledges and agrees that (a) Owner makes no representations or warranties with respect to the accuracy of such documents or the information or opinions therein contained or expressed unless expressly stated herein (including any Exhibit hereto), (b) Owner shall not be liable to it in contract, tort or otherwise as a result of the use of such information by it, except as expressly provided herein and (c) except for the Relied Upon Information, it shall not rely upon such information without satisfying itself as to its accuracy and completeness;

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28.2.7 It (a) has examined this Agreement, including all Exhibits attached hereto, thoroughly and become familiar with all its terms and provisions and to the best of its knowledge, it has reviewed all other documents and information necessary and available to it in order to ascertain the nature, location and scope of the Work, the character and accessibility of the Job Site and surrounding area, the existence of obstacles at the Job Site and surrounding area to the performance of the Work, the availability of facilities and utilities, and the location and character of any existing or adjacent work or structures, and based on such examination and review has no reason to believe that it will be unable to complete the Work in accordance with this Agreement and (b) expressly waives any claims for additional compensation, reimbursement, damages, liabilities or time extension in connection with such conditions, except as otherwise provided herein including Sections 3.3 and 12.4; and

28.2.8 Excluding any Intellectual Property rights that are granted or conveyed to Owner under the Owner Contracts (in respect of which no representations or warranties are made by Contractor), none of the Inventions, Materials or the design, engineering and other Work or services rendered by Contractor hereunder, nor the use or ownership thereof by Owner, infringes, as of the Effective Date or prior to Final Completion violates or constitutes a misappropriation of any third party Intellectual Property rights (including any trade secrets, proprietary rights, patents, or copyrights) or trademark, and Contractor further has all requisite rights to grant Owner such rights specified in Article 29.

29.	INTELLECTUAL PROPERTY AND LICENSES.

29.1	OWNERSHIP.

Contractor shall disclose promptly in writing to Owner all inventions, discoveries, developments and other Intellectual Property which it or its employees or agents (a) may make, create, develop, invent, conceive or first reduce to practice which are based on or derived from Confidential Information or other proprietary information received from Owner or (b) made, created, developed, invented, conceived or first reduced to practice hereunder for the purposes of the Work (but excluding Contractor Intellectual Property) ((a) and (b) collectively, “Inventions”). All right, title and interest (including all Intellectual Property rights other than Contractor Intellectual Property) in and to all such Inventions, as well as any Deliverables (including all Intellectual Property rights therein other than Contractor Intellectual Property) provided hereunder, shall be the sole and exclusive property of Owner, and Contractor agrees to assign and hereby assigns all such right, title, and interest in and to all such Inventions and Deliverables (including all Intellectual Property rights therein other than to Contractor Intellectual Property) to Owner. Contractor retains all right, title and interest to all Contractor Intellectual Property. Nothing in this Agreement grants to Contractor any right under or to Owner’s Intellectual Property.

29.2	LICENSES.

29.2.1 From the receipt of the first payment on or following the Notice to Proceed Date, Contractor hereby grants to Owner and its Affiliates (and shall procure for Owner from any Subcontractors) a perpetual, irrevocable (so long as Owner has not been finally adjudged by court or arbitral tribunal to be in material breach of its payment obligations hereunder), royalty-free, transferable (limited to its Affiliates, any Lender exercising any step-in rights or any owner of the

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Facility), worldwide, nonexclusive license in, to, and under the Contractor Intellectual Property to copy, modify, reproduce, distribute, practice, and otherwise utilize the same to the extent reasonably necessary for the completion, design, construction, installation, operation, maintenance, repair, replacement, expansion, reconstruction, alteration or modification of the Facility (including any portion, subsystem, unit or component thereof), but not including the right to grant sublicenses to third parties except in connection with and as necessary for the completion, design, construction, installation, operation, maintenance, repair, replacement, expansion, modification, alteration or reconstruction of the Facility (or any portion, subsystem, unit or component thereof) or to accomplish an above-permitted transfer.

29.2.2 Contractor agrees to execute or have executed all documents, and to perform or have performed all lawful acts that Owner may deem reasonably desirable or necessary to perfect its (or its designee’s) ownership of or license(s) to which it is entitled pursuant to this Article 29.

29.2.3 Contractor shall, prior to directing any Subcontractors to perform any part of the Work, obtain a valid written assignment and license from each such Subcontractor covering the same items and on identical (or if identical terms cannot be obtained, despite Contractor’s commercial reasonably efforts to do so and so long as prior written notice is provided to Owner, equivalent) terms as those that obligate Contractor to the Owner as expressed in this Article 29.

29.3	DATA.

Subject to the retention by Contractor of all Contractor Intellectual Property, all Drawings and Specifications furnished or required to be furnished by Contractor to Owner in performing the Work (including all Intellectual Property rights therein) are and shall be the sole and exclusive property of Owner, and Contractor agrees to assign and hereby assigns all such right, title and interest in and to all such Drawings and Specifications (including all Intellectual Property rights therein, but excluding Contractor Intellectual Property) to Owner. From the Effective Date, Contractor grants to Owner, without limitation of Section 29.2.1, a perpetual, irrevocable (so long as Owner has not been finally adjudged by court or arbitral tribunal to be in material breach of its payment obligations hereunder), worldwide, nonexclusive, nontransferable (except to Owner’s Affiliates, any Lender exercising step-in rights or any owner of the Facility), royalty-free right to use all Intellectual Property included in the Drawings and Specifications (including technical information and software), that is not owned by Owner, all for the purpose of the completion, design, construction, installation, operation, maintenance, repair, replacement, expansion, modification, alteration or reconstruction of the Facility (including any portion, subsystem, unit or component thereof), but not including the right to grant sublicense to third parties except in connection with and as necessary for the completion, design, construction, installation, operation, maintenance, repair, replacement, expansion, modification, alteration or reconstruction of the Facility (or any portion, subsystem, unit or component thereof) or to accomplish an above-permitted transfer.

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30.	INDEMNIFICATION.

30.1	CONTRACTOR INDEMNITY.

30.1.1 Contractor shall defend, indemnify, and hold the Owner Indemnitees harmless from and against any and all Losses incurred by any such Owner Indemnitees to the extent arising from or based on any Intellectual Property Claim. If any use, operation, or enjoyment of the Facility or any part thereof is the subject of an Intellectual Property Claim, then, in addition, Contractor shall promptly, but in no event later than thirty (30) days from the date of notice from Owner, commence action to remove such impediment, and thereafter shall diligently pursue removal of such impediment, (at Contractor’s option) by: (a) procuring for Owner, or reimbursing Owner for procuring, the right to continue using the subject of the Intellectual Property Claim; (b) modifying the subject of the Intellectual Property Claim to avoid the alleged infringement, disclosure, use, misappropriation or other violation, while maintaining substantially the same performance, quality and expected life satisfying the requirements of this Agreement, to the reasonable satisfaction of Owner; or (c) replacing the subject of the Intellectual Property Claim with service, Materials, Inventions, or other Work or Contractor Intellectual Property, as applicable, of comparable functionality and quality and satisfying the requirements of this Agreement, to the reasonable satisfaction of Owner, that avoids the alleged infringement, disclosure, use, misappropriation or other violation; provided that in no case shall Contractor take any action which materially and adversely affects Owner’s continued completion, design, construction, installation, operation, maintenance, repair, replacement, expansion, modification, alteration or reconstruction of the Facility (or any portion, subsystem or component thereof) without the prior written consent of Owner; and provided further, that in no event shall Contractor have such indemnity obligations or obligation to remove such impediment for any Intellectual Property Claim arising from or in connection with (i) the Owner Furnished Equipment and Materials or any written instruction, written information, designs, specifications, or other materials provided by Owner to Contractor, (ii) any action or omission of any Owner Contractor, or (iii) any modification of the Work directed by Owner or that was not authorized by Contractor. For the avoidance of doubt, Owner’s acceptance of the Materials, Deliverables, Inventions, and other equipment or any other component of the Work shall not be construed to relieve Contractor of any obligation hereunder. Owner shall, and shall cause other Owner Indemnitees to, agree to reasonably cooperate and assist Contractor in the defense of any Intellectual Property Claims, at Contractor’s cost. Any Owner Indemnitee that seeks to settle any Intellectual Property Claim shall seek the prior approval of Contractor, which approval shall not be unreasonably withheld, conditioned, or delayed, in respect of such settlement. Contractor shall not settle any Intellectual Property Claim that includes any non-monetary obligations without the prior approval of Owner, which approval shall not be unreasonably withheld, conditioned, or delayed, in respect of such settlement.

30.1.2 In addition to its indemnification, defense and hold harmless obligations contained elsewhere herein, to the fullest extent permitted by Law, Contractor assumes liability for, and agrees to indemnify, protect, save and hold harmless and defend each of the Owner Indemnitees from and against any and all Losses (including any strict liability, all fines and penalties as well as reasonable attorneys’ fees, consultant fees, experts’ fees and litigation expenses) of whatsoever kind and nature that may be imposed on, suffered or incurred by or asserted against any Owner Indemnitee in any way relating to or directly or indirectly arising out of (a) the presence, Release or threatened Release of any Hazardous Substance used, generated or handled by or brought to the

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Job Site or disposed by or at the direction of Contractor or any Subcontractor (but in all cases, excluding (i) Pre-Existing Hazardous Substances (except to the extent of Contractor’s or its Subcontractors’ noncompliance with Section 3.8.46 or the gross negligence or willful misconduct in the handling, storage or transportation of any Pre-Existing Hazardous Substance after discovery of such Pre-Existing Hazardous Substance by Contractor or a Subcontractor); or (ii) claims arising out of Owner’s gross negligence or willful misconduct in the handling, storage or transportation of Hazardous Substances brought to the Site by Contractor), (b) bodily injuries (including wrongful death) or property damage of Third Parties (with respect to bodily injuries, “Third Parties” shall include Owner’s employees), to the extent caused by the negligent acts or omissions of Contractor, any worker or any Subcontractor or anyone for whose acts they may be liable arising in connection with the performance of the Work, (c) fines and penalties arising out of the violation by Contractor or any Subcontractor of: (i) any Permit held in its name or (ii) any applicable Law, (d) the vitiation of any Contractor provided insurance policies due to Contractor’s or any Subcontractor’s breach of any representation, declarations or conditions contained in any insurance policy, including the provision of false or misleading information, (e) Contractor or any Subcontractor terminating the employment of or removing from the Work any employee who fails to meet the requirements set forth in Section 5.1.2 following a request by Owner to have such employee removed from Work, or (f) claims by any Government Authority as a result of a failure by Contractor or any Subcontractor to pay Taxes for which it is responsible to pay or remit under this Agreement.

30.1.3 To the fullest extent permitted by Law, Contractor assumes liability for, and agrees to indemnify, protect, save and hold harmless and defend each of the Owner Indemnitees from and against any and all Losses (including any strict liability, as well as reasonable attorneys’ fees, consultant fees, experts’ fees and litigation expenses) of whatsoever kind and nature that may be imposed on, suffered or incurred by or asserted against any Owner Indemnitee to the extent arising from the negligence of Contractor or any Subcontractor or any other Person directly or indirectly employed by any of them hereunder for damage to or loss of the physical property of Owner or its Affiliates for which Owner or its Affiliate has assumed care, custody and control (excluding, for the avoidance of doubt, the Work for which Contractor has the risk of loss under Section 25.2 at the time the damage occurred); provided, however, Contractor’s and Subcontractor’s total liability hereunder for each occurrence of such damage or loss to such property shall not exceed [***] and Owner releases the Contractor Indemnitees and Subcontractors from any liability in excess of such amount, whether or not any such liability is claimed in contract, statute, equity, tort or otherwise and shall apply irrespective of negligence.

30.2	OWNER INDEMNITY.

Subject to Contractor’s indemnity obligations under Section 30.1, to the fullest extent permitted by Law, Owner assumes liability for, and agrees to indemnify, protect, defend, save and hold each of the Contractor Indemnitees harmless from and against any and all Losses (including any strict liability, as well as reasonable attorneys’ fees, consultant fees, experts’ fees and litigation expenses) of whatsoever kind and nature that may be imposed on, suffered or incurred by or asserted against any Contractor Indemnitee: (i) arising out of or due to a claim or action made by any third party (which third party shall not include any Contractor Indemnitee except with respect to bodily injury) to the extent caused by or arising directly from the negligence, gross negligence or willful misconduct of Owner, its Affiliates or Owner Contractors or their officers or employees

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while engaged in the performance of any activities in connection with this Agreement and (ii) for any claims arising out of Pre-Existing Hazardous Substances on the Job Site (except to the extent Contractor is otherwise liable as set forth in Section 30.1.2(a)(i)).

30.3	ACTIONS BY EMPLOYEES.

In any and all claims against any indemnified person by any employee of Contractor or any Subcontractor or by anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation stated above shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Contractor or any Subcontractor under the applicable workers’ compensation benefit acts, disability statute or other employee benefit acts.

30.4	NOTICE AND DEFENSE.

30.4.1 Subject to the foregoing provisions of this Article 30, within fifteen (15) days of receipt by an indemnified party under this Article 30 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 30.1 or Section 30.2 above, provide Notice to the indemnifying party of the commencement thereof. The indemnifying party shall have no liability under this Article 30 for any claim or action for which the indemnified party has admitted any liability or which such Notice is not provided to the extent that such failure to give Notice actually and materially prejudices the indemnifying party’s ability to defend against such claim. In case any such action is brought against any indemnified party and it provides Notice to the indemnifying party of the commencement thereof, the indemnifying party shall assume on behalf of such indemnified party, and conduct with due diligence and in good faith, the defense of any such action against such person, whether or not the indemnifying party is joined therein; provided, however, that, without relieving the indemnifying party of its obligations hereunder, the indemnified party may elect to participate, at its expense, in the defense of any such suit. The indemnifying party shall have the right to assume the defense of any such claim or action with counsel designated by the indemnifying party and reasonably satisfactory to the indemnified party, provided, however, that if the defendants in any such action include both indemnifying party and the indemnified party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party, the cost of which shall be subject to indemnification under this Article 30.

30.4.2 Should any indemnified party be entitled to indemnification under this Article 30 and should the indemnifying party fail to assume the defense of such claim or action, the indemnified party may, at the expense of the indemnifying party contest (or, with the prior consent of the indemnifying party, settle) such claim or action. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such a pending or threatened action.

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30.5	REMEDIES NOT EXCLUSIVE.

The rights of indemnity shall not be exclusive with respect to any other right or remedy provided for herein.

30.6	TAX EFFECT OF INDEMNIFICATION.

Notwithstanding anything to the contrary contained herein, any indemnity payments owed by a Party shall be reduced by any tax benefits to the indemnified Person and increased by any tax detriments to the indemnified Person resulting from such indemnity payment (including tax detriments resulting from any additional indemnity payments pursuant to the provisions of this Section 30.6), such tax benefits or detriments, if not mutually agreed by the Parties, to be determined by an independent, mutually agreed upon tax consultant.

31.	EVENTS OF DEFAULT; REMEDIES.

31.1	CONTRACTOR EVENTS OF DEFAULT.

Contractor shall be in default of its obligations under this Agreement if any of the following events arise or exist and is continuing and Contractor shall fail to remedy the same within [***] Days after Owner’s Notice of the occurrence of such event, or if such remedy cannot reasonably be completed in such time, Contractor shall fail promptly to commence and diligently (a) pursue remedial action within such period and (b) conclude such action as soon as practicable (and in any event within [***] Days after the occurrence of such event); provided, however, that (i) no such cure period shall be allowed as to Sections 31.1.1, 31.1.3, 31.1.7 and 31.1.16 and (ii) with respect to Sections 31.1.2, 31.1.6 and 31.1.9 the sole cure period shall be as set forth therein:

31.1.1 Contractor or Contractor Guarantor commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of itself or its debts or assets, or adopts an arrangement with or makes an assignment for the benefit of creditors, under any bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law for the relief of creditors or affecting the rights or remedies of creditors in general or is declared insolvent or Contractor or Contractor Guarantor conceals or removes any part of its property with the intent to hinder, delay or defraud its creditors, or makes or suffers any transfer of its property which may be fraudulent under applicable Law, or admits in writing its inability to pay its debts;

31.1.2 there shall be instituted against Contractor or Contractor Guarantor any case, proceeding or action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Contractor or Contractor Guarantor or its debts or assets, which shall not have been terminated, stayed or dismissed within [***] Days after commencement, or a trustee, receiver, custodian or other like official is appointed for or to take possession of all or any part of the property or assets of Contractor or Contractor Guarantor, or Contractor or Contractor Guarantor generally does not pay its debts as they become due;

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31.1.3 Contractor assigns or transfers this Agreement or any of its rights or interests herein, except as expressly permitted hereunder, or the Contractor Guarantor assigns or transfers the Contractor Guarantee to which it is a party;

31.1.4 Contractor disregards or fails to comply with any Laws, Permit, Applicable Codes and Standards or any instruction regarding Contractor’s performance of the Work given by Owner’s Representative in writing in accordance with this Agreement;

31.1.5 any representation or warranty made by Contractor herein was materially inaccurate or misleading when made;

31.1.6 any Performance Security is not delivered to Owner within [***] Days of when due in accordance with this Agreement, or if delivered to Owner, expires or is terminated or repudiated, and is not replaced by Contractor as required in accordance with the express terms of this Agreement;

31.1.7 an Abandonment of the Project occurs;

31.1.8 Contractor, after a delay in or suspension of the Work permitted by this Agreement, fails or refuses to commence performance of the Work after the cessation of such delay or suspension as provided in Section 17.1;

31.1.9 Contractor fails to pay or cause to be paid any undisputed amount that is due and payable to Owner within [***] days from the date such payment is due;

31.1.10 Contractor fails to maintain in full force and effect insurance policies of such types, in such amounts and with such deductibles, as are required pursuant to this Agreement;

31.1.11 any of the following occurs: (a) Contractor fails to supply sufficient skilled workers or suitable Materials in accordance with the Project Schedule and the Contractor’s manpower charts; or (b) Contractor fails to make prompt, undisputed payments when due to Subcontractors for labor, materials or equipment;

31.1.12 Contractor suspends performance of a material portion of the Work (other than as provided in Section 17.1.1 or Article 33 or pursuant to a Change Order);

31.1.13 Contractor defaults in its observance or performance of any of the terms, conditions and/or restrictions of Article 40;

31.1.14 Contractor fails to make good any Defects, Deficiencies or damage as described in Section 20.5;

31.1.15 Contractor fails to discharge or bond liens filed as required under this Agreement;

31.1.16 Contractor becomes legally domiciled in the State of Louisiana;

31.1.17 Contractor’s liability for any of LPS1 Schedule Delay Liquidated Damages, LPS2 Schedule Delay Liquidated Damages, LPS3 Schedule Delay Liquidated Damages, LPS4 Schedule

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Delay Liquidated Damages or Facility Substantial Completion Schedule Delay Liquidated Damages exceeds the LPS1 Schedule Delay Liquidated Damages Cap, LPS2 Schedule Delay Liquidated Damages Cap, LPS3 Schedule Delay Liquidated Damages Cap, LPS4 Schedule Delay Liquidated Damages Cap or Facility Substantial Completion Schedule Delay Liquidated Damages Cap, respectively;

31.1.18 the Contractor Guarantor materially breaches its obligations under the Contractor Guarantee to which it is a party; and

31.1.19 Contractor defaults in its observance or performance of any other material provision hereunder (except defaults for which the payment of liquidated damages is the sole and exclusive remedy as provided in Article 22).

31.2	REMEDIES.

31.2.1 In the event that a Contractor default identified in Section 31.1 is continuing following the applicable cure periods described in Section 31.1, Owner shall have any or all of the following rights and remedies, and Contractor shall have the following obligations:

(a) Owner, without prejudice to any of its other rights or remedies under this Agreement, may unilaterally terminate this Agreement immediately by delivery of a Notice of termination to Contractor;

(b) If requested by Owner, Contractor shall withdraw from the Job Site, assign to Owner its rights and obligations under such Subcontracts as Owner may request, and remove such Materials, construction equipment, tools and instruments used by and any debris or waste materials generated by Contractor in the performance of the Work, and Owner, at its sole option, may enter onto the Job Site and take possession of all equipment, tools, supplies, scaffolding and machinery rented by Contractor, any and all designs, remaining Materials (and special tools comprising Materials), Subcontracts, correspondence, schedules, Deliverables and facilities of Contractor that Owner deems necessary to complete of the Work;

(c) Owner, without incurring any liability to Contractor, shall have the right (either with or without the use of the Materials, tools and instruments) to have the Work finished by itself or by another contractor; and

(d) Owner may recover amounts owing to it (as calculated in accordance with Section 31.3 below) by Contractor by enforcing its rights in respect of the Performance Security.

31.2.2 Owner may, without prejudice to any of its other rights or remedies, (a) seek performance by the Contractor Guarantor or any other guarantor of Contractor’s obligations hereunder, (b) seek equitable relief to cause Contractor to take action or to refrain from taking action pursuant to this Agreement, or to make restitution of amounts improperly received under this Agreement, (c) make such payments or perform such obligations as are required to cure such Contractor default, draw on or make a claim against any Performance Security or other security provided pursuant to this Agreement and/or offset the cost of such payment or performance against

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payments otherwise due to Contractor under this Agreement; provided that Owner shall be under no obligation to cure any such Contractor default or (d) seek damages as provided in Section 31.3, including proceeding against any bond, letter of credit or guarantee given by or for the benefit of Contractor for its performance under this Agreement.

31.3	DAMAGES.

In the event of any termination by Owner of this Agreement pursuant to Section 31.2.1, Contractor shall, subject to Section 21.1, be liable to Owner for the amount of any costs and expenses reasonably incurred by Owner or any Person acting on Owner’s behalf in completing the Work and other expenses and fees related thereto in an attempt to achieve Final Completion by the Final Completion Deadline, or if such date has already passed, at the earliest possible date, less any amounts Owner would have been obligated to pay to Contractor as Total Costs hereunder in respect of completing such Work assuming this Agreement had not been so terminated (collectively, the “Cover Costs”), but only to the extent that (x) the aggregate sum of Cover Costs plus (i) all amounts paid or payable to Contractor under this Agreement prior to termination of this Agreement; plus (ii) amounts or costs paid or incurred by Owner prior to termination of this Agreement that have been included in the calculation of Total Costs pursuant to this Agreement, exceeds (y) the Target Price. See Exhibit B-4 for example calculations of Cover Costs. Owner shall be entitled to withhold further payments to Contractor until Owner determines or it is determined pursuant to the dispute resolution provisions set forth in Article 36 that Contractor is entitled to further payments. Promptly following Final Completion, the calculation of Cover Costs shall be determined by Owner, and Owner shall notify Contractor in writing of the amount, if any, that Contractor shall pay to Owner or Owner shall pay to Contractor, which amount shall be paid within thirty (30) Days of Notice from Owner.

31.4	OWNER REMEDIES.

The remedies of Owner set forth herein in respect of Contractor’s obligations and liabilities are in addition to any other remedies that might otherwise be available to Owner at law or in equity.

31.5	OWNER DEFAULT.

31.5.1 The following shall constitute a default by Owner:

(a) Subject to the provisions of this Agreement excusing such action, Owner shall fail to pay when due any undisputed amount under this Agreement and such failure shall continue uncorrected for a period for [***] Days after Notice thereof from Contractor;

(b) Owner commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of itself or its debts or assets, or adopts an arrangement with or makes an assignment for the benefit of creditors, under any bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law for the relief of creditors or affecting the rights or remedies of creditors in general or is declared insolvent or Owner conceals or removes any part of its property with the intent to hinder, delay or defraud its creditors, or makes or suffers any transfer of its property which may be fraudulent under applicable Law, or admits in writing its inability to pay its debts; and

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(c) There has been instituted against Owner any case, proceeding or action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Owner or its debts or assets, which shall not have been terminated, stayed or dismissed within [***] Days after commencement, or a trustee, receiver, custodian or other like official is appointed for or to take possession of all or any part of the property or assets of Owner, or Owner generally does not pay its debts as they become due; provided, however, that Owner shall have [***] Days to cure this default following Notice thereof from Contractor.

31.5.2 Contractor shall have the right to terminate this Agreement upon the occurrence of a default by Owner by delivery of a Notice of termination to Owner. Upon such termination, Contractor will be compensated (i) the Reimbursable Costs, Contractor’s G&A and Contractor’s Margin for all Work performed through the date of termination, and (ii) the reasonable costs to demobilize and any unavoidable cancellation charges from Subcontractors. Any such termination shall not relieve Contractor of its obligations to perform Corrective Work during any applicable Warranty Period.

31.6	OBLIGATIONS UPON TERMINATION.

31.6.1 Any termination of this Agreement (whether by Owner or Contractor) shall not relieve (a) Contractor and Owner of each of its obligations with respect to confidentiality as set forth herein, (b) any Party of any obligation hereunder which expressly or by implication survives termination hereof, (c) Owner of its obligation to pay amounts owing to Contractor pursuant to Section 31.5.2 and (d) any Party of its indemnity obligations or liabilities for loss or damage to another Party in accordance with this Agreement, and shall not relieve Contractor of its obligations and liabilities for the portions of the Work already completed prior to the date of termination.

31.6.2 Upon a termination of this Agreement pursuant to this Article 31 or Article 32: (a) Contractor shall leave the Job Site and remove from the Job Site all Contractor equipment, waste, rubbish and Hazardous Substances as Owner may request; (b) Owner shall take possession of the Job Site and of the Materials (whether at the Job Site, in transit or otherwise); (c) except as otherwise directed by Owner, Contractor shall promptly assign to Owner or its designee any contract rights (including warranties, licenses, patents and copyrights) that it, or any of its Subcontractors, has to any and all Materials, Deliverables and the Work, including contracts with Subcontractors and Contractor shall execute such documents as may be reasonably requested by Owner to evidence such assignment, subject to Owner’s assumption of same and, if required, Owner’s adequate assurance to such Subcontractors regarding Owner’s ability to pay; (d) to the extent so directed by the Owner, Contractor shall cancel as quickly as possible and upon terms satisfactory to Owner all orders placed by it with Subcontractors and shall use all reasonable efforts to minimize cancellation charges and other costs and expenses associated with the termination of this Agreement unless Owner elects to take assignment of any such Subcontracts; (e) Contractor shall cooperate with Owner for the efficient transition of the Work and thereafter shall use commercially reasonable efforts to execute that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Materials at the Job Site or in transit

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thereto, and to comply with any applicable Law, Permits and any Applicable Codes and Standards; (f) Contractor shall promptly furnish Owner with copies of all Deliverables, Auto CAD compatible electronic files, Drawings and Specifications and, to the extent available, final “as-built” drawings, in compliance with Exhibit J; (g) Contractor shall provide Owner and its designee with the right to use, free of charge, all other patented, copyrighted and other proprietary information or Intellectual Property relating to the Work that Owner deems necessary to complete the Work, and Contractor shall execute such documents as may be reasonably requested by Owner to evidence such right; (h) Contractor shall assist Owner in preparing an inventory of all Materials in use or in storage at the Job Site; and (i) Contractor shall take such other action as required hereunder upon termination of this Agreement. In the event that Contractor terminates this Agreement pursuant to and in accordance with Section 31.5.2, Contractor shall not be obligated to comply with paragraphs (c) through (h) (inclusive) of this Section 31.6.2(b) unless and until a Lender or another Person on behalf of Owner has cured, or has agreed in writing to cure, Owner’s default.

32.	TERMINATION FOR CONVENIENCE.

32.1	GENERAL.

32.1.1 Owner may in its sole discretion terminate the Work without cause at any time by giving Notice of termination to Contractor and such termination shall be effective upon the giving of such notice by Owner. If the Work is terminated by Owner without cause, Owner and Contractor shall have the following rights, obligations and duties:

(a) upon receiving any Notice of termination, Contractor shall stop performing the Work and, except for Subcontracts that Owner elects to take assignment of or as otherwise directed by Owner, shall cancel as quickly as possible all orders placed by it with Subcontractors and shall use all reasonable efforts to minimize cancellation charges and other costs and expenses associated with the termination of this Agreement;

(b) if Owner terminates the Work pursuant to this Section 32.1 after the issuance of a Limited Notice to Proceed, Contractor will be compensated for the Work performed under such Limited Notice to Proceed through the date of termination, plus reasonable costs to demobilize and any unavoidable and reasonable cancellation charges from Subcontractors under Subcontracts not assumed pursuant to Section 32.1.1(c); provided, however, that the amount payable for the Work actually completed by Contractor shall be subject to adjustment to the extent the Work requires Corrective Work;

(c) following a termination by Owner pursuant to this Section 32.1, Owner shall have the right, at its option, to assume and become liable for any reasonable written obligations and commitments that Contractor may have in good faith undertaken with third parties in connection with the Work, which obligations and commitments are not covered by the payments made to Contractor under Section 32.1.1(b). If Owner elects to assume any obligation of Contractor as described in this Section 32.1.1(c), then, as a condition precedent to Owner’s compliance with any section of this Article 32, Contractor shall execute all papers and take all other reasonable steps requested by Owner which may be required to vest in Owner all rights, set-offs, benefits and titles necessary to such assumption by Owner of such obligations described in this Article 32; and

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32.1.2 Notwithstanding anything to the contrary contained herein, in the event Owner terminates this Agreement pursuant to this Article 32 for any reason prior to the issuance of a Limited Notice to Proceed or, if no Limited Notice to Proceed is issued, prior to the issuance of the Notice to Proceed, Contractor shall not be entitled to any remuneration from Owner.

32.2	CLAIMS FOR PAYMENT FOLLOWING TERMINATION FOR CONVENIENCE.

Any claim for payment by Contractor under this Article 32 must be made within sixty (60) Days after the effective date of a termination hereunder, and Owner’s payment thereof shall be made pursuant to the payment protocol set forth in Article 6.

33.	FORCE MAJEURE.

33.1	EXTENSION OF TIME FOR FORCE MAJEURE EVENT.

An equitable adjustment of the Target Price or any component thereof and of scheduled and guaranteed dates shall be granted to Contractor pursuant to a Change Order for a Force Majeure Event.

33.2	CONTRACTOR’S RESPONSIBILITY.

33.2.1 Contractor shall work diligently to cure, remove, otherwise correct, minimize and contain all costs and expenses attendant on or arising from each Force Majeure Event including expenditures for avoidance or reduction of the effect of a Force Majeure Event. The failure of Contractor to perform such Work shall be reason for denial of the full extension of time, which would otherwise be justified. The extension of time for a Force Majeure Event shall be that duration of time jointly and reasonably determined by Owner, the Independent Engineer and Contractor to be reasonably necessary to make up the aggregate amount of time actually lost across all affected activities, all pursuant to the Change Order provisions of Article 12.

33.2.2 Contractor shall provide Notice of any Force Majeure Event to Owner and the Independent Engineer upon obtaining actual knowledge of the occurrence of such Force Majeure Event pursuant to and in accordance with Section 12.2.1.

33.3	CONTINUING RESPONSIBILITY OF CONTRACTOR.

If a Force Majeure Event occurs, Contractor shall remain responsible for completing the Work in accordance with the Project Schedule as adjusted pursuant to a Change Order.

33.4	PERFORMANCE NOT EXCUSED.

The payment of money owed shall not be excused because of a Force Majeure Event or Owner Caused Delay. In addition, neither Owner nor Contractor shall be excused under this Article 33 from timely performance of their obligations hereunder to the extent that a claimed Force Majeure Event was caused by any negligent or intentional acts, errors or omissions, willful misconduct or for any breach or default of this Agreement by such Party. Furthermore, no suspension of performance or extension of time shall relieve the Party benefiting therefrom from any liability for any breach of the obligations that were suspended or failure to comply with the

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time period that was extended to the extent such breach or failure occurred prior to the occurrence of the applicable Force Majeure Event or Owner Caused Delay. Notwithstanding anything to the contrary contained herein, Contractor shall not be entitled to any adjustment to the Target Price in respect of demobilization and/or remobilization required as a result of any Force Majeure Event.

34.	DUTIES AND TAXES.

34.1	ALLOCATION OF RESPONSIBILITIES.

Contractor shall pay and administer, as Direct Costs, any and all Taxes payable in connection with the Work including, but not limited to Taxes imposed on services and Contractor’s purchase or rental of equipment, tools, and supplies used by Contractor in the performance of the Work, or the Materials incorporated into, installed in, or affixed or attached to the Facility (collectively “Contractor Taxes”); provided, however that any Taxes based on or related to the net income, capital or net worth of Contractor or any Subcontractor shall be Non-Reimbursable Costs. Notwithstanding anything in the Agreement to the contrary, Owner shall be solely responsible for and shall, as required by applicable Law, pay the appropriate Government Authority all property taxes and other Taxes directly associated with: (i) its ownership and operation and maintenance of the Job Site, the Facility, and any Materials to be installed in, incorporated into, or affixed or attached to the Facility, and (ii) the supply of the Owner Furnished Equipment and Materials and performance of the Owner Scope of Work. Contractor shall reasonably cooperate with Owner to minimize any Taxes payable by Owner hereunder. If applicable, Owner shall timely provide Contractor: (i) a schedule identifying any portion of the Work eligible for exemption from Taxes; and (ii) a valid exemption certificate or any other documentation required by applicable Laws, demonstrating Owner’s eligibility for such exemption. Owner shall indemnify, defend, and hold Contractor harmless from and against all Taxes: (i) arising from disallowance of any exemption asserted by Owner under the Agreement; or (ii) Owner’s failure to comply with its Tax obligations under the Agreement.

34.2	LOUISIANA TAX AND INCENTIVES PROVISIONS.

Pursuant to state Law, certain tax and incentive programs are available to qualifying manufacturers in certain circumstances, including the Louisiana Quality Jobs Program, Enterprise Zone Program, and the Manufacturing Machinery and Equipment sales tax exclusion. Owner has not determined which, if any, of these programs it will pursue. Contractor shall reasonably cooperate with and assist Owner and any designated tax and incentive consultant, and shall require Subcontractors to reasonably cooperate with and assist Owner and any designated tax and incentive consultant, in obtaining tax and incentive benefits under these and any other available programs. Such assistance may include, but is not limited to, documenting purchase transactions, providing reports and supporting documents required to be submitted to obtain the tax and incentive benefits, and acting as agent for Owner in connection with the purchase of manufacturing machinery and equipment.

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35.	BINDING AGREEMENT; ASSIGNMENT.

35.1	BY OWNER.

The terms of this Agreement shall be binding upon Owner and its successors and assigns. Without the prior consent of Contractor, Owner may, upon prior written Notice to Contractor, assign all or part of Owner’s right, title and interest herein to any Lenders, any Affiliate of Owner, any successor to Owner’s business (whether by merger, acquisition or otherwise) or to any financially responsible assignee that agrees to be bound by the terms hereof. In addition, Owner may assign all or part of its right, title and interest herein to any other Person with the prior written approval of Contractor, which approval shall not be withheld unreasonably. Contractor acknowledges that the Lenders may under certain circumstances foreclose upon and sell, or cause Owner to sell or lease the Facility and cause any new lessee or purchaser of the Facility to assume all of the interests, rights and obligations of Owner arising under this Agreement. In such event, Contractor agrees to the assignment by Owner and the Lenders of this Agreement and its rights herein to such purchaser or lessee and shall release Owner and the Lenders from all obligations hereunder upon any such assignment, provided that such new lessee or purchaser assumes Owner’s obligations under this Agreement.

35.2	BY CONTRACTOR.

The terms of this Agreement shall be binding upon Contractor and its successors and permitted assigns, provided that assignment by Contractor of this Agreement or any partial or total interest therein without Owner’s and the Lenders’ prior written consent (at their sole and unfettered discretion) shall be null and void.

36.	DISPUTES.

36.1	DISPUTE RESOLUTION.

36.1.1 Any dispute, controversy or claim between the Owner and Contractor that arises out of, under or in connection with this Agreement, including its interpretation, performance, enforcement, termination, validity or breach (each a “Dispute”) shall be subject to resolution under this Article 36, which shall be the exclusive dispute resolution method for any such Dispute. If Owner or Contractor wish to declare a Dispute they shall deliver to the other Party a written notice identifying the disputed issue (a “Notice of Dispute”).

36.1.2 Following the delivery of a Notice of Dispute, the Parties will attempt in good faith to resolve such Dispute promptly through negotiation. If the Dispute has not been resolved within thirty (30) days after the date on which the Notice of Dispute was delivered, then any Party shall be permitted to submit such Dispute to binding arbitration in accordance with Section 36.1.3.

36.1.3 Any Dispute that is not resolved pursuant to Section 36.1.2 shall be exclusively and definitively resolved through final and binding arbitration conducted in accordance with the Rules of Arbitration of the ICC, which (save as modified by this Section 36.1.3) are deemed to be incorporated by reference into this Section 36.1.3.

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(a) The arbitration tribunal shall consist of three (3) arbitrators. One (1) arbitrator shall be appointed by Owner, one (1) arbitrator shall be appointed by Contractor, and the third arbitrator shall be selected by agreement of the first two (2) arbitrators. If either of the first two (2) appointments is not made within thirty (30) Days after the request for arbitration, or if the first two (2) arbitrators fail to agree on a third arbitrator within thirty (30) Days after the later of them has been appointed, the unfilled appointment will be made, at the request of either Owner or Contractor, by the ICC. No arbitrator appointed pursuant to this Section 36.1.3(a) shall be an employee, agent, competitor or former employee, agent or contractor of, or have or have had any material interest (directly or indirectly) in the business of or in any Party or any of its Affiliates. Each arbitrator shall be knowledgeable with respect to engineering, procurement and construction contracts and shall be fluent in the English language.

(b) Unless the Parties agree in writing otherwise:

(1) the seat of arbitration shall be New York, New York, and the language to be used in the proceedings shall be English;

(2) the arbitrators shall, by majority vote, render a written award stating the reasons for their award within three (3) months after any hearing conducted has been concluded. The arbitral award may contain such orders (including orders for specific performance, setoff, other equitable relief or monetary damages) in respect of or affecting any of the Parties (and/or any Loss suffered by any of them), as such arbitral tribunal determines to be appropriate in the circumstances; provided that the arbitral tribunal shall not have the authority to award any indirect, consequential or punitive damages unless, but only to the extent, such damages are expressly permitted hereunder;

(3) the Parties and the arbitral tribunal will ensure that the arbitration proceedings and any documents disclosed in such proceedings are kept strictly confidential;

(4) the Parties may make an application to any court of competent jurisdiction for the obtaining of any evidence from third parties that the arbitrators direct may be relevant to the arbitral proceedings; and

(5) the responsibility for the costs of the arbitration will be determined by the arbitral tribunal.

(c) An arbitral award rendered in accordance with this Section 36.1.3 shall be final and binding on the Parties. The Parties agree that any arbitral award made pursuant to this Section 36.1.3 may be enforced against the Parties or their assets wherever they may be found and that a judgment upon the arbitral award may be entered (and any other applicable relief, including interlocutory relief, may be granted) in any court having jurisdiction on such matters, and subject to their respective obligations contained elsewhere herein, shall take all such actions as are necessary to give full and complete effect to the award which, in accordance with its terms, shall be binding upon and enforceable against them.

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(d) No Party shall be entitled to suspend its performance under this Agreement during the pendency of any Dispute subject to this Section 36.1.3 or during the period during which any defaulting Party is attempting to remedy its non-performance of this Agreement within the periods prescribed therefor in Article 31.

(e) Nothing contained in this Article 36 shall be construed to prohibit any Party from making an application to any court of competent jurisdiction for an order of specific performance or for other injunctive or equitable relief as long as the arbitral tribunal contemplated in this Section 36.1.3 has not yet been formed.

36.1.4 Unless the Parties otherwise agree, no dispute, controversy or claim hereunder shall be consolidated with any other arbitration proceeding involving any third party.

36.2	CONTINUATION OF WORK DURING DISPUTE.

Notwithstanding any Dispute, it shall be the responsibility of Contractor to continue to prosecute all of the Work diligently and in a good and workmanlike manner in conformity with this Agreement. Except to the extent provided in Section 31.5.2, Contractor shall have no right to cease performance hereunder or to permit the prosecution of the Work to be delayed. Owner shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Contractor undisputed amounts in accordance with this Agreement; provided, however, in no event shall the occurrence of any negotiation or arbitration prevent or affect Owner from exercising its rights under this Agreement, including Owner’s right to terminate pursuant to Sections 31.2 and 32.1.1.

37.	INDEPENDENT CONTRACTOR.

37.1	GENERAL.

Contractor is an independent contractor and nothing contained herein (including Section 24.5) shall be construed as constituting any relationship with Owner other than that of owner and independent Contractor, nor shall it be construed as creating any relationship whatsoever between Owner and the Contractor’s employees. Neither Contractor nor any of its employees is or shall be deemed to be employees of Owner. Contractor shall not have the authority to act on behalf of Owner or to bind Owner in any manner, except as expressly set forth herein.

37.2	EMPLOYEES.

Subject to Section 5.2 and Article 24 hereof, Contractor has sole authority and responsibility to employ, discharge and otherwise control its employees.

37.3	RESPONSIBILITY FOR SUBCONTRACTORS, ETC.

Contractor accepts complete responsibility for the acts of its agents, employees, Subcontractors and all others it hires to perform or assist in the performance of the Work.

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38.	NOTICES AND COMMUNICATIONS.

38.1	REQUIREMENTS.

38.1.1 Any Notice, request, proposal for changes, Change Order, and correspondence (including drawings, lists, schedules, instruction books, or statements) required or permitted under the terms and conditions of this Agreement shall be in writing and (a) delivered personally, (b) sent by e-mail with the receiving Party retaining a confirmation receipt (and confirming receipt thereof to sender with respect to non-routine materials), (c) sent by a recognized overnight mail or courier service, with delivery receipt requested (with respect to non-routine materials) or (d) sent by mail (return receipt requested with respect to non-routine materials), to the following addresses (or to such other address that the receiving Party may designate from time to time in accordance with this Article 38); provided, however, Requests for Payment (excluding lien waivers) need only be sent as PDF documents by e-mail in the manner described in sub-section (b):

If to Contractor:

If to Owner:

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38.1.2 Promptly after the occurrence of the Financial Closing Date, Owner shall provide to Contractor the details for the delivery of Notices under this Agreement to the Independent Engineer and the representative(s) for the Lenders.

38.2	EFFECTIVE TIME.

A Notice delivered in accordance with Section 38.1 shall be deemed to have been delivered upon the receipt thereof.

38.3	TECHNICAL COMMUNICATIONS.

Any technical or other communications pertaining to the Work shall be between the Contractor’s Representative and Owner’s Representative or other representatives appointed by the Parties. Each Party shall give Notice to the other of the name of such representative or representatives. The Contractor’s Representative shall be satisfactory to Owner, have knowledge of the Work and be available at all reasonable times for consultation.

39.	FINANCING MATTERS.

Owner contemplates obtaining financing (including any refinancing thereof) for the Facility consisting of one or more construction or permanent loans to be secured by all or a portion of the Facility and its rights under this Agreement and certain equity contributions (the “Financing”). In the event Owner applies for or obtains any Financing, Contractor shall, notwithstanding the existence of any Dispute between the Owner and Contractor, promptly execute or consent to a Consent and Agreement in the form attached hereto as Exhibit F-5 (the “Consent and Agreement”), including any additional terms or provisions reasonably requested by any of the Lenders, an Indemnity Undertaking in favor of the title insurance providers in the form attached hereto as Exhibit F-14 from each of Contractor and the Contractor Guarantor, and such other documents, which are reasonably required by the Lenders in connection with such Financing and which are in form and substance reasonably acceptable to the Parties (collectively, the “Financing Deliverables”); provided, however, that Contractor shall have a reasonable period of time prior to the execution of each Financing Deliverable within which to review any such documents. So long as the Lenders’ requested terms or provisions do not materially change or impact the terms of this Agreement, they shall be deemed reasonable. Contractor shall respond to reasonable requests by the Lenders for certificates and legal opinions as well as information regarding the qualifications, experience, past performance and financial condition of Contractor and other matters pertaining to Contractor’s participation hereunder and in the Facility. Contractor’s obligations under this Article 39 shall extend until at least the end of the Warranty Period.

40.	COMPLIANCE WITH LAWS.

40.1	ANTI-CORRUPTION.

40.1.1 Contractor represents, warrants and covenants that neither it, nor any of its Affiliates (or any of their respective principals, partners or funding sources), is currently (a) a

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Person designated by the U.S. Department of Treasury’s Office of Foreign Assets Control as a “specially designated national or blocked person” (“SDN”) or similar status, (b) a person otherwise identified by a government or legal authority as a person with whom Owner is prohibited from transacting business, (c) directly or indirectly owned or controlled by an SDN or the government of any country that is subject to an embargo by the government of the United States of America or (d) a Person acting on behalf of an SDN or a government of any country that is subject to an embargo by the government of the United States of America. Contractor agrees that it will notify Owner in writing immediately upon the occurrence of any event that subsequently results in any of the designations set forth in this Section 40.1.1.

40.1.2 Each Party shall, in the performance of this Agreement, comply with all laws, orders, directives, and regulations in effect on the Effective Date and as they may be amended from time to time that are applicable to the Party. Notwithstanding anything to the contrary contained herein, this Agreement shall not be interpreted or applied so as to require a Party to do, or to refrain from doing, anything that would constitute a violation of federal or state laws and regulations applicable to it, including the Foreign Corrupt Practices Act of 1977, 15 U.S.C. § 78dd-2, the OECD Anti-Bribery Convention, the U.K. Bribery Act of 2010, E.U. and E.U. member country anti-bribery and corruption laws, laws or regulations restricting participation in or compliance with certain foreign boycotts, directly or indirectly, as contained in the U.S. Export Administration Act of 1979, the U.S. Internal Revenue Code or any similar statute, regulation, order or convention binding on the Party, as each may be amended from time to time, and including implementing regulations promulgated pursuant thereto (collectively, the “Anti-Corruption Laws”). Without limiting the foregoing, each Party agrees on behalf of itself, its Affiliates and their respective directors, officers, employees, agents and contractors, not to pay any fees, commissions or rebates to any employee, officer or agent of the other Party or its Affiliates or their respective shareholders, or provide or cause to be provided to any of them any gifts or entertainment of significant cost or value in connection with this Agreement or in order to influence or induce any actions or inactions in connection with the commercial activities of the Parties in connection with this Agreement. Each Party further agrees to cooperate and conduct its business and activities pursuant to this Agreement in such a manner to ensure that no Party or any of their respective Affiliates is placed in a position of non-compliance with federal and state laws and regulations applicable to it, including any reporting requirements.

40.1.3 Contractor represents, warrants and covenants with respect to itself and its Affiliates that, except as disclosed by the Contractor Guarantor in public filings with the U.S. Securities and Exchange Commission (a) it and its Affiliates are being and have been operated in compliance in all material respects with the Anti-Corruption Laws, (b) neither it nor any of its Affiliates has received any written notice or claim alleging any material violation under any of the Anti-Corruption Laws, and (c) neither it nor any of its Affiliates, nor any of their respective directors, officers, or employees (or, to the best of Contractor’s knowledge and belief, any partner, intermediary or other Person acting or purporting to act on behalf of such party or any of its Affiliates) has knowingly directly or indirectly paid, offered, given, promised to pay or authorized the payment of any money or anything of value to (i) any candidate for public office, any past or present employee, director, officer, official, representative or agent of any government, government or legal authority, instrumentality, or any public international organization (“Government Official”), (ii) any Person acting for or on behalf of any Government Official, or (iii) any other Person at the suggestion, request, direction or for the benefit of any of the above- described Persons to obtain, retain or direct business or to obtain special concessions or pay for favorable treatment for business secured or for special concessions already obtained.

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40.1.4 Neither Contractor nor any of its Affiliates, directors, officers, employees or agents, shall use its relationship with Owner to attempt to disguise the sources of illegally-obtained funds. Contractor further represents and warrants that no such attempt of the sort described in this Section 40.1.4 has been made prior to the Effective Date.

40.2	RECORDS.

Contractor shall keep all records necessary to confirm compliance with Sections 40.1.1 through 40.1.4 for a period of five (5) years following the year for which such records apply. If Owner asserts that Contractor is not in compliance with Section 40.1.1, Section 40.1.2, Section 40.1.3 or Section 40.1.4, Owner shall send Notice to Contractor indicating the type of non-compliance asserted. After giving such Notice, Owner may cause an independent auditor to audit the records of Contractor in respect of the asserted non-compliance. The costs of any independent auditor under this Section 40.2 shall be paid (a) by Contractor, if Contractor is determined not to be in compliance with Section 40.1.1, Section 40.1.2, Section 40.1.3 or Section 40.1.4 or (b) by Owner, if Contractor is determined to be in compliance with Section 40.1.1, Section 40.1.2, Section 40.1.3 and Section 40.1.4.

40.3	EXPORT CONTROLS.

40.3.1 The Parties agree to comply with all applicable United States (“U.S.”) and non-U.S. export control and economic sanctions laws in the performance of this Agreement, including any restrictions or conditions regarding the export, re-export, or other transfer of the Deliverables that are in effect now or are hereafter imposed by the U.S. or other Government Authority. Each Party shall be responsible for its own compliance with applicable export control and economic sanctions laws with regards to their Affiliates, employees, facilities and activities. These restrictions and conditions include (a) restrictions and export licensing requirements governing the export, re-export, or other transfer to other persons, entities, or countries of the Deliverables, (b) restrictions and export licensing requirements governing the export or other transfer of foreign-developed information that incorporates the Deliverables, (c) any applicable U.S. and other restrictions on the export, re-export, or other transfer of the Deliverables to countries, entities and persons that are subject to U.S. or other applicable sanctions, embargoes, or other prohibitions and (d) any applicable U.S. or other restrictions on the export or other transfer of the direct product of U.S. or other origin technical data (collectively, the “Export Controls”). Contractor shall provide Owner written Notice prior to transferring any Deliverable, commodity, software or technology that is: (i) controlled at a level greater than EAR99 under the Export Administration Regulations (“EAR”); or (ii) subject to the jurisdiction of an export control regime other than the EAR.

40.3.2 Each Party acknowledges that the other Party would not have an adequate remedy at law for money damages if the covenants contained in this Section 40.3 were breached and that any such breach would cause the other Party irreparable harm. Accordingly, each Party agrees that, in the event of any breach or threatened breach of the terms of this Section 40.3 by such Party, the other Party, in addition to any other remedies that it may have, shall be entitled, individually or jointly, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

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40.4	SUBCONTRACTORS; INDEMNIFICATION.

40.4.1 Contractor agrees that with regard to any activities conducted pursuant to this Agreement, it will require its Subcontractors to agree to and comply with contractual provisions substantially equivalent to those contained in this Article 40.

40.4.2 Contractor agrees to indemnify and hold Owner, the Owner’s Affiliates and their respective shareholders, directors, officers, employees, agents, consultants or representatives harmless from any claims by Government Authorities for fines and penalties arising out of Contractor’s violation of Anti-Corruption Laws or Export Controls.

41.	MISCELLANEOUS.

41.1	FURTHER ASSURANCES AND EXPENSES.

The Parties undertake to act fairly and in good faith and use their reasonable efforts in relation to the performance and implementation of this Agreement and to take such other reasonable measures as may be necessary for the realization of its purposes and objectives, including, at the request of another Party, without further consideration, promptly executing and delivering or causing to be executed and delivered to such Party such assistance, or consents or other instruments in addition to those required by this Agreement, in form and substance satisfactory to such Party, as such Party may reasonably deem necessary or desirable to implement anything contained herein. Each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement (including in connection with the preparation and negotiation of amendments and Change Orders), which, in the case of Contractor, constitute Non-Reimbursable Costs hereunder.

41.2	RECORD RETENTION.

Contractor agrees to retain for a period of five (5) years from the date of Final Completion all records relating to its performance of the Work, and to cause all Subcontractors engaged in connection with the Work to retain for the same period all their records relating to the Work.

41.3	NO WAIVER.

No waiver of any of the terms and conditions of this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. The failure of a Party to insist, in any instance, on the performance of any of the terms and conditions hereof shall not be construed as a waiver of such Party’s right in the future to insist on such performance.

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41.4	SEVERABILITY.

The invalidity or unenforceability, in whole or in part, of any portion or provision of this Agreement will not affect the validity or enforceability of any other portion or provision hereof. Any invalid or unenforceable portion or provision shall be deemed severed from this Agreement and the balance of this Agreement shall be construed and enforced as if this Agreement did not contain such invalid or unenforceable portion or provision; provided, however, the Parties agree to negotiate in good faith to replace the invalid or unenforceable provision with a valid and enforceable provision that will, to the extent possible, preserve the intended economic positions of the Parties.

41.5	BINDING ON SUCCESSORS.

This Agreement shall be binding on the Parties hereto and on their respective successors, heirs and permitted assigns.

41.6	GOVERNING LAW.

41.6.1 THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Each of the Parties hereby submits to the non-exclusive jurisdiction of the federal courts or state of New York courts with venue in the State of New York for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Parties irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Parties agree that a judgment in any suit, action or proceeding in such a court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law, and each of the Parties waives any defense or objection they may have regarding the validity or enforceability of any such judgment; provided, however, that such judgment shall not constitute a waiver of any rights of appeal. Nothing in this Section 41.6 shall be deemed to modify the provisions of Article 36.

41.6.2 EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

41.7	SET-OFF.

Notwithstanding anything to the contrary contained herein, any and all amounts owing or to be paid by Owner to Contractor hereunder, shall be subject to offset and reduction in an amount equal to any amounts that may be owing at any time by Contractor to Owner hereunder. Further, for the avoidance of doubt, with respect to anything contained herein that allows Owner to offset, set-off or draw against any Performance Security any amount then owed to Contractor, Owner shall have the express right to include in the amount offset, set-off or drawn under such Performance Security all of the reasonable costs and expenses it incurs in connection with enforcing such provision (including reasonable attorneys’ and other consultants’ fees).

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41.8	AMENDMENT.

No amendment, modification or supplement of or to this Agreement shall be binding and effective unless in writing and signed by all of the Parties.

41.9	HEADINGS FOR CONVENIENCE ONLY.

The headings of the various sections contained herein are not part of this Agreement and are included solely for convenience of the Parties.

41.10	NONDISCRIMINATION.

Contractor agrees that in the performance of the Work under this Agreement, it will not knowingly violate any applicable Laws prohibiting discrimination in employment.

41.11	COUNTERPART EXECUTION.

This Agreement may be executed by the Parties in any number of counterparts (and by each of the Parties on separate counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The .pdf or electronic signatures of the Parties shall be deemed original signatures, and .pdf or electronic copies hereof shall be deemed to constitute duplicate originals.

41.12	THIRD-PARTY BENEFICIARIES.

Except with respect to the rights of successors and permitted assigns as provided herein, any Person who purchases, leases or takes a security interest in an undivided interest in the Facility (including the Lenders) and the rights of indemnitees under Article 30, (a) nothing contained herein nor any action taken hereunder shall be construed to create any duty, liability or standard of care to any Person that is not a Party, (b) no person that is not a Party shall have any rights or interest, direct or indirect, in this Agreement or the services to be provided hereunder and (c) this Agreement is intended solely for the benefit of the Parties, and the Parties expressly disclaim any intent to create any rights in any third party as a third-party beneficiary to this Agreement or the services to be provided hereunder.

41.13	SURVIVAL OF OBLIGATIONS.

Notwithstanding anything to the contrary contained herein, any termination of this Agreement shall not relieve (a) any Party of its obligations with respect to confidentiality as set forth herein, (b) any Party of any obligation hereunder which expressly or by implication survives termination hereof (including the provisions of Articles 17, 21, 24, 29, 30, 36 and 41 and Section 6.4) and (c) any Party of its obligations or liabilities for loss or damage to another Party arising out of or caused by acts or omissions of such first Party prior to the effectiveness of such termination or arising out of such termination, and shall not relieve Contractor of its obligations and liabilities for the portions of the Work already performed prior to the date of termination.

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41.14	ENTIRE AGREEMENT.

This Agreement embodies the entire agreement among the Parties relating to the specific subject matter hereof and supersedes all prior written agreements regarding the subject matter hereof. The Parties shall not be bound by or liable for any documents proposed or submitted prior to the Effective Date and not incorporated into (by reference or otherwise) or referred to in this Agreement, or by or for any statement, representation, promise, inducement or understanding of any kind or nature relating to the Work or any other matter covered by this Agreement which is not set forth or provided for herein. All waivers, releases, exclusions of and limitations on liability and remedies expressly stated herein shall apply to the Parties and their respective Affiliates and employees, regardless of whether arising in contract, warranty, tort (including negligence), statutory or strict liability or otherwise.

41.15	RELATIONSHIP.

Nothing contained herein shall be deemed to constitute, create, give effect to, constitute any commitment to, or otherwise recognize or contemplate a joint venture, partnership or formal business entity of any kind, and the rights and obligations of the Parties shall be expressly limited only to those expressly set forth herein. Except as provided in Exhibit Z, there shall be no other or implied obligations hereunder, including any obligation or commitment in respect of the second phase of CP2 LNG (excluding LPS4) having a nameplate capacity of five decimal six (5.6) MTPA.

41.16	LIMITED RECOURSE.

The Parties’ sole recourse for any damages or liabilities due pursuant to this Agreement shall be limited to the remedies provided under the Contractor Guarantee, the Performance Security and the assets of the other Party and, except as provided in the Contractor Guarantee, without recourse individually or collectively to the assets of the members or the Affiliates of any other Party, the Lenders or their respective directors, agents, members, shareholders, managers, employees, representatives, partners and officers.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

VENTURE GLOBAL CP2 LNG, LLC
By: /s/ Jonathan Thayer
Name: Jonathan Thayer
Title: Chief Financial Officer
WORLEY FIELD SERVICES INC.
By: /s/ Mark Trueman
Name: Mark Trueman
Title: Group President, Americas

[EPC Agreement Signature Page]

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EXHIBIT A

SCOPE OF WORK; APPLICABLE CODES AND STANDARDS

[Omitted]

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EXHIBIT B

COMPENSATION

[Omitted]

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EXHIBIT B-1

DIRECT COSTS AND NON-REIMBURSABLE COSTS

1.	Direct Costs.

1.1	Direct Costs are comprised of Direct Labor Costs and Other Direct Costs.

1.1.1

“Direct Labor Costs” means the Non-Craft Direct Labor Costs and the Craft Direct Labor Costs, in each case, incurred by Contractor with respect to the performance of the Reimbursable Work, excluding in all cases any Non-Reimbursable Costs.

(a)

“Non-Craft Direct Labor Costs” or “Staff” as used herein means, with respect to each category of Contractor’s non-craft employees identified in Exhibit C and the Personnel Authorization Assignment Form (PAAF), (i) the actual, verifiable and documented hours worked by such Contractor non-craft employees in the performance of the Reimbursable Work multiplied by (ii) the applicable rates set forth in Exhibit C for such Contractor non-craft employees.

(b)

“Craft Direct Labor Costs” means, with respect to each category of Contractor’s craft employees identified in Exhibit C and the Personnel Authorization Assignment Form (PAAF), (i) the actual, verifiable and documented hours worked by such Contractor craft employees in the performance the Reimbursable Work multiplied by (ii) the applicable rates set forth in Exhibit C for such Contractor craft employees.

1.1.2

“Other Direct Costs” means the actual, verifiable and documented expenditures, other than (i) Direct Labor Costs (which shall be paid in accordance with Section 1.1.1 above even when incurred in connection with (a) through (ee) below); and (ii) Contractor’s G&A (described in Section 3 below), incurred by Contractor while performing the Reimbursable Work, excluding in all cases any Non-Reimbursable Costs. Other Direct Costs include all costs incurred in connection with the Work including, without limitation, the following items, without duplication, unless such items are expressly stated to be Non-Reimbursable Costs:

(a)

Facility expenses (including all payments made by Contractor to Subcontractors in connection with the performance of the Reimbursable Work), less amounts reimbursed or credited to Contractor by Subcontractors (including back charges for Work performed by Contractor to complete Subcontractor work or remedy Subcontractor Defects and Deficiencies, liquidated damages or otherwise);

(b)

the cost of all Materials, plus related transportation, temporary storage for logistics receiving, protection and preservation, services of freight forwarding agents including logistics, boxing, packing, export preparation, customs clearance and import duties required for the performance of the Reimbursable Work;

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(c)	the cost of Permits required to be obtained by Contractor in the performance of the Reimbursable Work;

(d)

the costs of third party consultants, subject to Owner’s prior approval (such approval not to be unreasonably withheld), and of manufacturers’ supervisors, service and commissioning engineer / technicians and vendor service representatives required by Contractor to perform the Reimbursable Work;

(e)

the cost of inspection fees or other fees paid to Government Authorities or third party inspectors, required by Government Authorities to be paid by Contractor in the performance of the Reimbursable Work;

(f)	Contractor Taxes as provided for in Section 34.1 of the Agreement;

(g)	Specialized computer software or licenses, subject to Owner’s prior approval;

(h)

all costs incurred by Contractor for repairing or replacing Defects or Deficiencies as provided for in Section 20.1.1 of the Agreement, including Subcontractor costs to repair or replace Defects or Deficiencies (to the extent payable to Subcontractors) and the cost of the enforcement of Subcontractor warranties with respect to the Reimbursable Work;

(i)

all costs incurred by Contractor for remedying physical damage to the Reimbursable Work or the property of Owner, its Affiliates, Owners Contractors, subcontractors and vendors and any and all costs to remove and reinstall the same;

(j)	currency forward contracts, hedges and options entered into by Contractor with Owner’s prior approval solely with respect to the performance of the Reimbursable Work;

(k)

Contractor staff and craft relocation costs in accordance with Contractor’s relocation policy, as provided to Owner in writing and approved by Owner (such approval not to be unreasonably withheld), cost of living adjustment, uplifts, incentives, travel and subsistence expenses, per diem, safety and performance incentives, in each case, only if such costs were incurred by Contractor in connection with the performance of the Reimbursable Work;

(l)

Staff travel expenses reasonably required to perform the Reimbursable Work, including temporary duty costs, audits, and meetings at the Job Site or Owner’s offices. Travel costs for international travel that is required to perform the Reimbursable Work shall be pre-authorized by Owner. Travel shall be consistent with Contractor standard procedures, Owner Standards and subject to the following requirements:

(1)	travel policies approved by Owner;

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(2)	travel time shall be billed at the applicable labor billing rate set forth in Exhibit C and the Personnel Authorization Assignment Form (PAAF), unless pre-authorized in writing by Owner; and

(3)	mileage for personal vehicles shall be billed per Contractor’s normal mileage reimbursement policy.

(m)	NOT USED;

(n)

Job Site infrastructure, offices, lay down areas, temporary facilities (including offices, furnishings, fixtures, utilities, sewer, firewater systems and water), lunchrooms, craft support, facilities, safety facilities, safety and QA/QC equipment and testing apparatus, security, first aid, site cleaning or clearing as required, trash disposal, sanitary facilities, janitorial services, photography, model photographs, general drawing and office supplies (including but not limited to paper, pencils, pens, file folders, printed forms, stationary, paper cutters, staplers, drawing racks and computer discs), communications, reproduction or other graphic services, copy machines (including installation and maintenance) and all other equipment, materials, and specialty items and services required to complete the Reimbursable Work;

(o)

Hourly rates or unit rates, as specified in Exhibit C, incurred in connection with Reimbursable Work including module fabrication, ship offloading of Owner Furnished Equipment and Materials and barge transfer of modules to barges for transport to the Job Site. Hourly rates and unit rates shall apply equally and without adjustment to performance of all Work, regardless of (i) large or small quantities, (ii) elevations, (iii) positions within any applicable Facility module or component, (iv) location within the Job Site, (v) accessibility, (vi) constraints of the work permit system and Commissioning activities or (vii) and any other factor that would affect productivity in the completion of the applicable Work, including Work executed on transportation barges;

(p)

Contractor and Subcontractor cost of construction equipment, including equipment on standby as defined in the Facility equipment plan and equipment for Pre- Commissioning, Commissioning and start-up at the Job Site, required to perform the Reimbursable Work. Owner approval shall be required for the Facility equipment plan and any stand-by other than short term stand-by of equipment; when stand-by is not approved then demobilization and remobilization costs shall be applicable. All Contractor owned equipment shall be charged at the rates set forth in Exhibit C. Construction equipment charges shall be consistent with the following:

(1)	mobilization and demobilization expenses (including unavoidable cancellation charges from Subcontracts upon termination) will be charged to Owner at the

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cost incurred by Contractor for equipment in the Mobilization Plan that is approved by Owner (such approval not to be unreasonably withheld);

(2)	each of (i) tires and tracks using the rates set forth in Exhibit C, (ii) labor and materials for long-term maintenance repairs and other service and repairs, and (iii) fuel, oil, and grease;

(3)	Operators are not included in the stated rates for equipment;

(4)	Third party rentals will be invoiced at cost;

(5)	equipment will not be overhauled/painted prior to removal from the Job Site; and

(6)

Contractor equipment assigned to the Work will be charged to Owner, and shall not exceed fifty (50) hours per week for the first shift unless approved by Owner. Equipment utilized on the approved equipment plan on a second shift shall be billed shall not exceed twenty (20) hours per week unless approved by Owner. To the extent that equipment is equipped with a smart meter that shows actual utilization, and the meter shows utilization of hours in excess of fifty (50) hours for day shift and twenty (20) hours for night shift if assigned, the equipment will be billed based on the actual meter hours. Equipment that is expected to have smart meters includes but not is limited to cranes, dozers, back hoes, roller/vibrators. Equipment charges apply to equipment which is verifiable and documented that is on standby for Work, Owner shall be notified weekly of all equipment on stand-by. To the extent the Contractor decides to pre-stage equipment prior to use, mobilizes equipment without prior Owner authorization, or equipment is stored on the Job Site prior to removal, neither storage nor equipment utilization will be invoiced. Contractor shall notify Owner of all pre-stage or stored equipment on the Job Site. Contractor shall provide a copy of the approved Mobilization Plan, proof of equipment utilization in the form of weekly equipment utilization summary timesheets signed by authorized Owner personnel for all equipment utilized. In the event equipment is approved for standby by Owner, equipment charges, as set forth in Exhibit C, shall apply. In order to substantiate equipment charges in Contractor’s invoice, Contractor shall provide proof of standby authorization, and provide weekly summary timesheet signed by Company authorized personnel for all equipment on standby.

(q)

commodities, supplies, rental tools, loss or damage to tools not included with ST&S, re-assembly of equipment after inspections or transportation, consumables, skip boxes, scaffolding replacement components, Connex and freight containers, and personnel protective equipment;

(r)

costs of commercial testing and inspection laboratories, soils testing and analysis consultants, x-ray testing/NDE/NDT, concrete and soil testing, stress relieving kits and supplies, etc. and similar third-party services required for the performance of the Reimbursable Work;

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(s)

rental costs for vehicles for Contractor personnel necessary for the performance of the Reimbursable Work, only if such rental costs were incurred in compliance with Contractor’s vehicle rental policy, Owner’s Standards and per Owner’s prior approval with respect to any changes to the vehicle rental policy or equipment plan. Aggregate rental costs for any vehicle shall not exceed the vehicle’s fair market value;

(t)	Hazardous Substance cleanup, subject to the limitations set forth in Section 3.8.46 and Section 30.1.2 of the Agreement;

(u)

miscellaneous Job Site expenses necessary to perform the Reimbursable Work, including expenses to acquire, purchase, lease or pay for furniture, phones, copiers, printers, plotters, facsimile equipment, mail service, internet service, computers, training materials and equipment, networks, courier services, internal and external photocopying, related petty cash items, temporary facilities and supplies, utilities, miscellaneous Job Site services, specialty software requested by Owner or not normally used by Contractor and software maintenance (so long as notified to Owner prior to use);

(v)	Facility-specific entertainment and incentives consistent with Contractor policies, with any expense exceeding [***] per event requiring Owner’s prior approval;

(w)

consumable spares and fluid fills of lubricants, all liquids and chemicals such as catalysts, chemicals, water, nitrogen, coolants, greases, lubricants, refrigerants and any topping off of these items and similar supplies, in each case required for construction, Pre-Commissioning, Commissioning and start-up;

(x)	Safety supplies and equipment (including PPE) for the Reimbursable Work;

(y)	costs incurred in replacing operating and Commissioning Spare Parts borrowed from Owner’s inventory (excluding Spare Parts used in connection with Corrective Work);

(z)	costs incurred in obtaining and maintaining Facility-specific insurance policies required under the Agreement;

(aa)

costs of Facility-specific project attorney personnel hours and expenses as well as external attorney and claims consultant costs (specifically including for Subcontractor and Agent For Contractor claims) incurred by Contractor while performing the Reimbursable Work as provided for in Section 23.1.4 of the Agreement, but excluding attorney hours and expenses attendant to any dispute between Owner and Contractor/Guarantor arising under the Agreement or the Contractor Guarantee;

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(bb)	costs to provide the Performance and Payment Bonds to Owner required under Section 9.2.1 of the Agreement;

(cc)	costs incurred by Contractor for Permitted Liens;

(dd)	uninsured losses and deductibles described in the Agreement; and

(ee)

costs associated with Subcontractor and Agent For Contractor change orders and claims including all settlement amounts, as provided for in Section 23.1.4 of the Agreement, to the extent not addressed in clause (aa).

Notes:

1. If there is no applicable rate contained in Exhibit C to the Agreement for any item, then a new rate shall be agreed by pro-rating, extrapolating or interpolating from rates for similar work contained within Exhibit C to the Agreement. Should there be no similar items, a new rate shall be calculated from analysis agreed between Owner and Contractor based on similar labor productivity to that in the rates in Exhibit C to the Agreement. The Contractor shall provide sufficient detail to demonstrate that the labor productivity used for new rates is compatible with those used in the Agreement. Once agreed, the new rates shall remain valid for the duration of one year and be adjusted yearly thereafter in accordance with Exhibit C.

2. In the event Contractor incurs a Direct Cost in a currency other than Dollars, Contractor shall convert the amount of such Direct Cost to Dollars using the official rate of foreign exchange between such currency and the Dollar published by the central bank or comparable national monetary authority of the jurisdiction to which such other currency relates on the Business Day immediately preceding the day on which such Direct Cost is invoiced to Owner in a Request for Payment. Contractor shall include details of the calculation of such rate of foreign exchange together with the relevant Request for Payment. In no event shall Owner be responsible for Contractor’s foreign exchange hedging costs or other currency hedges except to the extent approved in accordance with clause (j) above.

2.	Non-Reimbursable Costs.

Non-Reimbursable Costs include costs or expenses incurred by Contractor related to the following items:

(a)	Taxes based on or related to the net income, capital or net worth of Contractor or any Subcontractor;

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(b)

costs and expenses incurred in connection with corporate training recruiting and corporate meetings not directly related to the Work, or public and/or business relations not directly related to the Work;

(c)	Liquidated damages required to be paid under the Agreement;

(d)	Amounts required to be paid under Section 5.1.2, Section 30.1.2 or Section 40.3.2 of the Agreement;

(e)	Any costs, expenses or other items included in Contractor’s G&A as listed in Section 3 below;

(f)	Any additional general and administrative expenses, fees or mark-up of a Contractor Affiliate;

(g)	Sales and use taxes on construction owned equipment and Contractor’s machinery, materials and other equipment to the extent not constituting a Direct Cost;

(h)	Owner Costs and Direct Costs for Indemnified Liens;

(i)

Owner Costs and Direct Costs to discharge and settle Subcontractor and Agent For Contractor claims arising from and solely attributable to the Gross Negligence or Willful Misconduct of Senior Supervisory Personnel;

(j)	Costs, fees and expenses incurred by Contractor or required to be paid to Owner to the extent of Contractor’s obligations under Sections 30.1.1, 30.1.2 and 30.1.3 of the Agreement;

(k)

Amounts required to be paid by Contractor under Section 31.3 of the Agreement, it being understood that such amounts shall not be treated as a Non-Reimbursable Cost for the purposes of Section 21.1(e) of the Agreement;

(l)	incidental, indirect, punitive or consequential damages or for loss of profit, product, revenue, contract or use to the extent waived by Owner pursuant to Section 21.2 of the Agreement;

(m)	Corrective Work performed during any Warranty Period in respect of which Substantial Completion was achieved prior to termination;

(n)

costs and expenses of any work outside the Scope of Work described in Exhibit A of the Agreement that was performed by Contractor prior to its having received an executed Change Order or authorization from Owner;

(o)	costs and expenses of performing that portion of the Work that Contractor knows to be a violation to any Laws or Permits;

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(p)	Contractor’s repayment to Owner of amounts previously paid by Owner under this Agreement that were determined to be a Non-Reimbursable Cost;

(q)	costs and expenses incurred by Contractor in connection with Section 30.1.1 of the Agreement;

(r)	costs of attorney hours and expenses attendant to any dispute between Owner and Contractor/Guarantor arising under the Agreement or the Contractor Guarantee;

(s)

the amount of any arbitral award rendered in favor of Owner under Section 36.1.3 of the Agreement and the costs of such arbitration to the extent it is determined by the tribunal that Contractor should be responsible for such costs; it being understood that such amounts shall not be treated as a Non-Reimbursable Cost for the purposes of Section 21.1(e) of the Agreement;

(t)	Contractor’s capital or financing costs, including principal or interest on capital used for performance of the Work;

(u)	Amounts that Contractor is obligated to reimburse to Owner specified within the Agreement;

(v)	charitable contributions, unless approved in advance by Owner;

(w)	Contractor’s costs incurred to achieve the “make good” obligations under Section 15.3.4 of the Agreement, except as provided in Section 15.3.4 of the Agreement;

(x)	any cost or expense described in Section 1 that (1) is not auditable and verifiable by Contractor’s accounts and records or (2) was improperly incurred without Owner’s approval where required;

(y)	any cost or expense paid to a Subcontractor that was not due and owing to such Subcontractor in accordance with the express terms of the relevant Subcontract or this Agreement; and

(z)

per-occurrence costs or expenses exceeding One Thousand Dollars ($1000) incurred by Contractor or any Subcontractor for dinners, lunches, social events or team building event, to the extent not approved by Owner.

3.	Contractor’s G&A

A multiplier of (i) [***] for all Direct Costs (other than Tax Costs) and (ii) [***] for all Tax Costs (each the “G&A Multiplier”) will be applied across all Direct Costs for G&A recovery in accordance with the definition of Contractor’s G&A . The G&A Multiplier will recover the following overhead costs:

a)	Home Office Executive Management

b)	Corporate Equipment Administration

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c)	Marketing

d)	Corporate Accounting/Financial Reporting/Financial Analysis

e)	Corporate Risk Management Staff

f)	Human Resources (excluding Facility assigned Human Resources staff)

g)	Corporate Tax Staff (unless addressing Owner tax benefits)

h)	Corporate I/T Staff and I/T Infrastructure

i)	Corporate Treasury/Cash Management

j)	Internal Audit

k)	Corporate Training and Corporate Events

l)	Division and District Managers

m)	Corporate Legal Staff (non Facility-specific)

n)	Employee Benefit Administration

o)	Corporate offices and Corporate vehicles

p)	Corporate telecommunications and computer hardware

q)	Corporate Software and licenses

In no event shall the G&A Multiplier apply to any general and administrative expenses, fees or mark-up of a Contractor Affiliate, except for those items in 1.1.1 of this Exhibit B-1.

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EXHIBIT B-2

[RESERVED]

[NOT USED]

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EXHIBIT B-3

TARGET PRICE COMPONENTS

Direct Costs:	[***]

Contractor’s G&A:	[***]

Contractor’s Margin:	[***]

Target Price:	[***]

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EXHIBIT B-4

COVER COSTS EXAMPLES

[Omitted]

1

EXHIBIT B-5

PAYMENT PROCEDURES

[Omitted]

1

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EXHIBIT C

CONTRACTOR RATES

[Omitted]

1

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EXHIBIT D

SCHEDULE MILESTONES

[Omitted]

1

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EXHIBIT E

PROJECT SCHEDULE

[Omitted]

1

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EXHIBIT F

CONTRACT FORMS

[Omitted]

1

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EXHIBIT F-1

FORM OF CONTRACTOR CERTIFICATE FOR PARTIAL WAIVER OF LIENS

[Omitted]

Execution Version

EXHIBIT F-2

FORM OF SUBCONTRACTOR CERTIFICATE FOR PARTIAL WAIVER OF LIENS

[Omitted]

Execution Version

EXHIBIT F-3

FORM OF CONTRACTOR CERTIFICATE FOR FINAL WAIVER OF LIENS

[Omitted]

Execution Version

EXHIBIT F-4

FORM OF SUBCONTRACTOR CERTIFICATE FOR FINAL WAIVER OF LIENS

[Omitted]

Execution Version

EXHIBIT F-5

FORM OF CONSENT AND AGREEMENT

[Omitted]

Execution Version

EXHIBIT F-6

FORM OF CONTRACTOR GUARANTEE

[Omitted]

Execution Version

EXHIBIT F-7

FORM OF REQUEST FOR PAYMENT

[Omitted]

Execution Version

EXHIBIT F-8

FORM OF LIMITED NOTICE TO PROCEED

[Omitted]

Execution Version

EXHIBIT F-9A

PERFORMANCE BOND

[Omitted]

EXHIBIT F-9B

FORM OF PAYMENT BOND

[Omitted]

Execution Version

EXHIBIT F-10

FORM OF CHANGE ORDER

[Omitted]

Execution Version

EXHIBIT F-11

FORM OF LNG PRODUCTION SYSTEM

MECHANICAL COMPLETION CERTIFICATE

[Omitted]

Execution Version

EXHIBIT F-12

FORM OF LNG PRODUCTION SYSTEM RFSU CERTIFICATE

[Omitted]

Execution Version

EXHIBIT F-13

FORM OF NOTICE TO PROCEED

[Omitted]

Execution Version

EXHIBIT F-14

FORM OF TITLE INSURANCE INDEMNITY AGREEMENT UNDERTAKING

[Omitted]

Execution Version

EXHIBIT F-15

FORM OF PAYMENT STATUS AFFIDAVIT

[Omitted]

Execution Version

EXHIBIT F-16

FORM OF SUBCONTRACTOR’S PAYMENT STATUS AFFIDAVIT

[Omitted]

Execution Version

EXHIBIT F-17

FORM OF CERTIFICATE OF ACHIEVEMENT

[Omitted]

Execution Version

EXHIBIT F-18

FORM OF CERTIFICATE OF SCHEDULE MILESTONE ACHIEVEMENT

[Omitted]

Execution Version

EXHIBIT G

TRAINING REQUIREMENTS

[Omitted]

1

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EXHIBIT H

SCHEDULE OF MAJOR VENDORS

[Omitted]

1

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EXHIBIT I

PROGRESS REPORTING AND PROJECT MEETINGS

[Omitted]

1

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EXHIBIT J

DOCUMENT CONTROL AND INFORMATION MANAGEMENT

[Omitted]

1

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EXHIBIT K

LIST OF CONTRACTOR’S KEY PERSONNEL

[Omitted]

1

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EXHIBIT L

PERMITS, LICENSES AND GOVERNMENT APPROVALS

[Omitted]

1

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EXHIBIT M

RELIED UPON INFORMATION

[Omitted]

1

EXHIBIT N

OWNER SUPPLIED INFORMATION

[NOT USED]

1

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EXHIBIT O

SCHEDULE OF MAJOR SUBCONTRACTORS

[Omitted]

1

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EXHIBIT P

MECHANICAL COMPLETION, COMMISSIONING, START-UP AND

SUBSTANTIAL COMPLETION

[Omitted]

1

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EXHIBIT Q

OWNER PERSONNEL

[Omitted]

1

Execution Version

EXHIBIT R

DEMONSTRATION TESTS AND PERFORMANCE TESTS

[Omitted]

1

EXHIBIT S

LNG PRODUCTION SYSTEM HANDOVER PACKAGES

[Omitted]

1

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EXHIBIT T

REQUIREMENTS FOR SIMULTANEOUS OPERATIONS

[Omitted]

1

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EXHIBIT U

HEALTH, SAFETY, SECURITY AND ENVIRONMENTAL REQUIREMENTS

[Omitted]

1

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EXHIBIT V

FIRST FILLS AND CATALYSTS

[Omitted]

1

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EXHIBIT W

OPEN COST ITEMS

[Omitted]

1

EXHIBIT X

COST OVERRUN AND COST SAVING ADJUSTMENTS

The purpose of this Exhibit is to describe the process for calculating the amount of any adjustment to the cost overrun and cost saving values in Section 8.2.1 and Section 8.3.1 of the Agreement, respectively (the “Values”), on the basis of any changes in the cost of craft labor, craft per diem, subcontracts, materials and equipment. For additional clarification, Staff Labor escalation is already included in the Target Price in accordance with Exhibit C and is not entitled to adjustment. This Exhibit X does not address the adjustments to the Project Schedule that may be required under Article 12 of the Agreement.

Adjustment Principals

•

The Values will be increased or decreased based on the adjustments to the cost of subcontracts, materials and equipment determined pursuant to this Exhibit X. A cost adjustment (as defined below) will result in an adjustment to the Values in Section 8.2.1 and to the Values in Section 8.3.1 of the Agreement.

•	If the maximum cumulative adjustment is determined to be less than [***], the Values shall not be adjusted.

Craft Labor and Craft Per Diem

Rates in Exhibit C are valid through Final Substantial Completion but can be modified as follows:

For Craft Labor and Craft Per Diem escalation, and in accordance with Exhibit C-2.1 and C-4.0, the following will be used to analyze and determine if an adjustment is warranted. Any such agreed adjustment to the craft labor and or per diem rates shall be documented in a letter agreement between the Parties and implemented via the project trending process, which shall be effective to adjust the rates in Exhibit C-2.1 and C-4.0. Any such letter agreement documenting a craft labor and or per diem rate adjustment shall also document a corresponding adjustment to the Values in Section 8.2.1 and Section 8.3.1, which shall be determined by multiplying the agreed adjustment by the relevant forecasted craft hours remaining in the relevant craft labor categories.

Contractor shall continually monitor craft labor market conditions including wage and per diem (craft compensation) trends in the US Gulf Coast during the construction phase of the Project. If Contractor reasonably believes through evaluation of data (listed below) that the craft labor rates and / or per diem rates need to be adjusted in order to appropriately staff the Project in alignment with expected rates (requisition fill time, absenteeism, turn over), it shall propose such adjustments to the craft labor rates and or per diem in Exhibit C-2.1 and C-4.0. The Parties will promptly meet, review the data developed by the Contractor and the proposed adjustments to the craft labor rates and or per diem as required, which proposed adjustment shall not be unreasonably denied. At a minimum the analysis shall be based on the following:

1

•

Wage rate and per diem indices prepared by Alpha Resources (or other provider, local or regional consultants, competitor wage surveys, competing projects actual compensation reports as approved by Owner) and,

•	Project employment metrics provided by Contractor relating to project specific turnover, absenteeism, productivity rates, requisition fill times, and forecasted labor needs.

Subcontracts, Materials and Equipment Adjustment

•	The review of aggregate adjustments shall not be done more frequently than a quarterly basis commencing with Notice to Proceed.

•

The Owner and the Contractor shall agree to the index or indices for every material, equipment, or subcontract package greater than [***] dollars within [***] days of the Effective Date. If an individual package is less than [***], it is not subject to adjustment.

•

The calculation of an index adjustment shall be determined by taking the original estimated cost of the package and multiplying by the change in the index value from the effective date and the package award date.

•

The adjustment will be based on the lesser of the actual price for the package, or the impact of the agreed upon index or indices for that package; minus all estimate error, estimate miss, estimate omission, design development, quantity growth or Owner directed change values.

•	If the adjustment of any individual package is deemed less than [***], no adjustment will be made.

•	Materials pricing shall be adjusted by the percentage change in the relevant commodity reflected in the Nucor Steel Pricing or IHS Market analysis.

Procedure

•

Within [***] days following the Effective Date, and then no more frequently than a quarterly basis thereafter, the Contractor shall provide an updated listing of all material, procurement, or subcontract packages greater than [***].

•

The listing shall include package, WBS Code(s), original budget value, original quantity(s), award quantity(s), award value, award date, index or indices, and values of adjustments for estimate error, estimate miss, estimate omission, design development, quantity growth or Owner directed change values, net reduction value, net adjustment value (award value less reductions).

2

Examples

[***]

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Execution Version

EXHIBIT Y

COORDINATION PROCEDURE

[Omitted]

1

EXHIBIT Z

CP2 PHASE 2 EPC TERM SHEET

[Omitted]